UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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PROGINET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROGINET CORPORATION
200 Garden City Plaza
Garden City, NY 11530

August 6, 2010
Dear Stockholder:

You are cordially invited to attend a special meeting of Proginet stockholders to be held on Tuesday, September 14, 2010, starting at 3:30 p.m. Eastern Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Proginet would be acquired by TIBCO Software Inc.  We entered into this merger agreement on June 21, 2010.  If the merger is completed, you, as a holder of Proginet common stock, will be entitled to receive $1.15 in cash, without interest and less any applicable withholding taxes, for each share of Proginet common stock owned by you at the effective time of the merger, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Proginet and our stockholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting to a later date or time, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the merger agreement.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot consummate the merger unless the merger agreement is adopted by the affirmative vote of a majority of the outstanding shares of our common stock. Therefore, the failure of any stockholder to vote in favor of or submit a proxy in favor of the adoption of the merger agreement will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about Proginet from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of common stock, please call Kingsdale Investor Services Inc., our proxy solicitor, at its North American toll-free number (877) 659-1824 or at (416) 867-2272 outside of North America, or email Kingsdale at contactus@kingsdaleshareholder.com ..

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Sandison Weil
President and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency or any Canadian provincial securities regulatory authority has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

This proxy statement is dated August 6, 2010, and is first being mailed to stockholders on or about August 9, 2010.

PROGINET CORPORATION
200 Garden City Plaza
Garden City, NY 11530

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
September 14, 2010

To the Stockholders of Proginet:

A special meeting of stockholders of Proginet Corporation, a Delaware corporation, or Proginet, will be held on Tuesday, September 14, 2010, starting at 3:30 p.m. Eastern Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174, for the following purposes:

1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 21, 2010, among Proginet Corporation, TIBCO Software Inc., a Delaware corporation, and Perseus Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of TIBCO, as it may be amended from time to time, pursuant to which Proginet will be acquired by TIBCO.

2.
To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the merger agreement.

3.	To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has specified the close of business on July 30, 2010 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting.  Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Stockholders are entitled to one vote for each share of Proginet common stock held of record by such stockholder as of the record date.

Under Delaware law, Proginet stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy prior to the special meeting to ensure that your shares will be present in person or represented at the special meeting.  Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting to a later date or time, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the merger agreement.  If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.  Your prompt attention is greatly appreciated.

THE PROGINET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES AT THE TIME OF SUCH ADJOURNMENT TO ADOPT THE MERGER AGREEMENT.

By Order of the Board of Directors,

SANDISON WEIL
President and Chief Executive Officer
Garden City, New York

Page
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	80
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	83
WHERE YOU CAN FIND MORE INFORMATION	83
Annex A: Agreement and Plan of Merger
Annex B: Opinion of America ’ s Growth Capital LLC
Annex C: Form of Voting Agreement
Annex D: Section 262 of the General Corporation Law of the State of Delaware

SUMMARY

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. We sometimes make reference to Proginet Corporation and its subsidiaries in this proxy statement by using the terms “Proginet,” the “company,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger (Page 24)

The Agreement and Plan of Merger, dated as of June 21, 2010, which we refer to as the merger agreement, among Proginet, TIBCO Software Inc. (which we refer to as "TIBCO"), and Perseus Acquisition Corporation (which we refer to as "Merger Sub"), provides that Merger Sub, a wholly-owned subsidiary of TIBCO, will merge with and into Proginet. As a result of the merger, Proginet will become a wholly-owned subsidiary of TIBCO.  Upon completion of the proposed merger, shares of Proginet’s common stock will no longer be quoted on any quotation system.  At the effective time of the merger, each outstanding share of Proginet common stock (other than shares of Proginet common stock held by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware law, as described in this proxy statement) will be converted into the right to receive $1.15 in cash, without interest and less applicable withholding taxes.  We refer to the $1.15 per share in this proxy statement as the per-share merger consideration.

The Special Meeting (Page 20)

Date, Time and Place. The special meeting will be held on Tuesday, September 14, 2010, starting at 3:30 p.m. Eastern Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174.

Purpose. You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Proginet common stock at the close of business on July 30, 2010, the record date for the special meeting. You will have one vote for each share of Proginet common stock that you owned on the record date. As of July 30, 2010, the record date there were 17,226,624 shares of Proginet common stock issued and outstanding and entitled to vote.  At least 34% of Proginet common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of the special meeting.  In the event that a quorum is not present at the special meeting, the meeting may be adjourned to solicit additional proxies.

Vote Required. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Proginet common stock.  Approval of any proposal to adjourn the special meeting to a later date or time, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the merger agreement requires the affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, even if less than a quorum.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card by mail, or by voting in person at the special meeting.  If you do not return your proxy card or attend the special meeting and vote in person, your shares of Proginet common stock will not be voted, which will have the same effect as a vote “ AGAINST ” the adoption of the merger agreement. Even if you plan to attend the special meeting, if you hold your shares of common stock in your own name as the stockholder of record, please cause your shares to be voted by completing, signing, dating and returning the enclosed proxy card.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “ FOR ” the proposal to adopt the merger agreement and “ FOR ” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, if applicable.

If your shares of Proginet common stock are held in “street name,” you should instruct your broker, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker or nominee. If your shares of Proginet common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the special meeting.  If you fail to provide your nominee with instructions on how to vote your shares of Proginet common stock, your nominee will not be able to vote such shares at the special meeting. Because the adoption of the merger agreement requires an affirmative vote of a majority of the outstanding shares of Proginet common stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote “ AGAINST ” the proposal to adopt the merger agreement.

Because the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, even if less than a quorum, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Revocability of Proxy. Any stockholder of record of Proginet common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to Proginet’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting); or

•	delivering a new proxy, relating to the same shares of Proginet common stock and bearing a later date.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Proginet Corporation
200 Garden City Plaza
Garden City, New York  11530
Attn: Corporate Secretary

If you are a “street name” holder of Proginet common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Companies (Page 23)

Proginet.  Proginet Corporation, a Delaware corporation, offers a multi-platform software solution for fast, inexpensive and secure file transfers both inside and outside the enterprise.  Proginet’s flagship solution, CyberFusion Integration Suite (CFI)®, is used by companies of all sizes to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe.  We also offer Slingshot, an innovative solution for e-mail attachment management.  We sell our products world-wide through our direct sales force and channel partnerships (value-added resellers (VARs), Original Equipment Manufacturers (OEMs), and distributors).  Proginet’s principal executive offices are located at 200 Garden City Plaza, Garden City, New York 11530 and our telephone number is (516) 535-3600.  See also “Where You Can Find More Information.”  Proginet’s common stock is quoted on the OTC Bulletin Board under the symbol “PRGF.OB”.

TIBCO.  TIBCO Software Inc., a Delaware corporation, is a leading independent provider of infrastructure software.  TIBCO’s standards-based software offerings enable customers to create flexible, configurable applications from software infrastructure and deliver real-time insights. TIBCO does this by:

Integrating and orchestrating software components known as “services,” stand alone applications, and various other streams of information;

Automating and optimizing business processes that span customers’ and partners’ operations; and

Detecting, interpreting, and visualizing significant patterns among streams of relevant business and system events.

TIBCO provides these capabilities across a range of environments including physical and virtualized hardware, standards-based and proprietary, computing grids and public or private clouds. TIBCO’s principal executive offices are located at 3303 Hillview Avenue, Palo Alto, CA 94304, and its telephone number is (650) 846-1000.

Perseus Acquisition Corporation. Perseus Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of TIBCO, was formed solely for the purpose of facilitating TIBCO’s acquisition of Proginet. Perseus Acquisition Corporation has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the proposed merger, Perseus Acquisition Corporation will merge with and into Proginet and will cease to exist. Perseus Acquisition Corporation’s principal executive offices are located at 3303 Hillview Avenue, Palo Alto, CA 94304, and its telephone number is (650) 846-1000.

Reasons for the Merger (Page 31)

In reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement, Proginet’s board of directors, which we refer to as the Proginet board of directors, consulted with Proginet’s management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision.

Recommendation of Proginet Board of Directors (Page 31)

The Proginet board of directors deemed that the merger and the other transactions contemplated by the merger agreement together represent a transaction that is fair to, advisable and in the best interests of Proginet and its stockholders, and unanimously adopted and approved, and declared advisable, the merger agreement, the merger and the other transactions contemplated thereby. The Proginet board of directors unanimously recommends that Proginet stockholders vote “ FOR ” the adoption of the merger agreement and “ FOR ” the adjournment of the special meeting, if necessary, to solicit additional proxies.

Voting Agreements (Page 50)

In connection with the transactions contemplated by the merger agreement, each member of our Board of Directors, including Sandison Weil, our President and Chief Executive Officer, in addition to Thomas Bauer, our Chief Technology Officer, Stephen Flynn, our Chief Operating Officer and Corporate Secretary, and Kevin Bohan, our Senior Vice President of Global Sales and Marketing, who collectively owned, as of the record date, approximately 22.0%, of the total outstanding shares of Proginet common stock, has entered into a voting agreement with TIBCO, to, among other things, vote their respective shares of Proginet common stock in favor of the adoption of the merger agreement, unless the merger agreement has been terminated.

Opinion of Proginet’s Financial Advisor (Page 34)

On June 21, 2010, America’s Growth Capital LLC (which we refer to as AGC) rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of AGC’s written opinion later that same day) to the effect that, as of June 21, 2010, the $1.15 in cash per share of Proginet common stock to be received by the holders of shares of Proginet’s common stock in the proposed merger was fair, from a financial point of view, to such stockholders.

Pursuant to an engagement letter dated April 13, 2010, Proginet retained AGC as its financial advisor in connection with, among other things, the proposed merger.  Proginet agreed to pay to AGC a fairness opinion fee of $125,000.  The payment of AGC’s fairness opinion fee was independent of the consummation of the proposed merger and irrespective of the content of the fairness opinion.  AGC will receive an additional fee of approximately $708,000, contingent upon the consummation of the proposed merger. AGC also received a non-refundable cash retainer fee payable upon signing of its engagement letter with Proginet dated April 13, 2010 of $50,000. Proginet also agreed to reimburse AGC for the reasonable expenses incurred by AGC in performing its services, including fees and expenses of its legal counsel, independent of the consummation of the proposed merger, and to indemnify AGC and related persons against liabilities, including liabilities under securities laws, arising out of its engagement.

AGC’s opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the $1.15 in cash per share of Proginet common stock to be received by the holders of Proginet common stock in the merger, and did not address any other aspect or implication of the merger.  The summary of AGC’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by AGC  in preparing its opinion. However, neither AGC’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any holder of Proginet  common stock as to how such holder should vote or act with respect to any matter relating to the merger.

Treatment of Stock Options (Page 53)

TIBCO will not assume any Proginet options in connection with the merger. Immediately prior to the effective time of the merger, options to acquire Proginet common stock outstanding immediately prior to the effective time of the merger will automatically be cancelled and each share of Proginet common stock subject thereto will be automatically converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to the positive difference, if any, between $1.15 and the per share exercise price of the option.  All outstanding options will be accelerated and become fully vested prior to the effective time of the merger, to the extent not already vested. Any options that have a per share exercise price greater than or equal to $1.15 will be cancelled without payment of cash or other consideration.

Material U.S. Federal Income Tax Consequences of the Merger (Page 48)

If you are a U.S. Holder (as defined below), the merger will  be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). Your receipt of cash in exchange for your shares of Proginet common stock in the merger generally will cause you to recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash you receive pursuant to the merger (determined before any applicable withholding) and (ii) your adjusted tax basis in the Proginet shares.  If you are a Non-U.S. Holder (as defined below), any gain realized on your receipt of cash in the merger generally will not be subject to U.S. federal income tax unless you have certain connections to the United States.  Because of the complexities of the tax laws, all stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

Interests of Proginet’s Directors and Executive Officers in the Merger (Page 43)

Proginet’s directors and executive officers have economic interests in the merger that may be different from, or in addition to, their interests as Proginet stockholders. The Proginet board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated under the merger agreement.  Certain of Proginet’s executive officers are parties to management continuity or similar agreements, each of which provides severance and other benefits in the case of termination without cause or resignation for good reason following a change of control of Proginet.  Completion of the proposed merger will constitute a change of control of Proginet under these agreements.  Executive officers and directors of Proginet have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the proposed merger.

Common Stock Ownership of Directors and Executive Officers (Page 80)

As of July 30, 2010, the record date for determining stockholders entitled to vote at the special meeting, the directors and executive officers of Proginet beneficially owned in the aggregate approximately 5,611,654 shares, or approximately 29.5%, of Proginet’s outstanding common stock entitled to vote at the special meeting.

Appraisal Rights (Page 74)

Under Delaware law, Proginet stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the merger agreement and comply with the other Delaware law procedures explained in this proxy statement.

Conditions to the Merger (Page 64)

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	the merger agreement must have been duly adopted by our stockholders; and

•
no court or governmental authority of competent jurisdiction has enacted any law that is in effect that makes completion of the proposed merger illegal or formally issued an injunction that is in effect and prohibits the completion of the proposed merger in the United States or any state thereof.

Conditions to Proginet’s Obligations. The obligation of Proginet to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•
the representations and warranties made by TIBCO and Merger Sub in the merger agreement must be true and correct in all material respects on and as of the closing date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the merger agreement or the ability of TIBCO or Merger Sub to perform their covenants under the merger agreement, (ii) for changes contemplated by the merger agreement, and (iii) for those representations and warranties that address matters only as of a particular date, which representations shall have been true and correct as of such particular date, except for or any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the merger agreement or the ability of TIBCO or Merger Sub to perform their covenants under the merger agreement;

•	TIBCO and Merger Sub must have performed in all material respects all obligations that are to be performed by them under the merger agreement prior to the completion of the proposed merger; and

•
TIBCO and Merger Sub must have delivered to us a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

Conditions to TIBCO’s and Merger Sub’s Obligations. The obligation of TIBCO and Merger Sub to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•
our representations and warranties with respect to our board of directors' approval of the merger agreement, the board recommendation to our stockholders to adopt the merger agreement, and the required vote of stockholders to adopt the merger agreement must each be true and correct as of the date of the merger agreement and as of the closing date;

•
our representations and warranties with respect to our previous compliance with certain provisions of contracts providing third parties with first negotiation rights with respect to certain transactions as set forth in the merger agreement disclosure schedules delivered by us must each be true and correct as of the date of the merger agreement and as of the closing date;

•
our representations and warranties relating to the capitalization of the company must each be true and correct in all respects as of the date of the merger agreement and as of the closing date (other than those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date), except where the failure to be so true and correct would not result in the payment by TIBCO of an aggregate value of consideration in the merger that is in excess of $23,500,000;

•
our representations and warranties that are qualified as to a company material adverse effect must be true and correct in all respects on and as of the closing date, except for those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date;

•
all other representations and warranties made by us in the merger agreement, with the exception of those listed above, must be true and correct on and as of the closing date, except for those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date, and except for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a company material adverse effect;

•	we must have performed in all material respects all obligations that are to be performed by us under the merger agreement prior to the completion of the proposed merger;

•
we must have delivered to TIBCO and Merger Sub at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements;

•
no company material adverse effect may have arisen or occurred and no or event may have occurred that is reasonably likely to result in a company material adverse effect following the execution of the merger agreement that is continuing;

•	we must have delivered to TIBCO a certificate to the effect that we are not a U.S. real property holding company;

•	we must have filed all reports containing financial statements that are required to be filed with the SEC prior to the completion of the proposed merger;

•
Holders representing no more than 10% of our common stock outstanding immediately prior to the effective time of the merger shall continue to have a right to exercise appraisal or similar rights under Delaware law;

•
the Non-Competition and Non-solicitation Agreements entered into between TIBCO and five of our key employees listed in Exhibit C to the merger agreement shall be in full force and effect as of the effective time of the merger;

•	the employment agreements entered into between TIBCO and Thomas Bauer on the date of the merger agreement shall be in full force and effect as of the effective time of the merger; and

•	we must have terminated our 401(k) plans.

Termination of the Merger Agreement (Page 66); Termination Fee (Page 68)

Proginet and TIBCO may terminate the merger agreement by mutual written consent at any time before the completion of the proposed merger. In addition, with certain exceptions, either TIBCO or Proginet may terminate the merger agreement at any time before the completion of the proposed merger if:

•
the merger has not been consummated by October 21, 2010, which date we refer to as the termination date (but the right to terminate will not be available to a party whose actions or omissions have been the principal cause of, or resulted in the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger agreement prior to such date or the failure of the effective time to have occurred prior to such date);

•
our stockholders have not adopted the merger agreement at a stockholders meeting at which a vote has been taken on the merger agreement (but, the right to terminate will not be available to the company if the failure of the stockholders to adopt the merger agreement was caused by the actions or omissions of the company and such actions or omissions constitute a breach by the company of the merger agreement); or

•
a governmental authority of competent jurisdiction shall have enacted a law that is in effect at the time of such termination that renders the merger illegal or formally issued a, final and non-appealable injunction, ruling, decree or order or taken any other action that prohibits the merger in the United States or any state thereof.

Proginet may also terminate the merger agreement if:

•
the company is not in material breach of its covenants under the merger agreement and TIBCO and/or Merger Sub have materially breached or failed to perform any of their respective covenants in the merger agreement and, if such breach is capable of being cured, have failed to cure such material breach or failure to perform within thirty calendar days after TIBCO and Merger Sub have received written notice of such breach from the company, provided that such cure period shall not apply in respect of TIBCO’s obligation to consummate the closing of the merger in accordance with the terms of the merger agreement;

•
at any time prior to the adoption of the merger agreement by our stockholders, in order to enter into an acquisition agreement with respect to a superior proposal and the board of directors determines in good faith (after consultation with its independent financial advisors and outside legal counsel) that the failure to enter into such acquisition agreement with respect to a superior proposal would be reasonably likely to violate its fiduciary duties, provided that (i) concurrently with the termination of the merger agreement, we pay to TIBCO the company termination fee discussed under "The Merger Agreement — Termination Fees and Expenses" beginning on page 68, (ii) we have complied with our obligations in the merger agreement discussed under “The Merger Agreement – No Solicitation of Acquisition Proposals” and “Recommendation of Proginet’s Board of Directors”, (iii) we have given TIBCO prior written notice of our intention to enter into an alternative agreement relating to a superior proposal (including a copy of the current version of such acquisition agreement), (iv) if requested by TIBCO, we have made available our representatives to discuss with TIBCO’s representatives any proposed modifications to the terms of the merger agreement for five business days following delivery of such notice and (v) if TIBCO delivers a binding and irrevocable counter offer to alter the terms of the merger agreement during such five business day period, and our board of directors determines in good faith, after considering the terms of such offer by TIBCO, that the superior proposal continues to be a superior proposal and resolves to accept such superior proposal; or

•
the conditions to the obligations of TIBCO and Merger Sub to consummate the merger have been satisfied (other than those conditions that (i) by their nature are to be satisfied at the closing and that would be capable of being satisfied if there were a closing or (ii) have not been satisfied as a result of TIBCO or Merger Sub’s breach or failure to perform any of their respective covenants in the merger agreement) and TIBCO has failed to consummate the merger within two business days of the satisfaction of such conditions.

•	TIBCO may also terminate the merger agreement if:

•
TIBCO is not in material breach of its covenants under the merger agreement and we have materially breached or failed to perform any of our covenants in the merger agreement and, if such breach is capable of being cured, have failed to cure such material breach or failure to perform within thirty calendar days after our receipt of written notice of such breach from TIBCO;

•
following a breach of any representation or warranty made by us in the merger agreement, or if any representation or warranty has become untrue such that the condition to the obligations of TIBCO and Merger Sub to consummate the merger are not satisfied and, if such breach or failure is capable of being cured, we have failed to cure such breach or failure within thirty calendar days after our receipt of written notice of such breach from TIBCO or, if earlier, the termination date;

•	there has been a "company material adverse effect" after June 21, 2010 as described under "The Merger Agreement – Conditions to the Merger" beginning on page 64;

•	at any time prior to the adoption of the merger agreement by our stockholders, any of the following "trigger events" has occurred:

•
our board of directors has changed its board recommendation that the stockholders adopt the merger agreement, or we have breached our obligations described under “The Merger Agreement – No Solicitation of Acquisition Proposals” and “-Recommendation of Proginet’s Board of Directors”;

•
a tender or exchange offer for the common stock that would, if consummated in accordance with its terms, constitute an acquisition transaction to acquire 50% or more of our common stock or assets, has been commenced by a person unaffiliated with TIBCO and, within ten business days after the public announcement of the commencement of any such competing acquisition proposal, we have not issued a public statement reaffirming the board recommendation and recommending that our stockholders reject that competing acquisition proposal and not tender any shares of the common stock into such tender or exchange offer;

•	we fail to call or hold the stockholders meeting to adopt the merger agreement; or

•	we enter into a merger agreement, acquisition agreement, purchase agreement or other similar agreement with respect to any acquisition proposal (other than an acceptable confidentiality agreement).

If TIBCO terminates the merger agreement because of any of forgoing trigger events described in the four sub-bullet points above, we will be required to pay to TIBCO, within two business days after any such termination, a termination fee in the amount of $1,000,000.

If we terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal we will be required to pay to TIBCO, prior to or contemporaneously with such termination, a termination fee in the amount of $1,000,000.

If either we or TIBCO terminate the merger agreement because the merger has not been consummated by October 21, 2010 as discussed under the first sub bullet above under the “The Merger Agreement – Termination”, or because the required approval of our stockholders to adopt the merger agreement has not been obtained at the special meeting as discussed under the second sub bullet above under the “The Merger Agreement – Termination”, and

•
prior to the special meeting of the stockholders, an acquisition proposal has been publicly announced or has been made to the stockholders, or made to us and subsequently publicly announced or disclosed; and

•
we consummate any acquisition transaction within 12 months following the date of termination of the merger agreement or enter into a letter of intent or similar document with respect to any acquisition transaction within 12 months following the date of termination of the merger agreement and such acquisition transaction is subsequently consummated (it being understood that all references to “acquisition transaction” (as set forth in “The Merger Agreement – Recommendation of Proginet’s Board of Directors” on page 34) to “fifteen percent” shall be reference to “thirty percent” for purposes of triggering payment of a termination fee in these circumstances)

then, in such circumstances, we will be required to pay to TIBCO, within two business days following consummation of such acquisition transaction, a termination fee in the amount of $1,000,000.

No Solicitation of Acquisition Proposals (Page 61)

The merger agreement provides that until the earlier to occur of the termination of the merger agreement and the effective time, we are not permitted to solicit any inquiry or the making of any acquisition proposals or engage in any negotiations or discussions with any person relating to an acquisition proposal. Notwithstanding these restrictions, under certain circumstances, we may, prior to the time our stockholders adopt the merger agreement, respond to an unsolicited bona fide acquisition proposal or engage in discussions or negotiations with the person making such an acquisition proposal. At any time before the merger agreement is adopted by our stockholders, if our board of directors determines, after consultation with the board of directors' independent financial advisor and outside legal counsel that an acquisition proposal is a superior proposal, we may terminate the merger agreement and enter into any acquisition, merger or similar agreement, which we refer to as an alternative acquisition agreement, with respect to such superior proposal, so long as we comply with certain terms of the merger agreement, including paying a termination fee to TIBCO.

Regulatory Approvals (Page 50)

No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the merger and, therefore, there is no applicable waiting period under the HSR Act for the merger to be consummated.

Completion of the Merger (Page 52)

Proginet currently anticipates that the merger will be completed in or around September 2010. However, we cannot predict the exact timing of the completion of the proposed merger and whether the merger will be consummated. In order to consummate the merger, Proginet’s stockholders must adopt the merger agreement and the other closing conditions under the merger agreement must be satisfied or, to the extent legally permitted, waived.

Market Price (Page 78)

The closing sale price of the common on June 21, 2010, the last trading day prior to the public announcement of the execution of the merger agreement, was $0.94 per share.  The closing sale price of Proginet common stock as quoted on the OTC Bulletin Board on August 4, 2010, the most recent practicable date before this proxy statement was printed, was $1.14.

The merger consideration of $1.15 per share of Proginet common stock represents an approximately 22% premium over the closing price of Proginet common stock as quoted on the OTC Bulletin Board on June 21, 2010, the last trading day before the date the proposed transaction with TIBCO was publicly announced, an approximately 34% premium over the closing price of Proginet common stock on June 17, 2010, one trading day prior to June 18, 2010, the last trading day prior to delivery of the fairness opinion and the approval of the signing of the definitive agreement; an approximately 49% premium over the average closing price of Proginet common stock during the 30-trading day period prior to June 18, 2010; an approximately 50% premium over the average closing price of Proginet common stock during the 60- trading day period prior to June 18, 2010; an approximately 54% premium over the average closing price of Proginet common stock during the 90- trading day period prior to June 18, 2010; and an approximately 76% premium over the average closing price of Proginet common stock during the one year trading period prior to June 18, 2010.

You are encouraged to obtain current market quotations for Proginet common stock in connection with voting your shares.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Proginet common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We sometimes make reference to Proginet Corporation and its subsidiaries in this proxy statement by using the terms “Proginet,” the “company,” “we,” “our” or “us.”

Q:   What is the transaction?

A:           Proginet and TIBCO Software Inc. (which we refer to as "TIBCO") have entered into a definitive agreement pursuant to which, subject to the terms and conditions of the merger agreement, TIBCO will acquire Proginet through the merger of a wholly-owned subsidiary of TIBCO with and into Proginet. Proginet will be the surviving corporation (which we refer to as the "surviving corporation") in the merger and will continue as a wholly-owned subsidiary of TIBCO.

Q:   What will a Proginet stockholder be entitled to receive when the merger occurs?

A:           If the proposed merger is completed, for every share of Proginet common stock held of record at the time of the merger, Proginet stockholders will be entitled to receive $1.15 in cash, without interest, less any applicable withholding taxes. This does not apply to shares held by Proginet stockholders, if any, who have perfected their appraisal rights under Delaware law.

Q:   What will happen in the merger to Proginet’s stock options?

A:           TIBCO will not assume any Proginet options in connection with the merger.  Immediately prior to the effective time of the merger, options to acquire shares of Proginet common stock outstanding immediately prior to the effective time of the merger will automatically be cancelled and each share of Proginet common stock subject thereto will be automatically converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to the positive difference, if any, between $1.15 and the per share exercise price of the option.  All outstanding options will be accelerated and become fully vested prior to the effective time of the merger, to the extent not already vested.  Any options that have a per share exercise price greater than or equal to $1.15 will be cancelled without payment of cash or other consideration.

Q:   How does the merger consideration compare to the market price of Proginet common stock?

A:           The merger consideration of $1.15 per share of Proginet common stock represents an approximately 22% premium over the closing price of Proginet common stock as quoted on the OTC Bulletin Board on June 21, 2010, the last trading day before the date the proposed transaction with TIBCO was publicly announced, an approximately 34% premium over the closing price of Proginet common stock on June 17, 2010, one trading day prior to June 18, 2010, the last trading day prior to delivery of the fairness opinion and the approval of the signing of the definitive agreement; an approximately 49% premium over the average closing price of Proginet common stock during the 30-trading day period prior to June 18, 2010; an approximately 50% premium over the average closing price of Proginet common stock during the 60- trading day period prior to June 18, 2010; an approximately 54% premium over the average closing price of Proginet common stock during the 90- trading day period prior to June 18, 2010; and an approximately 76% premium over the average closing price of Proginet common stock during the one year trading period prior to June 18, 2010.  The closing sale price of Proginet’s common stock as quoted on the OTC Bulletin Board on August 4, 2010, the most recent practicable date before this proxy statement was printed, was $1.14.  You are encouraged to obtain current market quotations for Proginet common stock in connection with voting your shares.

Q:   When do you expect the merger to be completed?

A:           We expect the merger to be completed in or around September 2010.  However, the merger is subject to various closing conditions, including Proginet stockholder approval, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the merger at a later time or not at all.

Q:   Why am I receiving this proxy statement?

A:           You are receiving this proxy statement because you were a stockholder of Proginet as of July 30, 2010, the record date for the special meeting.  To complete the merger, Proginet’s stockholders must adopt the merger agreement.  A copy of the merger agreement is attached to this proxy statement as Annex A.  Proginet will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement.  You should read the section entitled “The Special Meeting” beginning on page 20.

Q:   When and where will the special meeting of stockholders be held?

A:           The special meeting of Proginet stockholders (which we refer to as the special meeting) will be held on Tuesday, September 14, 2010, starting at 3:30 p.m. Eastern Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174.

Q:   What are the proposals that will be voted on at the special meeting?

A:           You will be asked to consider and vote on (1) the adoption of the merger agreement, (2) the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:   Who is entitled to attend and vote at the special meeting?

A:           The record date for the special meeting is July 30, 2010.  If you own shares of Proginet common stock of record as of the close of business on the record date for determining stockholder entitled to notice of and to vote at the special meeting, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.  As of the record date, there were approximately 17,226,624 shares of Proginet common stock issued and outstanding.

Q:   How many votes are required to adopt the merger agreement?

A:           The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Proginet common stock entitled to vote at the special meeting, in accordance with Delaware law.  In connection with the transactions contemplated by the merger agreement, each member of our Board of Directors, including Sandison Weil, our President and Chief Executive Officer, in addition to Thomas Bauer, the company’s Chief Technology Officer, Stephen Flynn, our Chief Operating Officer and Corporate Secretary, and Kevin Bohan, the company’s Senior Vice President of Global Sales and Marketing, who collectively owned, as of the record date, approximately 22.0%, of the total outstanding shares of Proginet common stock, has entered into a voting agreement with TIBCO, which provides, among other things, that they will vote their respective shares of Proginet common stock in favor of the adoption of the merger agreement, unless the merger agreement has been terminated.

Q:     How many votes are required to adopt the proposal to adjourn the special meeting to a later time, if necessary, to solicit additional proxies?

A:           The adoption of the proposal to adjourn the special meeting to a later time, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, even if less than a quorum.

Q.     How does the Proginet board of directors recommend that I vote on the proposals?

A:           Proginet’s board of directors has determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable to and in the best interests of Proginet’s stockholders and unanimously recommends that you vote “ FOR ” the proposal to adopt the merger agreement and “FOR” the adjournment of the special meeting to a later date or time, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the merger agreement.  You should read the section entitled “The Merger—Reasons for the Merger; Recommendation of Proginet’s Board of Directors” beginning on page 31.

Q:     How are votes counted? Why is my vote important?

A:           Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “ FOR ” and “ AGAINST ” votes and abstentions.

The affirmative vote of a majority of the outstanding shares of Proginet common stock is required under Delaware law to adopt the merger agreement. As a result, the failure to vote or the abstention from voting will have the same effect as a vote “ AGAINST ” the adoption of the merger agreement.

The affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, even if less than a quorum, is required to adopt the proposal to adjourn the special meeting to a later date or time, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the merger agreement.  Abstentions are not counted as votes “cast” on such adjournment and, therefore, will have no effect on the proposal to approve an adjournment of the special meeting.

Q:      What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:           If your shares are registered directly in your name with Proginet’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record.”  The proxy statement and proxy card have been sent directly to you by Proginet.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name.  The proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for providing voting instructions by telephone or the Internet, if applicable.

Q:       What do I need to do now?

A:           After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please cause your shares to be voted as described below.  You have one vote for each share of Proginet common stock you own as of the record date.

Q:     How do I cause my shares to be voted  if I am a stockholder of record?

A:           You may cause your shares to be voted:

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•	by appearing in person and voting at the special meeting.

Submitting your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail even if you plan to attend the special meeting in person to ensure that your shares of Proginet common stock are present in person or represented at the special meeting.

If you return your signed proxy card, but do not mark the box showing how you wish to vote, your shares will be voted “ FOR ” the proposal to adopt the merger agreement and “ FOR ” the adoption of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.  With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Proginet will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Q:     How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:           If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares.  Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares.  If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:     What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:           Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. The adoption of the merger agreement requires an affirmative vote of a majority of the outstanding shares of Proginet common stock for approval. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions will have the same effect as a vote “ AGAINST ” the proposal to adopt the merger agreement.

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, even if less than a quorum.  Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Q:     What constitutes a quorum for the special meeting?

A:           Pursuant to our bylaws, the presence, in person or by proxy, of stockholders representing at least 34% of the shares of Proginet common stock entitled to vote at the special meeting will constitute a quorum for the special meeting.  If you are a stockholder of record and you submit a properly executed proxy card, or vote in person at the special meeting, then your shares will be counted as part of the quorum.  If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum.  All shares of Proginet common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:     What does it mean if I receive more than one proxy?

A:           If you receive more than one proxy, it means that you hold shares that are registered in more than one account.  For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership.  Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive.

Q:     Should I send in my stock certificates now?

A:           No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Proginet common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.

PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:     What happens if I sell my shares of Proginet common stock before the special meeting?

A:           The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Proginet common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” on page 74 and Annex D .

Q:     Am I entitled to appraisal rights in connection with the merger?

A:           Stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as Delaware law, provided they satisfy the special criteria and conditions set forth in Section 262 of Delaware law.  You should be aware that the fair value of your shares as determined under Delaware law could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not seek appraisal of your shares.  We encourage you to read the Delaware statute carefully and consult with legal counsel if you desire to exercise your appraisal rights. For more information regarding appraisal rights, see “Appraisal Rights” on page 74.  In addition, a copy of Section 262 of Delaware law is attached as Annex D to this proxy statement.

Q:     What are the material federal income tax consequences of the merger to me?

A:           If you are a U.S. Holder (as defined below), the merger will  be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). Your receipt of cash in exchange for your shares of Proginet common stock in the merger generally will cause you to recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash you receive pursuant to the merger (determined before any applicable withholding) and (ii) your adjusted tax basis in the Proginet shares.  If you are a Non-U.S. Holder (as defined below), any gain realized on your receipt of cash in the merger generally will not be subject to U.S. federal income tax unless you have certain connections to the United States.  Because of the complexities of the tax laws, all stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.  For a more detailed discussion of the material federal income tax consequences of the merger to you, see “Material U.S. Federal Income Tax Consequences of the Merger” on page 48.

Q:     Who can answer further questions?

A:           For additional questions about the merger, assistance in submitting proxies or voting shares of Proginet common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Kingsdale Investor Services Inc.
130 King Street West, Suite 2950
P.O. Box 361
Toronto, Ontario, M5X 1E2

North American toll-free number: (877) 659-1824
(416) 867-2272 (collect)
Email: contactus@kingsdaleshareholder.com

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, the expected timing of the acquisition; the ability of TIBCO and the company to close the acquisition; the performance of the parties under the terms of the merger agreement and related transaction documents; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement. Investors are also urged to carefully review and consider the various disclosures in the company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended July 31, 2009, Quarterly Reports on Form 10-Q for the fiscal quarters ended October, 31, 2009, January 31, 2010, and April 30, 2010, and Current Reports on Form 8-K filed from time to time by the company, and the following factors:

•	uncertainties associated with the acquisition of Proginet by TIBCO;

•	uncertainties as to the timing of the merger;

•	the failure to receive approval of the transaction by the stockholders of Proginet;

•	the ability of the parties to satisfy closing conditions to the transaction;

•	changes in economic, business, competitive, technological and/or regulatory factors;

•	the outcome of any legal proceedings that have been or may be instituted against Proginet and/or others relating to the merger agreement; and

•	failure of a party to comply with its obligations under the merger agreement and the related transaction documents.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see “Where You Can Find More Information” beginning on page 83). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Proginet’s stockholders as part of the solicitation of proxies by the Proginet board of directors for use at the special meeting to be held on Tuesday, September 14, 2010, starting at 3:30 p.m. Eastern Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174, or at any postponement or adjournment thereof.  The purpose of the special meeting is for Proginet’s stockholders to consider and vote on adoption of the merger agreement and to approve the adjournment of the special meeting, if necessary, to solicit additional proxies.  Proginet’s stockholders must adopt the merger agreement in order for the merger to occur.  If Proginet’s stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A . You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on July 30, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting, and only holders of record of Proginet common stock on the record date are entitled to vote at the special meeting. As of the record date, there were 17,226,624 shares of Proginet common stock outstanding and entitled to vote.  Each share of Proginet common stock entitles its holder to one vote on all matters properly coming before the special meeting.

At least 34% of the shares of Proginet common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals.  Shares of Proginet common stock present in person or represented at the special meeting but not voted, including shares of Proginet common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

You may vote FOR or AGAINST , or you may ABSTAIN from voting on, the proposal to adopt the merger agreement.  Completion of the proposed merger requires the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Proginet common stock.   Therefore, if you abstain or fail to vote in favor of the adoption of the merger agreement, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The adoption of the proposal to adjourn the special meeting to a later time, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, even if less than a quorum.  Abstentions will not count as votes “cast” on the adjournment of the special meeting.   Therefore, if you abstain or fail to vote in favor of the proposal to adjourn the special meeting to a later time, if necessary, to solicit additional proxies, it will have no effect on the adoption of the proposal to adjourn the special meeting to a later time.

As of the record date, Proginet’s directors and executive officers beneficially held and are entitled to vote, in the aggregate, approximately 5,611,654 shares of Proginet common stock, representing approximately 29.5% of Proginet’s outstanding common stock.

Proxies and Revocation

If you are a stockholder of record of your shares of Proginet common stock and you submit a proxy that is received by Proginet, your shares will be voted at the special meeting as you indicate.  If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies, and in accordance with the recommendations of the Proginet board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of Proginet common stock are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Proginet common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner.  Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal.  If your broker or other nominee holds your shares of Proginet common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.  Because it is expected that brokers and other nominees will not have discretionary authority to vote on either proposal to be considered at the special meeting, and that brokers and other nominees will not, in the absence of voting instructions, be “present” for either proposal, Proginet anticipates that there will not be any broker non-votes in connection with either proposal. If your broker or other nominee will vote your shares of Proginet common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote.  Please follow the directions on the voting instruction form sent to you by your broker or other nominee with this proxy statement.

Proxies received by Proginet at any time before the vote being taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of Proginet common stock, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting:

•	by delivering to Proginet’s Corporate Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting); or

•	by delivering a new proxy, relating to the same shares of Proginet common stock and bearing a later date.

If you are a “street name” holder of Proginet common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530
Attn: Corporate Secretary

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies.  Proginet’s bylaws provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting.  Any signed proxies received by Proginet in which no voting instructions are provided on such matter will be voted “FOR” an adjournment of the special meeting, if necessary, to solicit additional proxies.  Whether or not a quorum exists, the special meeting may be adjourned to a later time, by the affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.  Abstentions are not counted as votes “cast” on such adjournment.  Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Proginet’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Solicitation of Proxies

The expense of this solicitation, including the cost of preparing, assembling and mailing the proxy statement and proxy cards, will be borne by Proginet.  We have retained Kingsdale Investor Services Inc., a proxy solicitation firm, to assist in the solicitation of proxies for the special meeting for a fee of approximately $35,000, plus reimbursement of reasonable out-of pocket expenses.  Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication.  These persons will not be paid additional remuneration for their efforts.  We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Proginet common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Kingsdale Investor Services Inc., toll-free at (877) 659-1824 or collect at (416) 867-2272.  You can also email Kingsdale at contactus@kingsdaleshareholder.com.

Availability of Documents

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.  You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.proginet.com. Our website address is provided as an inactive textual reference only.  The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.  In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting. See “Where You Can Find More Information” for more information regarding where you request information concerning Proginet.

THE COMPANIES

Proginet

Proginet Corporation, a Delaware corporation, offers a multi-platform software solution for fast, inexpensive and secure file transfers both inside and outside the enterprise.  Proginet’s flagship solution, CyberFusion Integration Suite (CFI)®, is used by companies of all sizes to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe.  We also offer Slingshot, an innovative solution for e-mail attachment management.  We sell our products world-wide through our direct sales force and channel partnerships (value-added resellers (VARs), Original Equipment Manufacturers (OEMs), and distributors).  Proginet’s principal executive offices are located at 200 Garden City Plaza, Garden City, New York 11530 and our telephone number is (516) 535-3600.  See also “Where You Can Find More Information.”  Proginet’s common stock is quoted on the OTC Bulletin Board under the symbol “PRGF.OB”.

TIBCO

TIBCO Software Inc., a Delaware corporation, is a leading independent provider of infrastructure software.  TIBCO’s standards-based software offerings enable customers to create flexible, configurable applications from software infrastructure and deliver real-time insights. TIBCO does this by:

•	Integrating and orchestrating software components known as “services,” stand alone applications, and various other streams of information;

•	Automating and optimizing business processes that span customers’ and partners’ operations; and

•	Detecting, interpreting, and visualizing significant patterns among streams of relevant business and system events.

TIBCO provides these capabilities across a range of environments including physical and virtualized hardware, standards-based and proprietary, computing grids and public or private clouds. TIBCO’s principal executive offices are located at 3303 Hillview Avenue, Palo Alto, CA 94304, and its telephone number is (650) 846-1000.  TIBCO’s common stock is quoted on the NASDAQ Global Select market under the symbol “TIBX”.

Additional information regarding TIBCO is contained in TIBCO’s filings with the SEC.

Perseus Acquisition Corporation

Perseus Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of TIBCO, was formed solely for the purpose of facilitating TIBCO’s acquisition of Proginet. Perseus Acquisition Corporation has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the proposed merger, Perseus Acquisition Corporation will merge with and into Proginet and will cease to exist. Perseus Acquisition Corporation’s principal executive offices are located at 3303 Hillview Avenue, Palo Alto, CA 94304, and its telephone number is (650) 846-1000.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Over the past several years, our board of directors has periodically reviewed, with our senior management, the long-term strategic direction for Proginet in light of our financial performance and market, economic, competitive and other conditions and developments. These discussions have included the possibility of, among other things, business combinations involving Proginet and other software companies, particularly in view of the increasing competition and ongoing consolidation in our industry.  In an effort to maximize stockholder value, our management and board of directors have also regularly considered a variety of business strategies, including the pursuit of organic growth, strategic alliances, OEM partners and acquisitions, as well as regularly reviewing our prospects as a stand-alone small public company.

The enterprise software space in which Proginet operates is highly competitive. Many of our competitors are significantly larger, have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources.  As a result, many customers perceive such larger competitors to be more stable in the long term, which places Proginet at a competitive disadvantage, although Proginet’s technology may be equally competitive.  Additionally, managed file transfer solutions are now being “bundled” by certain larger providers with other software and hardware solutions, which forces Proginet to compete at a disadvantage against these types of “packaged bundles” of software solutions.  Consolidation in the industry also places Proginet at a greater disadvantage, as it creates additional larger software providers.

It has historically been very difficult for smaller participants in our industry, including Proginet, to achieve and maintain profitability and revenue growth.  For example, Proginet was cash flow positive in fiscal years 2006 and 2007, but operated at a net loss for fiscal years ended July 31, 2008 and 2009.  The Company has operated at a little over break-even levels, and without achieving growth, over the last three quarters ended October 31, 2009, January 31, 2010 and April 30, 2010, with revenues of $2,166,377, $2,480,200, and $2,052,457, respectively, and net income of $78,519, $169,734 and $4,389 respectively.

Between approximately 1994 and 2008, our board of directors and management team focused on a strategy pursuant to which Proginet would seek to increase profitability and grow through both product sales and the completion of strategic product acquisitions to expand its business.  During that time, Proginet supplemented its offerings by completing five acquisitions, including product acquisitions from Novell, Microsoft, KnowledgeNet, SureFire, and Blockade, and by hiring additional sales personnel.  As described above, Proginet was cash flow positive in fiscal years 2006 and 2007 and achieved modest growth during those years.  Since then it has been unable to maintain consistent growth and positive cash flow, and after operating at a loss during fiscal years 2008 and 2009, reduced costs through operational changes.  In addition to implementing cost-cutting measures, Proginet has focused more on increasing profitability by enhancing its product sales through strategic alliances and OEM relationships, including with Beta Systems Software AG, while remaining open to the possibility of product acquisitions and other possible strategic alternatives.  In December 2009, Proginet completed an acquisition of Rocketstream software and related intellectual property rights.

In light of the market dynamics and pressures described above, our board of directors and management team has been actively evaluating ways for Proginet to remain competitive and to increase its revenues and financial performance.  This evaluation was one of several factors considered by our board of directors as part of its ongoing review of strategic alternatives available to Proginet in light of business trends, including organic growth, growth through acquisitions, or a sale of the company, including in a business combination in a “merger of equals” context.

In early calendar year 2009, our management participated in a discussion with Party A concerning a possible commercial relationship or other strategic transaction with Proginet.  During this discussion, Party A indicated an interest in the possibility of acquiring Proginet at a price of $1.00 per share, but there was no clear indication of whether the price would be paid in cash or stock.  At this juncture, our management and board of directors determined to continue its strategy to increase profitability by enhancing its product sales through strategic alliances and OEM relationships, as described above.  Proginet and Party A began negotiations of an OEM relationship in or around February-March 2009, and entered into an OEM arrangement in or around June 2009.

In or around April 2009, management engaged in discussions with Party B concerning a possible commercial relationship or other strategic transaction with Proginet.  As a result of these discussions, Party B indicated interest in a possible acquisition of Proginet, but other than a proposed structure, did not provide definitive terms for a transaction.  Discussions between the parties as to the relative valuation of Proginet as compared to Party B implied a valuation of less than $0.60 per share of Proginet common stock.  Following discussions between management and our board of directors with respect to Party B’s proposal, our board of directors determined that it was not prepared to pursue an acquisition with the proposed structure and at the implied valuation, which was well below our board of directors’ view of reasonable value, which our board perceived to be above $1.00 per share.

In October 2009, Proginet was contacted by an investment bank offering to introduce Party C, a private company, to Proginet.  The introduction was made, without payment of any fees, and Party C expressed an interest in combining our business with its own business in a reverse merger pursuant to which Party C, a private company, would merge with and into a public company, with Party C continuing to operate the merged entity as a public company.  Management held several discussions during October 2009 with Party C, and requested financial information from Party C in order to assess the economics of the transaction.  At a meeting held on October 27, 2009, management discussed with our board of directors the status of discussions with Party C.  Following discussions between our board of directors and management, our board of directors concluded that the reverse merger structure provided insufficient certainty of value to Proginet’s stockholders in potentially remaining as stockholders in a thinly traded company, or any other strategic value creation, to warrant continued discussions with Party C, and that given the structure of the proposed transaction, although Party C did not make a firm offer, Party C’s implied valuation of Proginet was well below our board of directors’ view of reasonable value, which our board perceived to be above $1.00 per share.

Throughout the first half of fiscal 2010, our board of directors continued to review our business and operations, our financial condition, strategies to increase revenue growth and profitability, and our long-term strategic goals and alternatives in light of business trends impacting the managed file transfer industry and Proginet specifically.

On February 23, 2010, our board of directors reviewed with management Proginet’s quarterly results for the fiscal quarter ended January 31, 2010 and company metrics, and discussed the challenges facing Proginet with respect to various sales channels and Proginet’s ability to increase sales.  Those present at the meeting also discussed ways for Proginet to remain competitive and increase its revenues and improve financial performance.  Our board of directors then discussed a variety of factors relating to Proginet and its corporate developments including: the increasing costs of operating as a small public company; challenges, risks and opportunities attendant to Proginet’s stand-alone operating plan; challenges and opportunities associated with Proginet’s ability to grow its business and maintain profitability in the future; the cost of capital in the current marketplace and potential dilution of existing stockholders if a financing transaction was completed; Proginet’s historical performance relative to its operating plan and strategic goals; and the potential impact on Proginet’s customer, employee and other relationships, and on its business generally, if an announced strategic sale transaction was not completed.

Although our board of directors did not make any determination with respect to any specific strategic alternative at the February 23, 2010 meeting, as part of its ongoing review of the various strategic alternatives available to Proginet, based largely upon the challenges and risks of Proginet remaining a stand-alone small public company, our board of directors authorized management to more actively engage in, and pursue, preliminary discussions relating to a potential strategic merger or other business combination with other interested parties, while remaining open to the possibility of other strategic alternatives.  In such event Proginet would enter into a non-disclosure agreement prior to any potential discussions of non-public information regarding Proginet.  In the early months of calendar 2010, Proginet’s management prepared certain financial projections for fiscal year 2010 to present to interested parties in connection with discussions relating to a potential strategic merger or other business combination with Proginet.

In December 2009, Sandy Weil, our President and CEO, communicated with Murat Sonmez, the Senior Vice President, Global Field Operations of TIBCO, with respect to TIBCO’s interest in working with Proginet on its acquisition of Rocketstream software, which Proginet completed in December 2009.  Mr. Sonmez introduced Mr. Weil to Matt Langdon, TIBCO’s Vice President of Corporate Development.  In January 2010, Mr. Langdon and Mr. Weil had discussions concerning a possible OEM relationship, and agreed that a meeting would be scheduled at a future date to discuss ways the two companies could work together.  During that meeting, which occurred on March 11, 2010 (following our board of directors’ February 23, 2010 meeting), the parties discussed the possibility of TIBCO acquiring Proginet.  On March 23, 2010, Proginet and TIBCO signed a Non-Disclosure Agreement in order to engage in discussions of potentially non-public information regarding Proginet.  On March 26, 2010, TIBCO furnished a letter of intent to Proginet pursuant to which TIBCO proposed acquiring all of Proginet’s outstanding capital stock for an aggregate cash purchase price of $17.1 million, on a fully diluted basis.  The letter of intent required our response by April 9, 2010.

In parallel, based on our board’s direction on February 23, 2010, our management initiated discussions with a number of both our existing and potential strategic and OEM partners about potential strategic alternatives, including a strategic merger or other business combination involving Proginet.  As a result of these conversations, management received a written indication of interest for a reverse merger with Party D, but this indication did not contain a proposed valuation of Proginet.

On April 1, 2010, our board of directors met to discuss TIBCO’s proposal, as well as Party D’s proposal. During this meeting, our board of directors discussed, among other things, Proginet’s current market position, the competitive landscape of Proginet’s industry, the challenges currently facing Proginet and challenges expected to arise in the future.  Those present at the meeting discussed Proginet’s third quarter 2010 to date financial results and forecasts, and management reviewed company metrics and provided a sales update.  It was noted that Proginet’s financial performance, while steady, remained flat.  Those present at the meeting discussed the possibility of either a merger with Party D or a sale to TIBCO in light of these factors and determined to continue to explore the various strategic alternatives available to Proginet in order to maximize stockholder value, including its ability to continue operations as an independent public company, a sale of the company to a strategic or financial buyer, the potential for growth through acquisitions and the potential of effecting a merger of equals.  Our board of directors also discussed whether it should retain a financial advisory firm to assist with this evaluation.  Our board of directors then authorized and directed Allen Wolpert, Sandy Weil and Amit Basak to seek out and evaluate potential financial advisory relationships to assist with our board’s evaluation of Proginet’s strategic alternatives, including the written indication of interest received from Party D and the written offer received from TIBCO.

On April 7, 2010 our board of directors met again to review the status of Messrs. Wolpert, Weil and Basak’s process for selection of a financial advisor.  Messrs. Wolpert, Weil and Basak reported that it had received recommendations and canvassed approximately seven firms, including by way of initial telephone screening calls and in-person meetings, and had selected four candidates as a proposed financial advisor based on the firms' experience in the software industry, their initial presentations with respect to the proposed process, their respective approaches and strategies, and their perceived ability to work well with our management team.  After review of the different strengths of the candidates, the board authorized the engagement of America’s Growth Capital LLC (“AGC”) as Proginet’s financial advisor for purposes of evaluating the strategic alternatives available to Proginet, including a potential sale of Proginet and authorized Messrs. Weil and Wolpert to finalize an engagement letter with that firm.  Proginet’s board of directors selected AGC as financial advisor based on AGC’s experience in the software and broader technology markets, as well as with software companies of similar size to Proginet, its commitment to staff the transaction with senior and experienced personnel, and the perceived ability of the AGC team to work best with our management team. Our board of directors then discussed the universe of potential acquirers of Proginet and potential structures for a sale of the company and their relative efficiency and time to complete. Our board also discussed potential issues and challenges relating to various strategic alternatives, including the challenges of remaining a stand-alone small public company, including the difficulties of growing organically, the risk of leveraging the company significantly in order to pursue acquisitions and the issue of diluting existing stockholders in an equity financing.  Our board also discussed that a merger of equals may not be a practical alternative, because many potential merger partners with whom Proginet had made contact viewed themselves as acquirers with a significantly higher valuation than Proginet, which would result in a lower percentage ownership for Proginet’s existing stockholders.

On April 13, 2010, Proginet entered into a written engagement letter with AGC to act as its financial advisor for purposes of evaluating the strategic alternatives available to Proginet including a potential sale of Proginet.

Following our board’s April 7, 2010 meeting, Proginet communicated to TIBCO and Party D that it had engaged a financial advisor and that it intended to continue its review of its strategic alternatives, including the bids already received and any bids received in the future, based on a process managed with the input of its financial advisor.

During the period of April 7 to April 21, 2010, AGC, after being engaged by Proginet, worked on an analysis of Proginet’s strategic alternatives, including: remaining an independent company, engaging in a financing to foster growth, a “merger of equals” and a strategic sale.  During this time frame, AGC and our management team met several times to discuss these strategic alternatives and the likely universe of third parties who might be interested in a potential strategic merger or other business combination involving Proginet. Representatives of AGC then approached seven of these third parties, including TIBCO, Party A, Party D, and Party E, based on each party’s existing relationship with Proginet or communications with Proginet’s management concerning a potential strategic transaction with Proginet, in order to gauge their interest, or continued interest, in a possible strategic transaction involving the Company.  All seven parties expressed an interest in moving forward with the process at that time. During this time, Proginet also began assembling an on-line data room.  At the request of AGC, Proginet’s management prepared additional financial diligence for interested parties, including further refined financial projections for fiscal years 2010 and 2011, for inclusion in the data room and presentation to interested parties.

On April 21, 2010, our board of directors held a special meeting to review and discuss the strategic alternatives available to Proginet based on AGC’s analysis.  During this meeting, AGC provided a business and market overview with respect to Proginet and the managed file transfer industry, and reviewed Proginet’s historical stock price and growth, and certain other valuation analyses.  AGC then discussed with our board of directors the strengths and weaknesses of each of the various strategic alternatives available to Proginet and the likely universe of third parties, both strategic and financial, who might be interested in a potential acquisition of Proginet.  After AGC’s presentation, our board discussed, among other things, each of the strategic alternatives available to Proginet in comparison to Proginet’s existing business plan and prospects, potential structures for strategic alternatives, and Proginet’s financial condition and market position.  A representative of Moses & Singer (“M&S”), outside legal counsel to Proginet, then updated our board of directors with respect to its fiduciary duties in connection with its consideration of strategic alternatives and a possible sale of Proginet. At this meeting, our board of directors authorized AGC to approach the previously discussed universe of approximately 65-70 potential purchasers comprising a broad array of companies from various industries that compete with and/or complement Proginet, including a targeted list of approximately 17 most likely buyers, selected because those parties previously had expressed interest in a potential strategic transaction involving Proginet, had an existing commercial relationship with Proginet, or in the judgment of Proginet management and AGC had highly complementary strategic business synergies, to gauge their interest in a possible strategic transaction involving a sale of Proginet, and to continue discussions with those parties who had already indicated an interest in acquiring Proginet and with whom Proginet was already engaged in a dialogue.

AGC’s process, pursuant to which approximately sixty potential strategic and ten financial buyers were contacted, or contacted AGC or management, commenced following our board of directors meeting on April 21, 2010 and concluded at the beginning of June 2010.  During the preliminary phase of this process, AGC and Mr. Weil held on-line or in person meetings with more than ten potential purchasers that indicated interest in a potential acquisition of Proginet, including Party A, Party D, Party F, and Party G.  During this time, non-disclosure agreements were also executed between Proginet and seven potential purchasers, in addition to seven non-disclosure agreements or commercial agreements with confidentiality provisions which were already in place with potential purchasers prior to AGC’s engagement.  Five potential purchasers were given access to Proginet’s on-line data room, including TIBCO, Party D, Party E, Party G, and an additional party who did not ultimately provide an indication of interest or proposal for a purchase of Proginet.

On April 21, 2010, Party G executed a non-disclosure agreement.  On April 27, 2010, Mr. Weil made an on-line management presentation to Party G, hosted by AGC.

On May 4, 2010, AGC participated in a call with the Managing Director of Party G and provided valuation guidance of over $1.00 per share and a bid deadline of May 21, 2010.

On May 5, 2010, AGC met with a director and founder of Party F in AGC’s headquarters in Boston.  The director and founder of Party F provided a verbal indication of interest equal to $1.10 per share based on Party F’s existing knowledge of Proginet.  The director and founder of Party F indicated that he would discuss the potential acquisition of Proginet with Party F’s board of directors.  On May 7, 2010, the director and founder of Party F indicated to AGC that he had discussed the potential acquisition of Proginet with Party F’s board of directors and that, due to conflicting priorities and the allocation of their resources to larger transactions, Party F was unable to pursue a transaction with Proginet at that time.

By May 18, 2010, all strategic and financial buyers involved in the process were contacted on multiple occasions regarding potential interest in a purchase of Proginet.  Many parties expressed that they were not interested in pursuing an acquisition or other strategic transaction with Proginet for a variety of reasons, including Proginet’s size, Proginet’s financial performance and industry concerns.  Several parties did not respond to AGC’s inquires.

On May 18, 2010, our board of directors held a regularly scheduled meeting.  At the meeting, our board of directors discussed, among other things, Proginet’s financial results for the fiscal quarter ended April 30, 2010, the challenges facing Proginet with respect to sales and growth, the risks of an organic growth strategy and of raising capital, and Proginet’s prospects if it continued to operate as a stand-alone public company.  AGC joined the meeting in order to provide a status update with respect to its process and to review again with our board the strategic alternatives available to Proginet.  AGC updated our board with respect to the status of ongoing discussions with TIBCO, Party A, Party D, Party E, Party F and Party G, and one other party who did not ultimately submit a proposal or indication of interest.  AGC reviewed the list of parties contacted, and the various responses received, including that many parties expressed no interest and approximately 14 parties were reviewing a potential transaction with Proginet.  AGC also provided our board with valuation analyses, and an analysis of the cost of raising capital.  Our board of directors authorized AGC to continue its ongoing discussions with interested parties, with the goal of soliciting additional proposals and more favorable terms, including better pricing, for, and more concrete indications of interest in, a business combination transaction with Proginet.  In addition, our board of directors directed Proginet’s legal counsel to prepare a form of merger agreement, which AGC furnished, at the direction of our board of directors, to TIBCO, Party E and Party G, the parties which had expressed the highest degree of interest in acquiring Proginet and with which discussions had progressed further than discussions with other parties, on behalf of Proginet for comments.

On May 19, 2010, Party A indicated that it had resource allocation issues with respect to the proposed transaction and that it was unable pursue a transaction with Proginet at that time.

On May 20, 2010, AGC informed interested parties that Proginet had received inbound acquisition interest and that AGC and Proginet were targeting a deadline of approximately the third week of May 2010 for receipt of initial indications of value.

On May 21, 2010, Party G provided a term sheet proposing a purchase price of $1.01 per outstanding share or Proginet, or an aggregate of  $17,256,302, on a debt-free, cash-free basis, but did not provide comments to the form of merger agreement provided by Proginet.

On May 21, 2010, TIBCO submitted a proposal to acquire Proginet for a purchase price of $1.10 per share, on a fully diluted basis, comments to the form of merger agreement provided by Proginet, and a draft of an exclusivity agreement.

From May 21, 2010 through the beginning of June 2010, AGC and our management continued their ongoing discussions with TIBCO, Party D, Party E, and Party G, each of which had submitted an indication of interest or proposal, with the goal of soliciting more favorable terms, including better pricing.  In addition, our management and members of our board had extensive discussions with AGC and management regarding these indications.

On May 24, 2010, Party D indicated continued interest in a reverse merger but did not provide a formal proposal or definitive set of terms.

On May 25, 2010, Party G was notified that their initial bid of $1.01 per share outstanding was not high enough and was asked to submit a final indication of interest or proposal by May 31, 2010.

On the evening of May 28, 2010, TIBCO submitted a letter of intent to AGC proposing an acquisition of Proginet at $1.15 per share, on a fully diluted basis, or approximately $22.8 million for all outstanding shares and in-the-money options (the “TIBCO Letter of Intent”).   The TIBCO Letter of Intent was distributed promptly to our board of directors.

Between May 30, 2010 and June 2, 2010, AGC negotiated with TIBCO various aspects of the TIBCO Letter of Intent and continued to discuss the proposals of other potential purchasers with such parties in order to solicit more favorable terms, including better pricing, from such parties.  In addition, during such time frame, as part of TIBCO’s due diligence process, Proginet’s management discussed with TIBCO in greater detail Proginet’s financial condition, including the progress of the fiscal quarter ending July 31, 2010, and the potential impact of such quarter’s results on the financial projections previously provided to TIBCO.

On June 1, 2010, Party D indicated to Mr. Weil that it was unable to get close to the value and structure that was being proposed by other interested parties.  Also on June 1, 2010, AGC participated in a call with Party G in which Party G indicated that $1.01 was its best offer and highest price.

On June 2, 2010, Party E indicated a valuation of $0.96, but no other terms, and did not provide comments to the form of merger agreement provided by Proginet.

On June 2, 2010, our board of directors held a special meeting, at which AGC updated our Board with respect to the status of its process.  AGC provided an updated valuation analysis of Proginet to our board, and the Board discussed Proginet’s financial condition and prospects, and the risks involved with Proginet remaining a stand-alone small public company.

At the meeting, our board of directors also discussed AGC’s negotiations with TIBCO with respect to the financial and other material terms of the TIBCO letter of intent, and provided a summary of the material terms thereof to our board of directors.  AGC noted, among other things, that TIBCO had improved its offer by 22% from its original offer of an aggregate purchase price of $17.1 million (or a derived $0.94 per share valuation).

AGC then discussed with our board of directors the relative pricing and advantages and disadvantages of each of the proposed transactions.  It was noted that the TIBCO Letter of Intent consisted of all cash consideration of $1.15 per share of Proginet common stock, on a fully diluted basis, which was higher than all of the other proposals, which were reported to be in the range of $0.96 to $1.10 per share of Proginet common stock.  Our board of directors discussed the importance of timing generally, and the specific risk of TIBCO pulling out of the process if there were significant delays, and the importance of certainty of completion of a transaction.  AGC stated its belief that the value of TIBCO’s proposal was both the highest offer as well as the offer providing the greatest certainty of completion.  After considering the relative value and timing of closing of each of the proposed transactions, our board of directors concluded that TIBCO’s offer was more favorable to Proginet and its stockholders, in light of the fact that TIBCO was offering the highest purchase price, and TIBCO’s ability to complete a transaction quickly and with more certainty, including because it was able to prioritize the transaction and to finance the transaction out of available cash without the need for financing.

A representative of M&S then updated our board of directors with respect to its fiduciary obligations in connection with a company sale process.

Our board of directors then authorized the execution of the TIBCO Letter of Intent, which provided for a two-week period of exclusivity ending June 17, 2010.

On June 3, 2010, Proginet and TIBCO executed the TIBCO Letter of Intent.  TIBCO then engaged in further due diligence review.

Between June 5, 2010 and June 20, 2010, M&S and Baker Botts, outside legal counsel to Proginet, and Wilson Sonsini Goodrich & Rosati (“WSGR”), outside legal counsel to TIBCO, negotiated various provisions in the proposed merger agreement, as well as ancillary agreements and schedules.

On June 16, 2010, our board of directors held a meeting at which it approved the extension of Proginet’s exclusivity arrangement with TIBCO through 11:59 p.m. on June 21, 2010, in order to allow more time for completion of the negotiation of the proposed merger agreement.  On June 17, 2010, TIBCO and Proginet extended the exclusivity arrangement to June 21, 2010.

Between June 16, 2010 and June 21, 2010, TIBCO discussed with, and provided an employment offer letter to, Thomas Bauer, our Chief Technology Officer, with the terms and conditions described under "Employment Arrangements with the Surviving Corporation" on page 46 below.

During the morning of June 18, 2010, our board of directors held a special meeting with representatives of M&S and AGC to discuss the material open items in the proposed merger agreement, which had been circulated to the board prior to the meeting, as well as the conversations with TIBCO that had occurred during the previous few days.  M&S led the board of directors through a review of the proposed merger agreement.  In addition, AGC led our board through a discussion of the process it had conducted, and various valuation analyses.  These discussions included discussion of five year projections, which were prepared by management at AGC’s request, and upon which AGC relied for certain of its valuation analyses.  M&S noted that, as the proposed merger agreement was not final, our board was not in a position to approve the transaction and reviewed with the board its fiduciary duties with respect to such approval and in connection with a sale process.

During the weekend of June 19-20, 2010, M&S and WSGR negotiated final terms of the merger agreement and the ancillary agreements, and resolved all remaining due diligence items.

During the morning of June 21, 2010, our board of directors held a special meeting with representatives of M&S and AGC to discuss the final merger agreement and the changes that had been made since the morning of June 18.  AGC delivered an oral and then final executed fairness opinion to our board of directors.  M&S reviewed with our board its fiduciary duties with respect to the approval of the final merger agreement and in connection with a sale process.  After a discussion, our board of directors authorized and approved the execution, delivery and performance of the definitive merger agreement and the consummation of the merger contemplated thereby.  Later that afternoon the definitive merger agreement was fully executed by authorized officers of TIBCO and Proginet.

On June 22, 2010, the parties issued separate press releases announcing execution of the definitive merger agreement.

Reasons for the Merger; Recommendation of Proginet’s Board of Directors

Reasons for the Merger

In the course of reaching its decision to approve the execution, delivery and performance of the definitive merger agreement and the consummation of the merger contemplated thereby, our board of directors consulted with our senior management, outside legal counsel and our financial advisor, and considered the following factors and potential benefits of the merger:

•
discussions with our management team regarding our business, financial performance and condition, technology, operations, competitive position, business strategy, strategic objectives and options and prospects, as well as risks involved in achieving these prospects; the nature of our business and the industry in which we compete; and current industry, economic and global market conditions, both on a historical and on a prospective basis, all of which led our board of directors to conclude that the merger presented an opportunity for our stockholders to realize greater value than the value likely to be realized by stockholders in the event we remained independent or pursued other alternatives;

•
a review of the possible alternatives to a sale of Proginet, which included remaining independent and growing our business organically, pursuing a strategy of growth through acquisitions or pursuing corporate alliances and other OEM partnerships, as well as the possibility of raising additional funds in a private placement (and the dilutive effect thereof); the value to our stockholders of such alternatives; the timing and likelihood of actually achieving additional value from these alternatives; the risks of pursuing such alternatives and our board of directors’ assessment that none of these alternatives was reasonably likely to result in value for our stockholders greater than the consideration to be received by our stockholders in the merger.  In this regard, our board of directors considered that a variety of growth strategies had been attempted by Proginet in the past two years, yet Proginet’s size continued to be a challenge to growth, and that the strategies employed, including OEM relationships, new product acquisitions and new product development, did not to date achieve meaningful growth in Proginet’s results of operations.  The Company has operated at a little over break-even levels, and without achieving growth, over the last three quarters ended October 31, 2009, January 31, 2010 and April 30, 2010, with revenues of $2,166,377, $2,480,200, and $2,052,457, respectively, and net income of $78,519, $169,734 and $4,389 respectively;

•
the risks associated with Proginet remaining a stand-alone company, including the increased competition, the challenges to growth as an independent company, the significant and increasing cost of complying with our obligations as a publicly traded company, our anticipated operating performance and a review of ongoing product development initiatives;

•
the current and historical market prices of our common stock, and the current and historical market prices of our common stock relative to those of other industry participants and general market indices, including the fact that the $1.15 per share of our common stock in cash, without interest, to be paid as the consideration in the merger represented an approximately 34% premium over the closing price of Proginet common stock on June 17, 2010, one trading day prior to June 18, 2010, the last trading day prior to delivery of the fairness opinion and the approval of the signing of the definitive agreement; an approximately 49% premium over the average closing price of our common stock during the 30-trading day period prior to June 18, 2010; an approximately 50% premium over the average closing price of our common stock during the 60- trading day period prior to June 18, 2010; an approximately 54% premium over the average closing price of our common stock during the 90- trading day period prior to June 18, 2010; and an approximately 76% premium over the average closing price of our common stock during the one year trading period prior to June 18, 2010;

•
the opinion of AGC to our board of directors that, as of June 21, 2010, and based upon and subject to the considerations and limitations set forth therein, the $1.15 per share of our common stock in cash to be received by the holders of shares of our common stock pursuant to the definitive merger agreement was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement entitled “The Merger — Opinion of Proginet’s Financial Advisor” beginning on page 34. The full text of the written opinion of AGC, dated June 21, 2010, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex B to this proxy statement and is incorporated by reference in its entirety to this proxy statement;

•
our board’s view, in consultation with management and taking into consideration certain information from AGC, of other potentially interested parties and whether any of them would be likely to propose an acquisition at a higher price;

•
the belief by our board of directors that we had obtained the highest price per share that TIBCO was willing to pay, taking into account the terms resulting from the negotiations between the parties, and the fact that TIBCO offered a higher price than any other interested party;

•
the fact that the merger consideration is all cash, which provides certainty of value to our stockholders compared to a transaction in which our stockholders would receive stock or remain as stockholders in a thinly traded company (such as in the case of the reverse merger proposals of Party C and Party D);

•	the availability of appraisal rights for Proginet stockholders who properly exercise their statutory appraisal rights under Delaware law;

•	the terms of the definitive merger agreement, as reviewed by our board of directors with our outside legal advisors, including:

•	the structure of the merger;

•	the representations and warranties;

•	the conditions to our respective obligations; and

•
the ability of our board of directors, under specified circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to TIBCO of a termination fee of $1,000,000, to terminate the definitive merger agreement to accept a superior proposal; and

•
the likelihood that the merger would be consummated in light of the conditions to TIBCO’s obligation to complete the merger, TIBCO’s financial capability and the absence of any financing condition to TIBCO’s obligation to complete the merger.

In the course of its deliberations, our board of directors also identified and considered a variety of risks and other countervailing factors, including:

•	the fact that our stockholders will not participate in any future growth potential of Proginet or any synergies resulting from the merger;

•
the possibility that the merger might not be completed and the effect of the public announcement and pendency of the merger on our management attention, our ability to retain employees, our relationship with customers and suppliers, and our sales, operating results and stock price and our ability to attract and retain key management and sales, marketing and technical personnel;

•	the restrictions the definitive merger agreement imposes on soliciting competing bids and the fact that we may be obligated to pay TIBCO the $1,000,000 termination fee under specified circumstances;

•
the restrictions on the conduct of Proginet’s business prior to completion of the merger, requiring Proginet to conduct business only in the ordinary course, subject to specific limitations, which could delay or prevent Proginet from undertaking business opportunities that may arise pending completion of the merger and the length of time between signing and closing when these restrictions are in place;

•	the fact that gains from a cash transaction would be taxable to our stockholders for United States federal income tax purposes; and

•
that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed, even if the definitive merger agreement is adopted by our stockholders. See the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 64.

Proginet’s board of directors considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination to enter into the merger agreement.  The foregoing discussion of the information and factors considered by the board of directors is not exhaustive.  In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the proposed transaction and the complexity of these matters, the board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision.  The board of directors evaluated the factors described above and reached a consensus that the proposed transaction was advisable to, fair to, and in the best interests of, Proginet and its stockholders.  In considering the factors described above and any other factors, individual members of the board of directors may have viewed factors differently or given different weights or merits to different factors.

Our board of directors, by unanimous vote, has determined that it is advisable and in the best interests of Proginet and our stockholders to consummate the merger and the other transactions contemplated by the merger agreement, and unanimously recommends that stockholders vote “FOR” the proposal to adopt the merger agreement. When you consider our board of directors’ recommendation, you should be aware that Proginet’s directors may have interests in the merger that may be different from, or in addition to, your interests.  These interests are described in “—Interests of Proginet’s Directors and Executive Officers in the Merger.”

Opinion of Proginet’s Financial Advisor

On June 21, 2010, AGC rendered its oral opinion (which was subsequently confirmed in writing by delivery of AGC’s written opinion later that same day) (the “Opinion”) to Proginet’s board of directors that, as of that date, and based on and subject to the matters stated in the Opinion, the consideration to be offered to Proginet’s stockholders in the proposed merger was fair, from a financial point of view, to such stockholders.

The full text of the written Opinion, dated June 21, 2010, which sets forth the assumptions made, matters considered and limitations on the Opinion undertaken in connection with the Opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference.  This Opinion does not constitute a recommendation as to how any stockholder should vote in connection with the merger agreement or any other matter related thereto.  The following is a summary of AGC’s Opinion and the methodology it used to render its Opinion and this summary is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read the entire Opinion carefully.

AGC’s Opinion and analyses were only one of many factors considered by Proginet’s board of directors in its evaluation of the offer and should not be viewed as determinative of the views of Proginet’s board of directors with respect to the proposed merger. The opinion of AGC spoke as of the date it was rendered, was based on the economic, market, financial and other conditions as in effect on, and the information made available to AGC as of the date thereof, and was without regard to any economic, market, financial or other circumstances or events of any kind or nature that may exist or occur after such date.  Although subsequent developments may affect AGC’s opinion, AGC has not undertaken to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and does not have an obligation to update, revise or reaffirm its opinion.

AGC’s advisory services and Opinion were provided for the information and assistance of Proginet’s board of directors in connection with their respective considerations of the proposed merger.  AGC was not asked to, and did not express any opinion as to, whether Proginet should engage in the transactions contemplated by the proposed merger agreement on the terms set forth therein.  AGC’s Opinion does not address the underlying business decision to enter into the proposed merger Agreement or the relative merits of the merger agreement as compared to other business strategies available to Proginet.

In arriving at its Opinion, AGC reviewed and considered the following financial and other information and other matters it deemed relevant, among other things:

•	the merger agreement,

•	Proginet’s Annual Reports on Form 10-K for the two fiscal years ended July 31, 2009 and 2008;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Proginet;

•	certain business, financial and other information regarding Proginet that was prepared by Proginet and was publicly available or furnished to AGC by Proginet’s management; and

•	certain internal financial projections regarding Proginet furnished to AGC by Proginet’s management, as described below under “Financial Projections.”

In addition, AGC took the following actions:

•
Held discussions with Proginet’s management concerning Proginet’s business, past and current operations, financial condition and future prospects, including discussions with Proginet’s management concerning Proginet’s management projections and the risks and uncertainties of Proginet continuing to pursue an independent strategy;

•	Compared Proginet’s historical performance to management’s historical forecasts;

•	Participated in discussions and negotiations among representatives of Proginet and TIBCO, and their respective legal advisors;

•	Compared Proginet’s historical and present financial condition with those of other companies that AGC deemed relevant;

•	Compared the proposed financial terms of the merger agreement with the financial terms of certain other business combinations and transactions that AGC deemed relevant;

•
Considered bids received from third parties to acquire all or parts of Proginet and the results of AGC’s efforts to solicit indications of interest and definitive proposals with respect to a sale of Proginet;

•	Prepared an analysis of the discounted cash flows of Proginet;

•	Reviewed the stock price and trading history of the common stock;

•	Considered other information and analyses to the extent deemed relevant by AGC; and

•	Conducted discussions with certain members of Proginet’s board of directors and senior management.

In conducting its review and arriving at its Opinion, AGC, with Proginet’s consent, assumed and relied, without any independent investigation on AGC’s part, upon the accuracy and completeness of all financial and other information provided to AGC by Proginet or that was prepared by Proginet and is publicly available.  AGC did not undertake any responsibility for the accuracy, completeness or reasonableness of, or attempt to independently verify such information.  In addition, AGC did not conduct nor did it assume any obligation to conduct any physical inspection of the properties or facilities of Proginet.  AGC further relied upon the verbal assurance of our management that it was unaware of any facts that would make the information reviewed by AGC incomplete or misleading in any material respect.  AGC, with Proginet’s consent, assumed that Proginet’s management projections that AGC examined were reasonably prepared by our management on bases reflecting the best currently available estimates and good faith judgments of such management as to our future performance.

In preparing the Opinion, AGC performed a variety of financial and comparative analyses that it considered reasonable and appropriate to the proposed merger.  The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.  AGC arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.  Accordingly, AGC believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

The summary set forth below does not purport to be a complete description of the analyses performed by AGC, but describes, in summary form, the material financial analyses performed by AGC in connection with the delivery of its opinion to Proginet’s board of directors.  In order to fully understand AGC’s financial analyses, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of AGC’s financial analyses.

AGC’s opinion addressed solely the fairness of the merger consideration of $1.15 per share, from a financial point of view, to Proginet’s stockholders and did not address the other terms of the merger agreement or other arrangements.

Other Bids Received in Proginet’s Sale Process

AGC considered bids received from third parties to acquire all or parts of Proginet and the results of AGC’s efforts to solicit indications of interest and definitive proposals with respect to a sale of Proginet.  AGC’s process, pursuant to which approximately 60 potential strategic and ten financial buyers were contacted, or contacted AGC or management, commenced following Proginet’s board of directors meeting on April 21, 2010 and concluded at the beginning of June 2010.  During this process, AGC succeeded in scheduling on-line or in person meetings between Mr. Weil and more than ten of the potential purchasers.  As a result of this process, Proginet received five formal indications of interest.  One party indicated continued interest in a reverse merger but was unable to produce a compelling set of terms.  A second party indicated a value between $0.96 and $1.00 per share.  A third party verbally indicated a value of $1.10 per share.  A fourth party indicated a value of $1.01 per outstanding share or $17,256,302 on a debt-free, cash-free basis.  In summary, the sale process yielded alternative bids to acquire all of the common stock for prices ranging from $0.96 to a verbal indication of $1.10 per share in cash.  AGC noted that all of these bids were below the merger consideration of $1.15 per share.

Premiums Paid Analysis

AGC reviewed the premiums paid by acquirers in 79 public technology M&A transactions involving U.S.-based targets announced between January 1, 2008 and May 17, 2010 that had an enterprise value of less than $500 million.  AGC selected target companies with a general similarity to Proginet in the mix and characteristics of their businesses including scale of the business and software industry focus, which criteria AGC believed, based on its experience, to be the most relevant in analyzing the merger consideration in this manner.

For each selected transaction, AGC calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical average closing share price during the following periods: (i) one trading day prior to announcement, (ii) 30 trading days prior to announcement, (iii) 60 trading days prior to announcement, and (iv) 90 trading days prior to announcement.  AGC then compared these premiums to the premiums implied by the merger consideration of $1.15 per share, in relation to the average closing prices of Proginet common stock for the same time periods ending on June 18, 2010 (the last trading day before delivery of the Opinion and the approval by Proginet’s board of the merger and the merger agreement).  These premiums are reflected in the table below:

Premium As Of	Median of Selected Transactions	Proginet
One Trading Day Prior	35%	34%
30-Trading Day Average	36%	49%
60- Trading Day Average	37%	50%
90- Trading Day Average	36%	54%

The table above indicates that the median of selected precedent premiums for one trading day, 30 trading days, 60 trading days and 90 trading days before the announcement of the selected transactions since 2008 range between 35% and 37%.  AGC selected premiums observed in transactions since 2008 in order to reflect the current level of premiums in its considerations.  AGC noted that, other than with respect to the one trading day median,  the merger consideration of $1.15 per share was above the median range implied by the foregoing analysis.

Precedent Transaction Analysis

Using publicly available information and estimates, AGC reviewed and compared the purchase prices and multiples paid in six acquisitions from December 2006 to May 2010 that AGC, based on its experience, deemed to be the most relevant in analyzing the merger consideration in this manner.  AGC selected target companies with general similarity to Proginet in the characteristics of their businesses including software industry focus, scale of the business and last 12 months (“LTM”) revenue growth of generally less than 20%, which criteria AGC believed to be the most relevant in analyzing the merger consideration in this manner.  The selected transactions were:

Announcement Date	Target	Acquirer	Enterprise Value (in millions)
May 2010	Sterling Commerce, Inc.	International Business Machines Corp.	$1,400
June 2007	webMethods, Inc.	Software AG	414
April 2007	Embarcadero Technologies, Inc.	Thoma Bravo, LLC	126
June 2008	Tumbleweed Communications Corp.	Axway Inc.	118
May 2007	EasyLink Services Corp.	Internet Commerce Corp.	63
December 2006	Seagull Holding NV	Rocket Software, Inc.	50

AGC calculated the transaction value (defined as equity value of the transaction plus net assumed debt plus assumed minority interest and preferred stock) to the LTM revenue multiples of the selected transactions.

The table below presents the results of the analysis:

Selected Transactions	Transaction Enterprise Value to LTM Revenue Multiple
High	2.1x
Mean	1.8x
Median	2.0x
Low	0.8x

Proginet	2.4x

Based on the median multiple of 2.0x transaction value to LTM Revenue, AGC calculated an implied per share equity value of $0.96 for Proginet.  AGC noted that the per share merger consideration of $1.15 per share was above the value implied by the median multiple in the foregoing analysis.

Comparable Public Company Trading Analysis

Using publicly available information, AGC reviewed and compared specific financial and operating data relating to Proginet with selected companies that AGC deemed comparable to Proginet.  AGC selected publicly traded business services software companies with market capitalizations under $200 million and a general similarity to Proginet in the mix and characteristics of their businesses, including 2009 revenue growth generally less than 20% and operating margins of generally less than 20%, which criteria AGC believed, based on its experience, to be the most relevant in analyzing the merger consideration in this manner.  AGC included in the review of comparable companies the following companies:

•	Formula Systems (1985) Ltd.
•	EasyLink Services International Corp.
•	Beta Systems Software AG
•	Pervasive Software Inc.
•	GlobalScape Inc.
•	Magic Software Enterprises Ltd.

AGC calculated and compared each comparable company’s enterprise value (defined as equity value plus net debt plus minority interest and preferred stock) as a multiple of its LTM Revenue and LTM EBITDA (earnings before interest, taxes and depreciation and amortization).  AGC calculated these multiples based on closing market prices on June 18, 2010.  Using publicly available information, AGC also calculated and analyzed these multiples for Proginet using the merger consideration of $1.15 per share.

The table below presents the results of this analysis:

Comparable Companies	Enterprise Value to LTM Revenue Multiple	Enterprise Value to LTM EBITDA Multiple
High	2.5x	12.0x
Mean	1.0x	6.9x
Median	0.8x	5.7x
Low	0.7x	3.0x

Proginet	2.4x	11.0x

Based on a median LTM revenue multiple of the selected companies as set out above of 0.8x, AGC calculated a per share equity value of $0.45 for Proginet, and, based on a median LTM EBITDA multiple of 5.7x, AGC calculated a per share equity value of $0.63 for Proginet.  AGC noted that the per share Merger consideration of $1.15 was above the median multiples implied by the foregoing.

Discounted Cash Flows Analysis

In order to estimate the present value of Proginet’s common stock, AGC performed a discounted cash flow analysis of Proginet.  A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the present value of estimated future cash flows of the asset. Present value refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other factors.

To calculate the estimated enterprise value of Proginet using the discounted cash flow method, AGC added (1) Proginet’s projected after-tax unlevered free cash flows for fiscal years 2010 through 2015 based on Proginet’s management projections to (2) the terminal value of Proginet as of July 31, 2015 based on Proginet’s management projections (as of June 18, 2010), and discounted such amount to its present value using a range of selected discount rates and an end of period discounting convention.  The after-tax unlevered free cash flows based on Proginet’s management projections were calculated by taking the tax-affected net income, adding depreciation and amortization, adding stock based compensation and subtracting capital expenditures.  No income taxes were deducted from pre-tax income because Proginet management estimated that the Company would be able to offset such income tax with net operating loss carryforwards, and no adjustments were made for working capital because management did not estimate any change in working capital requirements.  The residual value of Proginet at the end of the forecast period, or terminal value, was estimated by selecting a range of terminal value multiples based on forward 12-month EBITDA of 4.0x to 6.0x and forward 12-month Revenue multiples of 1.8x to 2.2x and applying such ranges to EBITDA projections and Revenue projections respectively for the fiscal year ending 2015 based on Proginet’s management projections.  The range of EBITDA multiples were derived based on the median enterprise value to the median LTM EBITDA multiple generated from the comparable public company trading analysis over the 15 trading days prior to the announcement of the transaction.  Although the median LTM EBITDA multiple on the day prior to announcement was 5.7x, the median LTM EBITDA multiple of the 15 trading days prior to announcement was less than 5.5x.  Given the lower 15 trading day LTM EBITDA median and the uncharacteristically high LTM EBITDA median on the day prior to announcement, AGC used a range of 4.0x to 6.0x for the range of forward EBITDA multiples which AGC believed to be the most appropriate in analyzing the merger consideration in this manner.  The range of revenue multiples was based on the median multiple generated from the precedent transaction analysis.  The range of discount rates of 19.4% to 23.4% was selected based on an analysis of the weighted average cost of capital of Proginet.  The weighted average cost of capital assumed a risk free rate of 3.2%, based on the 10-year U.S. treasury bond rate, a market risk premium of 5.0% based on the Ibbotson arithmetic market premium from 1926-2000, and the mean of the unlevered beta’s of the six companies used in the comparable public company trading analysis which was equal to 0.63 for the unlevered beta.  Additionally, a company specific risk premium of 15.0% was applied based on Proginet’s historical performance relative to management projections and AGC’s analysis of revenue growth, financial risk, operational risk, industry risk and economic risk.  Specifically, AGC used this company specific risk premium based on the risks presented by Proginet’s smaller scale in relation to its larger competitors, and the increasing competition and ongoing consolidation in Proginet’s industry.  The mean unlevered beta of 0.63 is equal to the relevered beta as the company did not possess any debt or preferred stock as of the last balance sheet dated May 20, 2010.  The weighted average cost of capital was calculated by multiplying the relevered beta of 0.63 by the risk premium and adding the company specific risk premium and the risk free rate.  AGC then calculated a range of implied prices per share of Proginet. The following summarizes the results of these calculations:

Based on the implied present value of the free cash flows and the implied present value of terminal value indications, AGC estimated a range of per share value of $0.77 to $1.13 for Proginet.  AGC noted that the merger consideration of $1.15 per share was above the ranges of implied values per share calculated using terminal values implied by both EBITDA and Revenue.

Limitations of Financial and Comparative Analyses

AGC employed several analytical methodologies, and no one method of analysis should be regarded as critical to the overall conclusion reached by AGC.  Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.  The conclusion reached by AGC was based on all analyses and factors taken as a whole and also on application of AGC’s experience and judgment, which may involve significant elements of subjective judgment and qualitative analyses. The estimates contained in AGC’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Due to the inherent differences between businesses, operations and prospects, and the reasons for and the circumstances surrounding each transaction, no company, transaction or business used in the foregoing analyses as a comparison is identical or directly comparable to Proginet or the proposed transaction, and an evaluation of those analyses cannot rely solely on the quantitative results.  Rather, AGC’s analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.  In its analyses, AGC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the parties or their respective advisors, and therefore are inherently subject to uncertainty. None of Proginet, AGC or any other person assumes responsibility if future results are materially different from those discussed.  Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein.

Proginet’s board of directors selected AGC as financial advisor based on AGC’s experience in the software and broader technology markets, as well as with software companies of similar size to Proginet, its commitment to staff the transaction with senior and experienced personnel, and the perceived ability of the AGC team to work well with our management team.  ACG had not provided any services to Proginet prior to this transaction, and AGC has not provided any services to TIBCO.

Under the terms of its engagement, Proginet agreed to pay to AGC a fairness opinion fee of $125,000.  The payment of AGC’s fairness opinion fee was independent of the consummation of the proposed merger and irrespective of the content of the fairness opinion.  AGC will receive an additional fee of approximately $708,000, contingent upon the consummation of the proposed merger. AGC also received a non-refundable cash retainer fee payable upon signing of its engagement letter with Proginet dated April 13, 2010 of $50,000. Proginet also agreed to reimburse AGC for the reasonable expenses incurred by AGC in performing its services, including fees and expenses of its legal counsel, independent of the consummation of the proposed merger, and to indemnify AGC and related persons against liabilities, including liabilities under securities laws, arising out of its engagement.

Certain Financial Projections

Proginet does not as a matter of course prepare or make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates.  However, at AGC’s request, Proginet’s management developed and provided to AGC in connection with its fairness opinion five-year projections for Proginet.  These financial projections were also provided to, and were considered by, our board of directors prior to our board’s approval of the merger agreement.  As described in the “Background of the Merger” section of this proxy statement, prior to the preparation of these financial projections, Proginet provided to TIBCO and certain other potential purchasers for due diligence purposes, certain financial projections for fiscal year 2010 and fiscal year 2011 which, to the extent provided, were substantially similar to the financial projections prepared by Proginet management and provided to AGC and our board of directors.

None of Proginet, TIBCO or their respective affiliates assumes any responsibility for the accuracy of the financial projections.  The financial projections set forth below are included in this proxy statement solely because this information was provided to AGC and our board of directors, and not to influence your decision as to whether to vote for the proposal to adopt the merger agreement.   The inclusion of the financial projections in this proxy statement should not be regarded as an indication that Proginet, the board of directors, AGC, TIBCO or any other recipient of the financial projections considered, or now considers, them to be material or to be reliable predictions of future results, and they should not be relied upon as such.

At the time the financial projections set forth below were prepared, the projections represented the best estimates and judgments of Proginet’s management concerning the future financial performance of the Company.  While the financial projections were prepared in good faith, they are forward-looking statements that are subjective in many respects, and reflect numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond Proginet’s control, including estimates and assumptions regarding general economic conditions and the impact of such factors on Proginet’s business.  Important factors that may affect actual results and cause the financial projections not to be accurate include, but are not limited to, risks and uncertainties relating to Proginet’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, competition and other factors described under the captions “Risk Factors” and “Forward-Looking Statements” in our most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, respectively, and the “Cautionary Statement Concerning Forward-Looking Information” section of this proxy statement.  In addition, the financial projections do not reflect any events that could affect the Company’s prospects, including changes in general business or economic conditions, or any other transaction or event that has occurred since, or that may occur and that was not anticipated at, the time the financial projections were prepared.  The financial projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. There can be no assurance that the financial projections are or will be accurate or that Proginet’s future financial results will not vary, even materially, from the financial projections.  None of Proginet, TIBCO or their respective affiliates, representatives or agents undertakes any obligation to update or otherwise to revise the financial projections to reflect circumstances existing or arising after the date such financial projections were generated or to reflect the occurrence of future events, even if any or all of the underlying estimates and assumptions are shown to be in error or to have changed.

Set forth below is a summary of the financial projections which were provided to AGC and our board of directors in their evaluation of the proposed merger.

	Proginet Projections
	FY10	FY11	FY12	FY13	FY14	FY15	CAGR (2)
Revenue	$8.8	$10.1	$10.7	$11.5	$12.7	$14.2	10.1%
Growth (1)	(5.3)%	14.6%	6.0%	8.0%	10.0%	12.0%
EBITDA	$1.9	$2.9	$3.2	$3.5	$3.8	$4.3	17.0%
Margin	22.1%	28.7%	30.0%	30.0%	30.0%	30.0%
EBIT	$0.2	$1.3	$1.6	$1.9	$2.2	$2.7	72.8%
Margin	2.0%	13.2%	15.0%	16.1%	17.4%	18.7%
Net Income	$0.2	$1.3	$1.6	$1.9	$2.2	$2.7	71.3%
Margin	2.1%	13.3%	15.1%	16.2%	17.5%	18.8%
Free Cash Flow (3)	$1.9	$2.9	$3.2	$3.4	$3.8	$4.2	16.8%

(1)	Expressed as a percentage change over the prior year.

(2)
Based on growth from FY10 to FY15. CAGR refers to compound annual growth rate. The financial projections were derived from historical results and management estimates for future performance as a stand-alone entity.

(3)
The after-tax unlevered free cash flows based on the financial projections were calculated by taking the tax-affected net income, adding depreciation and amortization, adding stock based compensation and subtracting capital expenditures and adjusting for changes in working capital.

Each of EBITDA, EBIT and Free Cash Flow is not a measure recognized by U.S. generally accepted accounting principles (“GAAP”).  Non-GAAP financial measures are not intended to be substitutes for any GAAP financial measure and, as calculated, may not be comparable to similarly titled measures of other companies.

The financial projections should be read together with the historical financial statements of the Company, which have been filed with the SEC. See “Where You Can Find More Information”.  The financial projections were not prepared with a view toward public disclosure and, accordingly, do not comply with published guidelines of the SEC, the Public Company Accounting and Oversight Board or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  Neither our independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability, and accordingly assume no responsibility for them or their achievability.

There can be no assurance that any financial projections will be, or are likely to be, realized, or that the assumptions on which they are based will prove to be, or are likely to be, correct. None of Proginet, TIBCO or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholders or any other person regarding the ultimate performance of Proginet compared to the financial projections set forth above. Proginet has not made any representation to TIBCO, in the merger agreement or otherwise, concerning the financial projections. You are cautioned not to place undue reliance on this information in making a decision as to whether to vote for the proposal to adopt the merger agreement.

Financing of the Merger

TIBCO expects to fund the costs of the proposed merger and the related transactions out of available cash on hand.  The merger agreement does not contain any condition relating to the receipt of financing by TIBCO.

Interests of Proginet’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have economic interests in the merger that may be different from, or in addition to, their interests as Proginet stockholders.  The Proginet board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated under the merger agreement.

Equity Compensation Awards

TIBCO will not assume any Proginet options in connection with the merger.  Immediately prior to the effective time of the merger, options to acquire Proginet common stock outstanding immediately prior to the effective time of the merger will automatically be cancelled and each share of Proginet common stock subject thereto will be automatically converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to the positive difference, if any, between $1.15 and the per share exercise price of the option.  Any options that have a per share exercise price greater than or equal to $1.15 will be cancelled without payment of cash or other consideration.  All outstanding options will be accelerated and become fully vested prior to the effective time of the merger, to the extent not already vested.

The table below sets forth, as of July 19, 2010, the aggregate amounts expected to be received, in connection with the cash-out of options, vested and unvested, to purchase Proginet common stock held by our executive officers and directors that are expected to be cashed out as a result of the merger.  All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholdings.  The options have exercise prices ranging between $0.16 and $0.90 per share.  The information assumes that all such options remain outstanding on the closing date of the merger.

Name	Value of Vested Stock Option Awards	Value of Unvested Stock Option Awards
Non-Employee Directors
Amit K. Basak	$30,125	$3,125
Allen Wolpert	$60,250	$6,250
E. Kelly Hyslop	$127,050	$6,250
George T. Hawes	$78,250	$6,250
Stephen Kezirian	$30,125	$3,125

Executive Officers
Sandison Weil	$75,000	$188,500
Stephen M. Flynn	$136,000	$140,000
Kevin Bohan	$66,900	$-
Thomas C. Bauer	$30,000	$49,000
Joseph Christel	$33,000	$99,000

Severance Arrangements

We have previously entered into an offer letter with Mr. Weil that provides for certain benefits in the event of our termination of his employment for any reason other than his death, disability or cause, or in the event of his resignation in connection with a constructive termination, whether or not following a change of control.  In addition, Mr. Weil’s offer letter provides that all outstanding options will immediately vest upon a change of control.  Upon termination of Mr. Weil's employment by us without cause (and other than a termination due to death or disability), or upon his resignation in connection with a constructive termination, Mr. Weil is entitled to receive: (x) severance payments for a period of six months, or, if such termination or resignation occurs after a change of control, twelve months, in each case paid in accordance with our normal payroll practices, (y) continued participation in our employee benefit plans for a period of six months, or, if such termination or resignation occurs after a change of control, twelve months and (z) and continuation of vesting of outstanding stock options for a period of three months.  The completion of the proposed merger will constitute a change of control under the offer letter.  Mr. Weil's receipt of severance payments, the continuation of employee benefits and the continuation of vesting are subject to the execution of a release of claims in our favor.  Under the offer letter, "cause" is defined as Mr. Weil's: (a) commission of a felony intended to result in substantial personal enrichment at our expense, (b) conviction of a crime involving moral turpitude, or (c) willful failure in bad faith to perform his duties that is not cured within 15 days of written notice thereof.  Under the offer letter, "constructive termination" means: (i) a material diminution of duties, (ii) a change in title or reporting relationship, (iii) a change greater than 25 miles in the location of Mr. Weil's designated work place, (iv) a reduction in base salary or (v) the failure of any successor to our business through any change of control to fully assume our obligations under the offer letter.  Except for the increase in severance payments and continuation of benefits from six months to twelve months if Mr. Weil's termination without cause (and other than a termination due to death or disability) or resignation in connection with a constructive termination occurs after a change of control, the provisions and the benefits afforded to Mr. Weil under the offer letter are the same benefits that Mr. Weil would have outside of the context of the merger in the event of the termination of his employment without cause (and other than a termination due to death or disability) or resignation following a constructive termination.

We have previously entered into offer letters with Messrs. Flynn and Christel, each of which provides for certain benefits in the event of our termination of the executive's employment for any reason other than his death, disability or cause, or in the event of the executive's resignation in connection with a constructive termination, whether or not following a change of control.  In addition, the offer letters with Messrs. Flynn and Christel provide that outstanding options will immediately vest upon a change of control.  Upon termination of the executive's employment by us without cause (and other than a termination due to death or disability), or upon his resignation in connection with a constructive termination, the executive is entitled to receive: (x) severance payments for a period of six months (in the case of Mr. Flynn) or three months (in the case of Mr. Christel), in each case paid in accordance with our normal payroll practices, (y) continued participation in our employee benefit plans for a period of six months (in the case of Mr. Flynn) or three months (in the case of Mr. Christel) and (z) continuation of vesting of outstanding stock options for a period of three months.  The executive's receipt of severance payments, the continuation of employee benefits and the continuation of vesting are subject to the execution of a release of claims in our favor.  Under the offer letters, "cause" is defined as the executive's: (a) commission of a felony intended to result in substantial personal enrichment at our expense, (b) conviction of a crime involving moral turpitude, or (c) willful failure in bad faith to perform his duties that is not cured within 15 days of written notice thereof.  Under the offer letter, "constructive termination" means: (i) a material diminution of duties, (ii) a change in title or reporting relationship, (iii) a change greater than 25 miles in the location of the executive's designated work place, (iv) a reduction in base salary or (v) the failure of any successor to our business through any change of control to fully assume our obligations under the offer letter.  The completion of the proposed merger will constitute a change of control under the offer letter.  The provisions and the benefits afforded to Messrs. Flynn and Christel under their respective offer letters are the same benefits that Messrs. Flynn and Christel would have outside of the context of the merger in the event of the termination of their employment without cause or their resignation in connection with a constructive termination.

We have previously entered into management continuity agreements with Messrs. Bohan and Bauer, each of which provides for certain benefits in the event of our termination of the executive's employment without cause or the executive's resignation for good reason following a change of control.  The completion of the proposed merger will constitute a change of control under these agreements.  Under the management continuity agreements, "cause" is defined as a determination by our board of directors that the executive has committed: (a) an act of gross negligence or willful misconduct which has caused material damage to us or our business, (b) a felony involving money or other property, (c) a crime of moral turpitude, or (d) embezzlement or other criminal fraud.  The executive will have "good reason" to terminate his employment if: (i) his duties or reporting responsibilities are materially changed, (ii) his base compensation is reduced or his bonus compensation plan is altered in any material way, (iii) the terms of our annual and long-term incentive plans are materially changed, (iv) his primary employment location is relocated outside of the New York metropolitan area, or (v) there is otherwise a material adverse change in the terms and conditions of his employment.  Under the management continuity agreements, if, following a change of control, the executive's employment is terminated without cause or the executive resigns for good reason, he will be entitled to receive:

•
a lump-sum severance payment equal to the present value of the sum of (x) six months  of the executive's base compensation, based upon the highest annual base compensation rate in effect at any time during the three year period prior to termination plus (y) the amount of the annual bonus that the executive would have received in respect of the six month period immediately following his termination or resignation, based upon the pro rated portion of the highest aggregate amount of such bonuses he received in any one of the three calendar years preceding the termination;

•
continuation for a period of six months  following the termination, at the surviving corporation's expense, of the executive's participation in retirement, medical and other employee benefit plans in which he was entitled to participate prior to the termination; and

•	executive job outplacement counseling for one year.

If following a change of control the executive terminated his employment without good reason, the executive will receive three months’ compensation and executive job placement counseling for one year.

Mr. Bauer's management continuity agreement will terminate upon the closing of the merger, and will be superseded by the employment offer letter described in "Employment Arrangements with the Surviving Corporation" on page 46 below.

The table below sets forth the potential severance payments and benefits the executive officers would be entitled to on an eligible termination as described above (equity compensation for the executive officers related to the merger is set forth in the table above under the heading “Outstanding Equity Awards”).  As we do not expect that any of our executive officers other than Mr. Bauer (as described in "Employment Arrangements with the Surviving Corporation" below) will remain employed by the Surviving Corporation after the completion of the proposed merger, we anticipate that our executive officers will receive the severance payments and benefits set forth below.  You should note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement.  Some of these assumptions are based on information currently available and will need to be updated.  As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Name	Severance Pay	Continuation of Benefits	Total
Sandison Weil	$360,000	$22,227	$382,227

Stephen M. Flynn	$125,000	$11,113	$136,113

Kevin Bohan	$92,938	$14,906	$107,844

Thomas C. Bauer (1)	$94,653	$5,192	$99,845

Joseph Christel	$37,500	$4,953	$42,453

(1)  Amounts are calculated based on terms of Mr. Bauer's offer of employment described immediately below.

Employment Arrangements with the Surviving Corporation

Mr. Bauer and TIBCO have executed an offer of employment providing for Mr. Bauer's employment by TIBCO or the surviving corporation following the merger.  The offer of employment is contingent upon, and shall become effective only upon, completion of the proposed merger.  Under the offer of employment, Mr. Bauer will receive an annual base salary of $175,000 and a grant of 10,000 shares of TIBCO's restricted stock, which will vest in annual installments over four years.  Under the offer of employment, if, within twelve months after the effective date of the merger, Mr. Bauer's employment is terminated by TIBCO or the surviving corporation without cause, or if Mr. Bauer resigns his employment for good reason, he will be entitled to receive (i) a lump-sum payment equal to (x) six months of his then-current base salary, plus (y) 50% of the amount of his most recently earned annual bonus; and (ii) reimbursement of the employee cost of continued health and dental coverage for Mr. Bauer and his dependents under TIBCO's group employee health plan for six months.  Under the offer of employment, "cause" means Mr. Bauer's commission of (a) an act of gross negligence or willful misconduct which causes material damage to TIBCO or the surviving corporation, (b) a felony involving money or other property, (c) a crime of moral turpitude, or (d) embezzlement or other criminal fraud.  Mr. Bauer will be deemed to have "good reason" to terminate his employment if (i) his duties or responsibilities are materially diminished, (ii) his base compensation is materially diminished, (iii) his primary employment location is relocated outside of the New York metropolitan area, or (iv) any material breach by TIBCO of the employment offer letter, in each case subject to TIBCO's right to cure such action or inaction within 30 days of written notice thereof from Mr. Bauer.

Each of Messrs. Weil, Flynn, Bohan, Christel and Bauer have entered into non-competition and non-solicitation agreements with TIBCO which are contingent upon, and shall become effective only upon, completion of the proposed merger.  The non-solicitation and non-competition agreements provide generally that during the period commencing on the effective date of the merger and ending 18 months after the later of (x) the effective date of the merger or (y) if the executive is employed by TIBCO or the surviving corporation, the effective date of termination of such employment, the executive will not (i) engage in (whether as an owner, employee, consultant or in any other capacity) any business that is competitive with or similar to the business of the surviving corporation, in the State of New York and other states and countries from which the surviving corporation derives revenue or conducts business, (ii) solicit any of the surviving corporation's customers for any competitive business, or (iii) induce or solicit any employee or vendor of the surviving corporation to terminate his, her or its relationship with the surviving corporation.

Except as described above, as of the date of this proxy statement, no members of our current management have entered into any agreement, arrangement or understanding with TIBCO or its affiliates regarding employment with, or the right to convert into or reinvest or participate in the equity of, the surviving corporation or TIBCO or its affiliates.  Although it would not be unexpected that some members of our current management team will enter into arrangements, agreements or understandings with TIBCO or its affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, TIBCO (and/or a subsidiary of TIBCO), there can be no assurance that any parties will reach an agreement, arrangement or understanding.

Insurance and Indemnification of Proginet’s Directors and Officers

The merger agreement provides that for a period of six years following completion of the proposed merger, the surviving corporation shall (and TIBCO shall cause the surviving corporation to) honor all obligations of Proginet to any person who is now, or has been prior to the execution of the merger agreement, or who becomes prior to the completion of the proposed merger, a director or officer of Proginet or any of its subsidiaries, under any indemnification, advancement of expenses and exculpation provisions set forth in Proginet's and its subsidiaries' respective certificate of incorporation and bylaws as in effect on the date of the merger agreement, except to the extent modified by the certificate of incorporation of the surviving corporation as set forth on Exhibit G to the merger agreement.  The surviving corporation is further obligated to maintain for at least six years provisions regarding indemnification, exculpation and advance of expenses in its charter and bylaws that are at least as favorable as those provided under Proginet's charter and bylaws on the date of the merger agreement.  Additionally, the surviving corporation will maintain directors' and officers' liability insurance for a period of six years following the completion of the proposed merger, on terms equivalent to Proginet's current directors' and officers' liability insurance, subject to an annual premium cap of 200% of Proginet's current annual premiums for such insurance.  See "The Merger Agreement – Insurance and Indemnification of Proginet's Directors and Officers" on page 70.

Material U.S. Federal Income Tax Consequences of the Merger

The following summary is a general discussion of the material U.S. federal income tax consequences to “U.S. holders” (as defined below) whose shares of Proginet common stock are exchanged for cash pursuant to the merger.  This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect or different interpretations.  Any such change could alter the tax consequences to stockholders as described herein.  As a result, we cannot assure you that the tax consequences described herein will not be challenged by the Internal Revenue Service (which we refer to as the IRS), or will be sustained by a court if challenged by the IRS.  No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein.  This summary is for the general information of our stockholders only and does not purport to be a complete analysis of all potential tax effects of the merger.  For example, it does not consider the effect of any applicable state, local, foreign, estate or gift tax laws.  In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions occur in connection with the merger), including, without limitation, any exercise of an option or the acquisition or disposition of Proginet shares other than pursuant to the merger.  In addition, it does not address all aspects of U.S. federal income taxation that may affect particular Proginet stockholders in light of their particular circumstances, including stockholders that are insurance companies, tax-exempt organizations, financial institutions, regulated investment companies or brokers or dealers in securities; stockholders who hold their common stock as part of a hedge, straddle or conversion transaction; stockholders that hold common stock which constitutes qualified small business stock for purposes of Section 1202 of the Code or “section 1244 stock” for purposes of Section 1244 of the Code; stockholders who are liable for the U.S. federal alternative minimum tax; stockholders who are partnerships or any other entity classified as a partnership for U.S. federal income tax purposes; stockholders who acquired their common stock pursuant to the exercise of a stock option or otherwise as compensation; and stockholders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.  The following summary also does not address the tax consequences for the holders of stock options. The following summary assumes that stockholders hold their common stock as a “capital asset” (generally, property held for investment).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Proginet common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Proginet common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Proginet common stock, you should consult your tax advisor.  The term “Non-U.S. holder” means a stockholder of the company who is not a U.S. holder.

PROGINET STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, AND AS TO ANY TAX REPORTING REQUIREMENTS OF THE MERGER AND RELATED TRANSACTIONS, IN LIGHT OF THEIR OWN RESPECTIVE TAX SITUATIONS.

Taxation of U.S. Holders.  The receipt of cash in exchange for shares of Proginet common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, a U.S. holder who receives cash in exchange for shares of Proginet common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received (including any amount withheld) and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation. Under current law, long-term capital gain recognized by a non-corporate U.S. Holder on an exchange of Proginet common stock for cash will be subject to U.S. federal income tax at a maximum rate of 15%. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Proginet common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Proginet common stock.

Taxation of Non-U.S. Holders.   Any gain realized by a Non-U.S. holder upon the receipt of cash in exchange for shares of Proginet common stock in the merger generally will not be subject to U.S. federal income tax unless:  (a) one of the following three conditions is met:   (i) such gain is effectively connected with a U.S. trade or business conducted by the Non-U.S. holder within the United States; (ii) in the case of a Non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year during which the proposed merger occurs and certain other conditions are met; or (iii) in the case of a Non-U.S. holder who owned, directly or indirectly, more than 5% of the shares of common stock at any time during the five-year period ending on the date of the exchange of such shares in the merger, Proginet is or has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code (which Proginet does not believe to be the case); and (b) the gain is not exempt from such tax under an applicable United States income tax treaty.

Individual Non-U.S. holders who are subject to U.S. federal income tax because they were present in the United States for 183 days or more during the year of the merger are subject to U.S. federal income tax at a flat rate of 30% on their “net” gains (the total gain realized by them from sales or other taxable exchanges of U.S. capital assets, including any gains realized by them from the sale of shares of common stock pursuant to the merger, minus any losses from sales or taxable exchanges of other U.S. capital assets recognized by them for U.S. federal income tax purposes during the year) , subject to any relief to which the Non-U.S. holder is entitled under an applicable United States income tax treaty.  If a Non-U.S. holder is engaged in a trade or business within the United States and gain from the sale of shares pursuant to the merger is “effectively connected” with such trade or business (and, in the case of a Non-U.S. holder who is eligible for benefits under an applicable U.S. income tax treaty, the gain is attributable to, or the shares of Proginet common stock exchanged on the merger form part of the business property of, a permanent establishment in the United States of such Non-U.S. holder ) then the Non-U.S. holder generally will be taxed on such gain in the same manner as if it was a U.S. holder and, in the case of a Non-US holder that is a corporation , such gain also may be subject to an additional U.S. branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Backup Withholding Tax and Information Reporting.   Payments of cash made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28 percent), unless such holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

In general, Non-U.S. holders will not be subject to U.S. backup withholding and information reporting with respect to the receipt of cash in exchange for their shares of common stock pursuant to the proposed merger if they provide the paying agent with an IRS Form W-8BEN (or an IRS Form W-8ECI if the gain is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. holder) and neither Proginet nor the paying agent have actual knowledge (or reason to know) that the relevant Non-U.S. holder is a U.S. stockholder.  If the shares of common stock are held through a non-U.S. partnership or other flow-through entity, certain documentation requirements also may apply to the partnership or other flow-through entity.  Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Regulatory Approvals

No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the merger and, therefore, there is no applicable waiting period under the HSR Act for the merger to be consummated. At any time before or after completion of the proposed merger, notwithstanding that there is no requirement for a filing pursuant to the HSR Act, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the proposed merger or seeking divestiture of assets of TIBCO.  At any time before or after the completion of the proposed merger, any state could take such action under antitrust laws as it deems necessary or desirable in the public interest. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

In addition, we do not believe that the merger is subject to or requires any filing under any foreign antitrust laws.

We are not aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the merger, except for compliance with the applicable regulations of the SEC in connection with this proxy statement.

Voting Agreements

In connection with the transactions contemplated by the merger agreement, each member of our Board of Directors, including Sandison Weil, our President and Chief Executive Officer, in addition to Thomas Bauer, our Chief Technology Officer, Stephen Flynn, our Chief Operating Officer and Corporate Secretary, and Kevin Bohan, our Senior Vice President of Global Sales and Marketing, who collectively owned, as of the record date, approximately 22.0%, of the total outstanding shares of Proginet common stock, has entered into a voting agreement with TIBCO, to, among other things, vote their respective shares of Proginet common stock in favor of the adoption of the merger agreement, unless the merger agreement has been terminated.

The following descriptions of the voting agreements describe the material terms of the voting agreements. These descriptions of the voting agreements are qualified in its entirety by reference to the copies of the form of voting agreement which is attached as Annex C and is incorporated herein by reference. We encourage you to read the form of voting agreement in its entirety. The shares of Proginet common stock covered by these voting agreements are referred to as “subject Proginet shares.”

Each director's and each executive officer's voting agreement provides that the director or executive officer party thereto will vote, unless the merger agreement has been terminated, their subject Proginet shares:

•	in favor of the adoption of the merger agreement and any action required in furtherance thereof;

•	against any proposal made in opposition to, or in competition with, completion of the proposed merger;

•	against any amendment to Proginet’s certificate of incorporation or bylaws, except as contemplated by the merger agreement;

•	against any proposal that would result in a breach by Proginet of the merger agreement;

•	against the election of a group of individuals to replace a majority or more of the individuals on our current Board of Directors;

•	in favor of any adjournment, for any reason, of a meeting of Proginet stockholders at which the merger agreement is submitted for approval; and

•
against any other action that is intended, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement, including without limitation any alternative acquisition proposal or any agreement or transaction providing for a transaction contemplated by any alternative acquisition proposal.

Concurrently with the execution of the voting agreement, each director and executive officer granted to TIBCO a proxy to vote their respective Proginet shares on any of the foregoing matters at any meeting of the Proginet stockholders, and also agreed (i) to be bound by the non-solicitation provisions of the merger agreement described below under “The Merger Agreement—No Solicitation of Acquisition Proposals,” (ii) to certain restrictions on the transfer of their subject Proginet shares, and (iii) unless required by applicable law, not to, and cause their representatives not to, make certain public communications criticizing or disparaging the voting agreement and the merger agreement and the transactions contemplated thereby without prior written consent of TIBCO.

Litigation Related to the Merger

On June 28, 2010, a putative shareholder class action suit was filed by individual stockholders in the Supreme Court of the State of New York, Nassau County, against Proginet, certain of its officers and directors, TIBCO and Merger Sub.  The case is styled as Schecter et al. v. Weil et al., Index No. 600441-2010.  The complaint generally alleges that the individual defendants breached their fiduciary duties by failing to maximize shareholder value in negotiating and approving the merger agreement, and that Proginet and TIBCO aided and abetted those alleged breaches of fiduciary duties.  The complaint seeks, among other relief, class certification, certain forms of injunctive relief, including enjoining the proposed merger, and unspecified damages.  Proginet and the other defendants have not yet responded to the complaint.  We intend to defend the claims raised in this lawsuit.

On August 6, 2010, Proginet and the defendants in this action entered into a memorandum of understanding with the plaintiffs providing for the settlement and dismissal with prejudice of this action, subject to customary conditions, including completion of appropriate settlement documentation, confirmatory discovery, consummation of the merger and all necessary court approvals. As contemplated by the memorandum of understanding, Proginet has included certain additional disclosures in this proxy statement. Although Proginet believes that the action is without merit, Proginet has entered into the memorandum of understanding to avoid the risk of delaying the merger and to minimize the expense of defending the action. The settlement and dismissal with prejudice, if completed and approved by the court, will resolve all of the claims that were or could have been brought in the action, including all claims relating to the merger (other than claims for appraisal under Section 262 of Delaware law).  In connection with the settlement and dismissal with prejudice, Proginet has agreed, subject to court approval, that it will pay plaintiffs’ counsel the amount of up to $200,000 for its fees and expenses in the action.

THE MERGER AGREEMENT

(PROPOSAL NO. 1)

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The Merger

The merger agreement provides for the merger of Merger Sub with and into the company upon the terms, and subject to the conditions, set forth in the merger agreement.  As a result of the merger, the separate corporate existence of Merger Sub will cease and the company will continue as the surviving corporation and become a wholly-owned subsidiary of TIBCO.

At the effective time of the merger, the certificate of incorporation of the company will be amended to read in its entirety as set forth in the form attached as Exhibit G to the merger agreement, and the bylaws of the surviving corporation will be those of Merger Sub as in effect immediately prior to the merger.

The board of directors of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub until their successors have been duly appointed and qualified.  The officers of Merger Sub at the effective time will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified.

Following the completion of the proposed merger, our common stock will be deregistered under the Exchange Act and will, consequently, cease to be publicly traded.

Closing and Effective Time of the Merger

Unless otherwise agreed by the parties, the closing of the merger will take place no later than the second business day following the date on which the conditions to closing of the merger (described below under "The Merger Agreement — Conditions to the Merger" commencing on page 64) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions).

The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties. It is currently anticipated that the effective time of the merger will occur in or around September 2010.  However, the parties cannot predict the exact timing of the completion of the proposed merger or whether the merger will be completed at a later time as agreed by the parties or at all.

Treatment of Common Stock and Options

Common Stock

If the merger is completed, at the effective time each share of our common stock issued and outstanding immediately prior thereto (other than shares held by holders who properly exercised appraisal rights with respect to the merger and shares owned by the company or any of its subsidiaries) will convert into the right to receive $1.15 in cash, subject to adjustment as described below (which we refer to as the "per-share merger consideration"), without interest and less any applicable withholding taxes.  Shares of common stock owned by stockholders who have properly exercised, and not effectively withdrawn or lost or failed to perfect, appraisal rights under Delaware law will be not be entitled to receive the per-share merger consideration, and will instead be entitled only to the appraisal rights provided under Delaware law, as described under "Appraisal Rights" beginning on page 74.

Stock Options

TIBCO will not assume any company options in connection with the merger.  Immediately prior to the effective time of the merger, each then outstanding option to acquire shares of our common stock will be cancelled and, in the case of options having a per share exercise price less than the $1.15 per-share merger consideration, converted into the right to receive cash, without interest, in an amount equal to the product of (x) the total number of shares of common stock issuable upon exercise of such options immediately prior to the cancellation and (y) the excess, if any, of $1.15 over the exercise price per share of such option, less any applicable withholding taxes.  Any company options that have a per-share exercise price equal to or greater than $1.15 will be cancelled without payment of cash or other consideration.

Potential Adjustment to Per-Share Merger Consideration

In no event shall the aggregate amount paid by TIBCO pursuant to the merger agreement in respect of shares of our common stock and cancelled options to acquire shares of our common stock (including any withholding tax required to be paid by TIBCO or the surviving corporation, but excluding any amount paid with respect to shares of our common stock for which the holders thereof have properly exercised appraisal rights pursuant to Delaware law) be in excess of $23,500,000.  In the event the aggregate purchase price would be in excess of $23,500,000, then the per-share merger consideration shall be reduced to equal the product obtained by dividing $23,500,000 by the number of shares of our common stock issued and outstanding immediately prior to the effective time (assuming that all outstanding options to purchase shares of our common stock and other securities have been exercised without giving any effect to the terms of the merger agreement). Based on the number of outstanding shares of common stock and outstanding options to purchase shares of our common stock, the company does not anticipate that any adjustment to the per-share merger consideration will be required to be made pursuant to the terms of the merger agreement.

Exchange and Payment Procedures

At the effective time, TIBCO will cause to be deposited with the payment agent for the merger an amount of cash necessary for the payment agent to make payment of the aggregate per-share merger consideration to the holders of shares of our common stock.  Promptly following the effective time of the merger, TIBCO shall cause the payment agent to send to each record holder of shares of common stock a letter of transmittal and instructions for the surrender of share certificates and uncertificated shares.

Each holder of shares of our common stock will be entitled to receive the per-share merger consideration upon (i) surrender to the payment agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be specified by the payment agent, or (ii) receipt of an "agent’s message" by the payment agent (or such other evidence, if any, including a letter of transmittal, of transfer as the payment agent may reasonably request) in the case of a book-entry transfer of uncertificated shares.  Until so surrendered or transferred, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive the per-share merger consideration.  No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate or uncertificated share.

TIBCO, the surviving corporation and the payment agent will be entitled to deduct and withhold from any merger consideration payable to any holder of our common stock or options to acquire our common stock any amounts as may be required to be to be deducted or withheld therefrom.  Any sum that is so deducted or withheld will be deemed to have been paid to the person with regard to whom it is withheld or deducted.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the payment agent without a letter of transmittal.

From and after the effective time, there will be no transfers on our stock transfer books of shares of our common stock that were outstanding immediately prior to the effective time.  If, after the effective time, any person presents to the surviving corporation, TIBCO or the payment agent any certificates or any transfer instructions relating to shares cancelled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

Any portion of the per-share merger consideration deposited with the payment agent that remains unclaimed by former record holders of common stock for 180 days after the effective time will be delivered to the surviving corporation.  Holders of common stock who have not surrendered their certificates or uncertificated shares by that time will thereafter only look to the surviving corporation for payment of the per-share merger consideration.  None of the surviving corporation, TIBCO, the payment agent or any other person will be liable to any former holders of common stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per-share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by TIBCO, post a bond in a customary amount as indemnity against any claim that may be made against it, the payment agent or the surviving corporation with respect to such certificate.  These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties.

The merger agreement contains representations and warranties made by us to TIBCO and Merger Sub, and representations and warranties made by TIBCO and Merger Sub to us.  The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement.  Moreover, these representations and warranties have been qualified by certain confidential disclosures that we made to TIBCO and Merger Sub in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement.  Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders.  The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact.  For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.  The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.  This description of the representations and warranties is included to provide our stockholders with information regarding the terms of the merger agreement.

In the merger agreement, we have made representations and warranties to TIBCO and Merger Sub with respect to, among other things:

•	due organization, existence, good standing and authority to carry on our businesses and the business of our subsidiaries;

•	our corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against us;

•
the declaration of advisability of the merger agreement and the merger by the board of directors, the unanimous approval of the merger agreement and the merger by the board of directors, and the resolution of the board of directors to recommend that the stockholders approve the merger;

•	the stockholder approval required to adopt the merger agreement;

•
the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing under the merger agreement, and subject to obtaining the requisite stockholder approval, completing the merger;

•	the required governmental consents and approvals in connection with the transactions contemplated by the merger agreement;

•	our capitalization, including the number of outstanding shares of common stock and the number of shares of common stock reserved for issuance under our stock plans;

•	the absence of encumbrances on our ownership of the equity interests of our subsidiaries;

•	our SEC filings since January 1, 2007, and the financial statements included therein;

•	compliance with the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder or any successor statute, rules or regulations thereto;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities;

•	the absence of a company material adverse effect (as described below) and the absence of certain other changes or events since September 28, 2009;

•	the conduct of business in accordance with the ordinary course consistent with past practice;

•	material contracts, the enforceability of the material contracts, and the absence of any default under any material contract;

•	sufficiency of and title to personal property and assets;

•	real property matters;

•	intellectual property matters;

•	tax matters;

•	employee benefit plans;

•	certain employment and labor matters;

•	compliance with applicable laws, licenses and permits;

•	the absence of legal proceedings and governmental orders against us or our subsidiaries;

•	insurance policies;

•	the absence of certain undisclosed affiliate transactions;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the receipt of an opinion from America's Growth Capital LLC;

•	the inapplicability of any anti-takeover law or rights agreement to the merger;

•	information supplied for inclusion in this proxy statement;

•	environmental matters;

•	product warranties; and

•	our relationships with significant customers.

Many of the representations and warranties in the merger agreement made by Proginet are qualified by a “materiality” or “company material adverse effect” standard or qualification (that is, they are not deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a company material adverse effect).  For purposes of the merger agreement, “material adverse effect,” when used in connection with Proginet means any change, event, violation, inaccuracy, effect or circumstance (each, an effect) that, individually or taken together with all other effects that have occurred prior to the date of determination of the occurrence of the company material adverse effect, is or would reasonably be expected to be materially adverse to the prospects, capitalization, business, financial condition or results of operations of the company and our subsidiaries, taken as a whole, other than:

•
changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally, to the extent such changes in each case do not disproportionately affect the company relative to other companies in our industry;

•
changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, to the extent such changes in each case do not disproportionately affect the company relative to other companies in our industry;

•
changes in conditions in the industries in which the company and our subsidiaries conduct business, including changes in conditions in the software industry generally, to the extent such changes in each case do not disproportionately affect the company relative to other companies in our industry;

•
changes in political conditions in the United States or any other country or region in the world, acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events, in each case in the United States or any other country or region in the world, to the extent such changes in each case do not disproportionately affect the company relative to other companies in our industry;

•	any actions taken, or failure to take action, in each case, to which TIBCO has in writing expressly approved, consented to or requested;

•
changes in law or other legal or regulatory conditions (or the interpretation thereof), to the extent such changes in each case do not disproportionately affect the company relative to other companies in our industry;

•
changes in GAAP or other accounting standards (or the interpretation thereof), to the extent such changes in each case do not disproportionately affect the company relative to other companies in our industry;

•
changes in the company’s stock price or the trading volume of the company’s stock, in and of itself (provided, however, that the exception in this clause shall not in any way prevent or otherwise affect a determination that any effect underlying such change has resulted in, or contributed to, a company material adverse effect); or

•	certain other matters set forth in the disclosure schedules we delivered in connection with the merger agreement.

The merger agreement also contains representations and warranties made by TIBCO and Merger Sub to us that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement.  The representations and warranties of TIBCO and Merger Sub relate to, among other things:

•	their due organization, existence, good standing and authority to carry on their businesses;

•	their corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

•
the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing under the merger agreement and completing the merger;

•	the required governmental consents and approvals in connection with the transactions contemplated by the merger agreement;

•	the absence of legal proceedings and governmental orders against TIBCO and Merger Sub;

•	information supplied for inclusion in this proxy statement;

•	the inapplicability of "interested stockholder" provisions of Section 203 of the DGCL to TIBCO or Merger Sub;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the operations of Merger Sub; and

•	the availability of the funds necessary to perform their respective obligations under the merger agreement.

The representations and warranties made by us, TIBCO and Merger Sub in the merger agreement will terminate upon the completion of the proposed merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement, between the date of the merger agreement and the earlier of the completion of the proposed merger or the termination of the merger agreement in accordance with its terms, unless TIBCO gives its prior written approval, we and our subsidiaries will conduct our businesses in the ordinary course consistent with past practice and will use our commercially reasonable efforts to preserve our business organizations intact, keep available the services of our officers and key employees and preserve current relationships with parties with whom we have business relations.  Furthermore, subject to certain exceptions set forth in the merger agreement and disclosure schedules we delivered in connection with the merger agreement, we have agreed in the merger agreement that we will not, and we will not permit our subsidiaries to, take any of the following actions without TIBCO’s prior written approval:

•	amend our organizational documents;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
issue (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities, except for the issuance of our common stock upon the exercise of options outstanding prior to the date of the merger agreement;

•	acquire or redeem any of our or any of our subsidiaries' securities;

•	adjust, split, combine or reclassify any shares of capital stock;

•
declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, except for cash dividends made to us by any direct or indirect wholly-owned subsidiary;

•	pledge or encumber any shares of our capital stock or any of our other securities;

•	modify the terms of any shares of our capital stock or any of our other securities;

•
incur, create, assume or otherwise become liable for indebtedness in excess of $25,000 in the aggregate, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except with respect to obligations of our subsidiaries;

•
make any loans, advances or capital contributions to or investments in any other person, except for expense and travel advances in the ordinary course of business consistent with past practice to employees;

•
sell, license, mortgage, lease, transfer, encumber or pledge any of our or our subsidiaries’ assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than permitted liens);

•
enter into, adopt, create, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner, subject to certain exceptions;

•
increase the compensation of any director, officer or employee, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not required by any plan or arrangement as in effect as of the date of the merger agreement, subject to certain exceptions;

•
incur any change of control payment, special bonus, stay bonus, retention bonus, severance payment, or similar compensation that becomes due and payable as a result of the completion of the proposed merger;

•	incur any capital expenditures, or any obligations or liabilities in connection therewith that individually or in the aggregate, are in excess of $50,000, subject to certain exceptions;

•	pay, discharge, settle or satisfy any liabilities outside the ordinary course of business, subject to certain exceptions;

•
enter into, modify, amend or terminate (i) any contract which if so entered into, modified, amended or terminated could be reasonably likely to have a company material adverse effect or (ii) any material contract;

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with any of our affiliates or other person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404 other than those in existence on the date of the merger agreement;

•
institute any legal proceeding (other than to enforce the terms of the merger agreement) or compromise, release, waive or settle any pending or threatened material legal proceeding (i) having a value or in an amount not covered by insurance in excess of $50,000 or (ii) relating to or affecting our material intellectual property;

•	except as may be required by applicable law or GAAP, revalue any of our material assets or make any change in any of the accounting methods, principles or practices used by it;

•	adopt or change our material tax accounting methods, principles or practices, or our annual accounting period, except as required by GAAP or applicable law;

•	make or change any material tax election;

•	settle or compromise any material U.S. federal, state, local or non-U.S. income tax liability or enter into any closing agreement or similar agreement or arrangement with respect to material taxes;

•
fail to file any material income or other material tax return when due or fail to cause such tax returns when filed to be complete and accurate in all material respects, or file any material amended tax return or surrender any right to any tax refund;

•
enter into any "reportable transaction" as defined in Section 6707A of the Internal Revenue Code and the regulations thereunder, or enter into any "listed transaction" as defined in Section 6011 of the Internal Revenue Code and the regulations thereunder;

•	consent to any extension or waiver of any limitation period with respect to any claim or assessment for material taxes;

•
hire any new employees other than in the ordinary course of business consistent with past practice; provided that, whether or not in the ordinary course of business, we may not hire any executive officers;

•	waive, release, grant or transfer any right of material value, other than in the ordinary course of business, consistent with past practice;

•	terminate any executive officer or key employee, other than terminations for good reason or for reasonable cause if previously communicated to TIBCO;

•	effectuate a "plant closing" or "mass layoff," as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or employee;

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case, other than in the ordinary course of business;

•
sell, license or otherwise transfer any intellectual property other than in the ordinary course of business, disclose any source code of our software to any person, or abandon or permit to lapse any material intellectual property;

•
communicate with employees regarding the compensation, benefits or other treatment that they will receive in connection with the merger in a manner inconsistent with prior directives or documentation provided to us by TIBCO;

•	acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material equity interest therein; or

•	agree to take any of the foregoing actions.

No Solicitation of Acquisition Proposals

We have agreed that, until the effective time of the merger or, if earlier, the termination of the merger agreement, we, our subsidiaries and our representatives shall not:

•
solicit, initiate, propose, induce or facilitate or encourage the making, submission or announcement of, or take actions that could reasonably be expected to encourage, facilitate or assist, an acquisition proposal;

•
furnish to any person any non-public information relating to us or our subsidiaries, or afford to any person access to our or our subsidiaries' business, properties, assets, books, records or other non-public information, or to any of our or our subsidiaries' personnel, in each case if it is reasonably likely to induce the making, submission or announcement of, or to encourage, facilitate or assist, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal or which may reasonably be expected to lead to an acquisition proposal;

•	approve, endorse or recommend an acquisition proposal;

•
grant any waiver, amendment or release under any standstill or confidentiality agreement (other than in connection with an inquiry or acquisition proposal made to us by a third party that has not publicly disclosed the taking of such action or the making of such proposal);

•	enter into any letter of intent, memorandum of understanding or other contract contemplating an acquisition transaction (other than an acceptable confidentiality agreement); or

•
take any other action that is reasonably likely or intended to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal.

However, at any time prior to the time our stockholders adopt the merger agreement, if we receive an unsolicited bona fide acquisition proposal after the date of the merger agreement from any person that was not initiated or solicited in breach of the merger agreement, we may, if our board of directors (i) prior to taking any such actions, determines in good faith after consultation with its financial advisor and outside legal counsel that the failure to take such action would be reasonably likely to violate its fiduciary obligations under applicable law, and (ii) determines in good faith after consultation with its financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal or is reasonably likely result in a superior proposal:

•	participate or engage in discussions or negotiations with such person; and/or

•
furnish to such person non-public information relating to us and afford access to our business, properties, assets, books, records or personnel, pursuant to an acceptable confidentiality agreement (provided that we promptly, and in any event within 48 hours, make available to TIBCO any material information concerning us or our subsidiaries provided to such person if it was not previously made available to TIBCO).

In this proxy statement an "acceptable confidentiality agreement" means an agreement with respect to the confidentiality of our material non-public information that has provisions that in all material respects are no less favorable to us in the aggregate than the provisions of the confidentiality agreement between us and TIBCO.

In this proxy statement an "acquisition proposal" means any offer or proposal (other than an offer or proposal by TIBCO or Merger Sub) to engage in an acquisition transaction.

In this proxy statement, a "superior proposal" means any bona fide written acquisition proposal for an acquisition transaction (except that all references in the definition of acquisition transaction to "fifteen percent" shall be references to "fifty percent") not solicited in violation of the no solicitation provisions of the merger agreement which our board of directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, and taking into consideration, among other things, all of the terms and conditions and all legal, financial, regulatory and other aspects of such acquisition proposal and the merger agreement (in each case taking into account any revisions to the merger agreement made or proposed in writing by TIBCO), (i) is reasonably likely to be consummated in accordance with its terms, and (ii) would result in a transaction more favorable to our stockholders from a financial point of view than the transactions provided for in the merger agreement (after taking into account the expected timing and risk and likelihood of consummation).

The merger agreement provides that we will promptly, and in no event more than 24 hours, notify TIBCO after: (i) receipt of an acquisition proposal, including the identity of the person and the material terms and conditions of such acquisition proposal, (ii) any request for information relating to the company, including non-public information relating to us, or request to access to our properties, books or records or personnel or (iii) receipt of any amendment to a previously disclosed acquisition proposal, including the terms of such amendment.  We have agreed to inform TIBCO within 24 hours of any change in the price, structure or form of consideration or material terms and conditions of any acquisition proposal.

Recommendation of Proginet’s Board of Directors

Except as permitted by the terms of the merger agreement described below, we have agreed in the merger agreement that our board of directors will not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to TIBCO or the Merger Sub, the board of directors' recommendation that the stockholders adopt the merger agreement (which we refer to in this proxy statement as the "board recommendation"), (ii) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal, (iii) after the receipt of any acquisition proposal, fail to publicly reaffirm the board recommendation within ten business days after TIBCO so requests in writing (provided that TIBCO may make such request no more than once with respect to any such acquisition proposal) or (iv) fail to include the board recommendation in this proxy statement.

However, at any time prior to the time our stockholders adopt the merger agreement, if we have received an unsolicited bona fide written acquisition proposal from any person that is not withdrawn and that our board of directors concludes in good faith constitutes a superior proposal, our board of directors may change its recommendation that the stockholders adopt the merger agreement if:

•
the board of directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would be reasonably likely to violate the board of directors' fiduciary obligations under applicable laws;

•	we have complied with our obligations under the no solicitation provisions of the merger agreement;

•
we have provided prior written notice to TIBCO at least three business days in advance to the effect that the board of directors is prepared, absent any revision to the terms and conditions of the merger agreement, to change the board recommendation and/or to terminate the merger agreement; and

•
during the three business day period following delivery of such notice but prior to effecting such change to the board recommendation or termination, we negotiate with TIBCO in good faith (to the extent TIBCO desires to negotiate) to attempt to make adjustments in the terms and conditions of the merger agreement so as to obviate the need for the board of directors to change the board recommendation.

Any change to the material revisions to the superior proposal will require a new notice of superior proposal to TIBCO and a new three business day period.

Nothing in the provisions of the merger agreement summarized above prevents us from making any "stop-look-and-listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or from taking and disclosing a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act so long as we have complied with our obligations under the non-solicitation provisions of the merger agreement.

In this proxy statement, an "acquisition transaction" means any transaction or series of related transactions (other than the merger) involving:

•
any direct or indirect purchase or other acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act), whether from us and/or any other person(s), of shares of our common stock representing more than fifteen percent of our common stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or "group" that, if consummated in accordance with its terms, would result in such person or "group" beneficially owning more than fifteen percent of our common stock outstanding after giving effect to the consummation of such tender or exchange offer;

•
any direct or indirect purchase or other acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than fifteen percent of our and our subsidiaries’ consolidated assets taken as a whole (measured by the fair market value thereof, the related revenues applicable to such assets or the related net income applicable to such assets, in each case as of the date of such sale, transfer, acquisition or disposition); or

•
any merger, consolidation, business combination, sale of capital stock, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving us pursuant to which any person or "group" (as defined in or under Section 13(d) of the Exchange Act), other than our stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of our common stock representing more than fifteen percent of our common stock outstanding after giving effect to the consummation of such transaction.

Stockholders Meeting

We have agreed to hold a meeting of our stockholders as promptly as reasonably practicable, subject to our right to postpone or adjourn the meeting if (i) there are holders of insufficient shares of the common stock present or represented by a proxy to constitute a quorum, (ii) we are required to postpone or adjourn the meeting by applicable law, order or a request from the SEC or its staff, (iii) our board of directors determines in good faith, after consultation with outside legal counsel, that a failure to so delay the meeting would be reasonably likely to violate the directors’ fiduciary duties under applicable law or (iv) a failure to so delay the meeting would be reasonably likely to violate applicable duties of disclosure or other applicable disclosure requirements under applicable law.  Unless our board of directors shall have changed its board recommendation to our stockholders pursuant to the provisions of the merger agreement discussed above under "The Merger Agreement —Recommendation of Proginet’s Board of Directors", our board of directors has agreed to solicit proxies from stockholders in favor of the adoption of the merger agreement in accordance with Delaware law, submit the merger agreement for its adoption by our stockholders and use commercially reasonable efforts to secure the requisite stockholder approval to adopt the merger agreement.

Required Actions; Filings and Consents

We, TIBCO and Merger Sub have agreed to take, or cause to be taken, all actions reasonably necessary, and to do, or cause to be done, and assist and cooperate with the other party or parties in doing, all things reasonably necessary, proper or advisable under applicable law to consummate the merger in the most expeditious manner practicable, including (i) using reasonable best efforts to cause the conditions of the merger to be satisfied, (ii) obtaining all consents, waivers and approvals from governmental authorities and making all registrations and filings with governmental authorities that are necessary to consummate the merger, (iii) using commercially reasonable efforts to obtain consents under any contracts in connection with the merger to maintain the benefit under such contracts and (iv) executing and delivering any contracts or other instruments that are necessary to consummate the merger.

We have also agreed to conduct a review of our export transactions and related activities for the last five years, including screening all parties to such export transactions against export-control lists maintained by the US government, and, if such review discloses any violations of applicable export control violations, prepare and submit a voluntary self-disclosure of such violations to the relevant US government agency or agencies.

Conditions to the Merger

The respective obligations of the company, TIBCO and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following conditions:

•	the merger agreement must have been duly adopted by our stockholders; and

•
no court or governmental authority of competent jurisdiction has enacted any law that is in effect that makes completion of the proposed merger illegal or formally issued an injunction that is in effect or taken any other action and prohibits the completion of the proposed merger in the United States or any state thereof.

The obligation of TIBCO and Merger Sub to effect the merger are also subject to the satisfaction or waiver by TIBCO prior to the effective time of the following additional conditions:

•
our representations and warranties with respect to our board of directors' approval of the merger agreement, the board recommendation to our stockholders to adopt the merger agreement, and the required vote of stockholders to adopt the merger agreement must each be true and correct as of the date of the merger agreement and as of the closing date;

•
our representations and warranties with respect to our previous compliance with certain provisions of contracts providing third parties with first negotiation rights with respect to certain transactions as set forth in the merger agreement disclosure schedules delivered by us must each be true and correct as of the date of the merger agreement and as of the closing date;

•
our representations and warranties relating to the capitalization of the company must each be true and correct in all respects as of the date of the merger agreement and as of the closing date (other than those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date), except where the failure to be so true and correct would not result in the payment by TIBCO of an aggregate value of consideration in the merger that is in excess of $23,500,000;

•
our representations and warranties that are qualified as to a company material adverse effect must be true and correct in all respects on and as of the closing date, except for those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date;

•
all other representations and warranties made by us in the merger agreement, with the exception of those listed above, must be true and correct on and as of the closing date, except for those representations and warranties that address matters only as of a particular date, which representations and warranties need only be true and correct as of such particular date, and except for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a company material adverse effect;

•	we must have performed in all material respects all obligations, that are to be performed under the merger agreement prior to the completion of the proposed merger;

•
we must have delivered to TIBCO and Merger Sub at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements;

•
no company material adverse effect may have arisen or occurred and no event may have occurred that is reasonably likely to result in a company material adverse effect following the execution of the merger agreement that is continuing;

•	we must have delivered to TIBCO a certificate to the effect that we are not a U.S. real property holding company;

•	we must have filed all reports containing financial statements that are required to be filed with the SEC prior to the completion of the proposed merger;

•
holders representing no more than 10% of our common stock outstanding immediately prior to the effective time of the merger shall continue to have a right to exercise appraisal or similar rights under Delaware law;

•
the Non-Competition and Non-solicitation Agreements entered into between TIBCO and five of our key employees listed in Exhibit C to the merger agreement shall be in full force and effect as of the effective time of the merger;

•	the employment agreements entered into between TIBCO and Thomas Bauer on the date of the merger agreement shall be in full force and effect as of the effective time of the merger; and

•	we must have terminated our 401(k) plans.

Our obligation to effect the merger is subject to the satisfaction or waiver by us at or prior to the effective time of the following additional conditions:

•
the representations and warranties made by TIBCO and Merger Sub in the merger agreement must be true and correct in all material respects on and as of the closing date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the merger agreement or the ability of TIBCO or Merger Sub to perform their covenants under the merger agreement, (ii) for changes contemplated by the merger agreement, and (iii) for those representations and warranties that address matters only as of a particular date, which representations shall have been true and correct as of such particular date, except for or any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the merger agreement or the ability of TIBCO or Merger Sub to perform their covenants under the merger agreement;

•	TIBCO and Merger Sub must have performed in all material respects all obligations that are to be performed by them under the merger agreement prior to the completion of the proposed merger; and

•
TIBCO and Merger Sub must have delivered to us a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements.

The conditions to each of the parties’ obligations to complete the merger are for the benefit of such party and may be waived exclusively by such party in whole or in part (to the extent permitted by applicable law).

Termination of the Merger Agreement

We and TIBCO may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time.  The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	by either TIBCO or the company, if:

•
the merger has not been consummated by October 21, 2010, which date we refer to as the termination date (but the right to terminate will not be available to a party whose actions or omissions have been the principal cause of, or resulted in, the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger agreement prior to such date or the failure of the effective time to have occurred prior to such date);

•
our stockholders have not adopted the merger agreement at a stockholders meeting at which a vote has been taken on the merger agreement (but, the right to terminate will not be available to the company if the failure of the stockholders to adopt the merger agreement was caused by the actions or omissions of the company and such actions or omissions constitute a breach by the company of the merger agreement); or

•
a governmental authority of competent jurisdiction shall have enacted a law that is in effect at the time of such termination that renders the merger illegal or formally issued a final and non-appealable injunction, ruling, decree or order or taken any other action that prohibits the merger in the United States or any state thereof.

•	by the company, if:

•
the company is not in material breach of its covenants under the merger agreement and TIBCO and/or Merger Sub have materially breached or failed to perform any of their respective covenants in the merger agreement and, if such breach is capable of being cured, have failed to cure such material breach or failure to perform within thirty calendar days after TIBCO and Merger Sub have received written notice of such breach from the company, provided that such cure period shall not apply in respect of TIBCO’s obligation to consummate the closing of the merger in accordance with the terms of the merger agreement;

•
at any time prior to the adoption of the merger agreement by our stockholders, in order to enter into an acquisition agreement with respect to a superior proposal and the board of directors determines in good faith (after consultation with its independent financial advisors and outside legal counsel) that the failure to enter into such acquisition agreement with respect to a superior proposal would be reasonably likely to violate its fiduciary duties, provided that (i) concurrently with the termination of the merger agreement, we pay to TIBCO the company termination fee discussed under "The Merger Agreement — Termination Fees and Expenses" beginning on page 68, (ii) we have complied with our obligations in the merger agreement discussed under “The Merger Agreement – No Solicitation of Acquisition Proposals” and “–Recommendation of Proginet’s Board of Directors”, (iii) we have given TIBCO prior written notice of our intention to enter into an alternative agreement relating to a superior proposal (including a copy of the current version of such acquisition agreement), (iv) if requested by TIBCO, we have made available our representatives to discuss with TIBCO’s representatives any proposed modifications to the terms of the merger agreement for five business days following delivery of such notice and (v) if TIBCO delivers a binding counter offer to alter the terms of the merger agreement during such five business day period, and our board of directors determines in good faith, after considering the terms of such offer by TIBCO, that the superior proposal continues to be a superior proposal and resolves to accept such superior proposal; or

•
the conditions to the obligations of TIBCO and Merger Sub to consummate the merger have been satisfied (other than those conditions that (i) by their nature are to be satisfied at the closing and that would be capable of being satisfied if there were a closing or (ii) have not been satisfied as a result of TIBCO or Merger Sub’s breach or failure to perform any of their respective covenants in the merger agreement) and TIBCO has failed to consummate the merger within two business days of the satisfaction of such conditions.

•	by TIBCO, if:

•
TIBCO is not in material breach of its covenants under the merger agreement and we have materially breached or failed to perform any of our covenants in the merger agreement and, if such breach is capable of being cured, have failed to cure such material breach or failure to perform within thirty calendar days after our receipt of written notice of such breach from TIBCO;

•
following a breach of any representation or warranty made by us in the merger agreement, or if any representation or warranty has become untrue such that the condition to the obligations of TIBCO and Merger Sub to consummate the merger are not satisfied and, if such breach or failure is capable of being cured, we have failed to cure such breach or failure within thirty calendar days after our receipt of written notice of such breach from TIBCO or, if earlier, the termination date;

•	there has been a "company material adverse effect" after June 21, 2010 as described under "The Merger Agreement – Conditions to the Merger" beginning on page 64; or

•	at any time prior to the adoption of the merger agreement by our stockholders, any of the following "trigger events" has occurred:

•
our board of directors has changed its board recommendation that the stockholders adopt the merger agreement, or we have breached our obligations described under “The Merger Agreement – No Solicitation of Acquisition Proposals” and “-Recommendation of Proginet’s Board of Directors”;

•
a tender or exchange offer for the common stock that would, if consummated in accordance with its terms, constitute an acquisition transaction to acquire 50% or more of our common stock or assets, has been commenced by a person unaffiliated with TIBCO and, within ten business days after the public announcement of the commencement of any such competing acquisition proposal, we have not issued a public statement reaffirming the board recommendation and recommending that our stockholders reject that competing acquisition proposal and not tender any shares of the common stock into such tender or exchange offer;

•	we fail to call or hold the stockholders meeting to adopt the merger agreement; or

•	we enter into a merger agreement, acquisition agreement, purchase agreement or other similar agreement with respect to any acquisition proposal (other than an acceptable confidentiality agreement).

Termination Fees and Expenses

If the merger agreement is terminated it will become void and of no further force and effect without liability of any party (or any stockholder, partner, member, director, officer, employee, affiliate, agent or other representative of such party) to each other party to the merger agreement, except for payment of a $1,000,000 termination fee by the party and in the circumstances described below.  No such termination will relieve any party of any liability for damages resulting from any willful or intentional breach of the merger agreement.

If TIBCO terminates the merger agreement because of any of the “trigger events” described in “The Merger Agreement – Termination of the Merger Agreement” commencing on page 66 above, we will be required to pay to TIBCO, within two business days after any such termination, a termination fee in the amount of $1,000,000.

If we terminate the merger agreement, prior to the receipt of approval of the adoption of the merger agreement by our stockholders, in order to enter into an acquisition agreement with respect to a superior proposal and, subject to our compliance with the other terms of the merger agreement, including our obligations in the merger agreement discussed under “The Merger Agreement—No Solicitation of Acquisition Proposals”, “—Recommendation of Proginet’s Board of Directors”, and the second sub bullet above under the “The Merger Agreement – Termination of the Merger Agreement” we will be required to pay to TIBCO, prior to or contemporaneously with such termination, a termination fee in the amount of $1,000,000.

If either we or TIBCO terminate the merger agreement because the merger has not been consummated by October 21, 2010 as discussed under the first sub bullet above under the “The Merger Agreement – Termination”, or because the required approval of our stockholders to adopt the merger agreement has not been obtained at the special meeting as discussed under the second sub bullet above under the “The Merger Agreement – Termination of the Merger Agreement”, and

•
prior to the special meeting of the stockholders, an acquisition proposal has been publicly announced or has been made to the stockholders, or made to us and subsequently publicly announced or disclosed; and

•
we consummate any acquisition transaction within 12 months following the date of termination of the merger agreement or enter into a letter of intent or similar document with respect to any acquisition transaction within 12 months following the date of termination of the merger agreement and such acquisition transaction is subsequently consummated (it being understood that all references to "acquisition transaction" (as set forth in "The Merger Agreement – Recommendations of Proginet’s Board of Directors" on page 62 above) to “fifteen percent” shall be reference to “thirty percent” for purposes of triggering payment of a termination fee in these circumstances)

then, in such circumstances, we will be required to pay to TIBCO, within two business days following consummation of such acquisition transaction, a termination fee in the amount of $1,000,000.

The company acknowledged in the merger agreement that the agreements contained in the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement, and that, without those provisions, TIBCO would not have entered into the merger agreement.  If the company fails to pay the termination fee to TIBCO if and when due, the company will pay the reasonable costs and expenses (including attorneys’ fees and expenses) in connection with any action taken by TIBCO that results in a judgment against the company, together with interest on the unpaid amount.

All fees and expenses incurred in connection with the merger agreement and the merger shall be paid by the parties incurring such expenses, whether or not the merger agreement is consummated.

Remedies

Except as otherwise provided in the merger agreement, any and all remedies conferred in the merger agreement upon a party will be deemed cumulative and not exclusive of any other remedy conferred in the merger agreement or by law on such party, and the exercise by a party of one remedy will not preclude the exercise of another.  The parties to the merger agreement also agreed that irreparable damage would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached and that money damages would be inadequate. Accordingly, the parties to the merger agreement acknowledged and agreed that in the event of a breach or threatened breach by the other party of any of their respective covenants or obligations set forth in the merger agreement the other party shall be entitled to seek an injunction or injunctions to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under the merger agreement.

Insurance and Indemnification of Proginet’s Officers and Directors

The merger agreement provides that, for six years after the effective time of the merger, the surviving corporation and its subsidiaries will, and TIBCO will cause the surviving corporation and its subsidiaries to, fulfill in all respects the obligations of Proginet and its subsidiaries to any person who is now, or has been prior to the execution of the merger agreement, or who becomes prior to the completion of the proposed merger, a director or officer of Proginet or any of its subsidiaries, under any indemnification, advancement of expenses and exculpation provisions set forth in Proginet's and its subsidiaries' respective certificate of incorporation and bylaws as in effect on the date of the merger agreement, except to the extent modified by the certificate of incorporation of the surviving corporation as set forth on Exhibit G to the merger agreement.  All claims for indemnification, for which Proginet, the surviving corporation of the merger or TIBCO receives written notice prior to the sixth year anniversary of the completion of the proposed merger, will survive until such time as such claim is fully and finally resolved (even if resolution occurs subsequent to the sixth year anniversary of the completion of the proposed merger).

The merger agreement also provides that for six years after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation and its subsidiaries will contain (and TIBCO will cause the certificate of incorporation and bylaws of the surviving corporation and its subsidiaries to contain) provisions with respect to indemnification, exculpation and advancement of expenses that are at least as favorable as those presently set forth in the certificate of incorporation and bylaws of Proginet.  These provisions may not be amended, repealed or otherwise modified in any manner except as required by applicable law.

The merger agreement additionally provides that, for six years after the effective time of the merger, the surviving corporation of the merger will, and TIBCO will cause the surviving corporation of the merger to, maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by Proginet’s directors’ and officers’ liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement.  The surviving corporation of the merger and TIBCO’s obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by Proginet for its existing insurance coverage.  If the surviving corporation or TIBCO cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, the surviving corporation or TIBCO are required to maintain insurance policies that provide the maximum insurance coverage available at an annual premium equal to the 200% cap,  The merger agreement further provides that, prior to the effective time of the merger, Proginet may, and at TIBCO's request shall, purchase a pre-paid "tail" or runoff policy for directors’ and officers’ liability insurance for acts and omissions prior to the effective time of the merger, and that the surviving corporation of the merger will maintain such tail in full force and effect for the entire period thereof.

Modification or Amendment

At any time prior to the effective time, the parties to the merger agreement may modify or amend the merger agreement, by written agreement executed and delivered by each of the parties, except that after our stockholders have adopted the merger agreement, there shall be no amendment that by law requires further approval by our stockholders without such approval having been obtained.

DEREGISTRATION OF COMMON STOCK

If the proposed merger is completed, our common stock will be deregistered under the Exchange Act and we will no longer file reports with the SEC on account of our common stock.

ADJOURNMENT OF THE SPECIAL MEETING

(PROPOSAL NO. 2)

We may ask our stockholders to vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.  We currently do not intend to propose adjournment of our special meeting if there are sufficient votes to adopt the merger agreement.  If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of a majority of the votes cast by holders of Proginet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, even if less than a quorum.

Our board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Submission of Stockholder Proposals

If the proposed merger is completed we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated by October 21, 2010, we expect to hold the 2010 annual meeting of stockholders.

For a stockholder proposal to be considered for inclusion in Proginet’s proxy statement for our 2010 annual meeting of stockholders, the written proposal must have been received by the Corporate Secretary of Proginet no later than June 11, 2010.  The proposal would have needed to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.  If you intend to present a proposal at our 2010 annual meeting of stockholders, but you do not intend to have it included in our 2010 proxy statement, your proposal must be delivered to the attention of the Corporate Secretary of Proginet, at our principal executive offices no later than August 23, 2010. Notices of such stockholder proposals relating to proposals to be presented at the meeting but not included in the company’s 2010 proxy statement and form of proxy (i.e. outside of the parameters of Rule 14a-8), will be considered untimely if received after August 23, 2010, and thus the company’s proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals.

The process followed by the Nominating Committee to identify and evaluate director candidates may include using an executive search firm, requests to Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by Committee members.

Stockholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee, c/o Corporate Secretary, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.  The deadlines for submitting director candidates are the same as described above.

APPRAISAL RIGHTS

Under Delaware law, if you comply with the terms and provisions of Section 262 of Delaware law, you have the right, if the merger is completed, to receive payment in cash for the fair value, exclusive of any element of value arising from the accomplishment or expectation of the merger, of your shares of Proginet common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement.  The “fair value” of your shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the merger consideration that you would otherwise be entitled to under the merger agreement.  These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights. We will require strict compliance with the statutory procedures and failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.  In addition, this summary is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex D to this proxy statement.  All references in this summary to a “stockholder” are to the record holder of shares of Proginet common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Proginet’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to us a written demand for appraisal of your shares before the vote is taken to approve the proposal to adopt the merger agreement.  This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement.  Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•
You must not vote in favor of, or consent in writing to, the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy, in person or otherwise, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.  A proxy which is properly executed, but does not contain voting instructions, will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

•
You must continue to hold your shares of Proginet common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Proginet common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration if you hold shares of common stock upon completion of the proposed merger, but you will have no appraisal rights with respect to your shares of Proginet common stock.

All demands for appraisal should be addressed to Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530,  Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement.  At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Proginet common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Proginet, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Proginet to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Proginet will file such a petition or that Proginet will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder fails to perfect or successfully delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE AND DIVIDEND DATA

We did not pay or declare cash dividends in fiscal 2008, fiscal 2009 or fiscal 2010 to date, and we have no present intention to pay cash dividends.  We are currently restricted by the merger agreement from declaring and paying dividends.

Proginet common stock is quoted on the OTC Bulletin Board under the symbol “PRGF.OB”.  The following table sets forth the high and low sales prices of Proginet common stock for the periods indicated as quoted on the OTC Bulletin Board.

Quarter Ended	High	Low
July 31, 2010	$$1.14	$$0.61

April 30, 2010	$0.84	$0.64

January 31, 2010	$0.71	$0.55

October 31, 2009	$0.79	$0.39

July 31, 2009	$0.99	$0.35

April 30, 2009	$0.58	$0.27

January 31, 2009	$0.72	$0.25

October 31, 2008	$0.80	$0.29

July 31, 2008	$1.00	$0.60

April 30, 2008	$1.30	$0.70

January 31, 2008	$1.70	$1.05

October 31, 2007	$1.86	$1.43

The following table sets forth the closing price of our common stock, as reported on the OTC Bulletin Board on June 21, 2010, the last full trading day before we publicly announced the signed merger agreement with TIBCO, and on August 4, 2010, the most recent practicable date before this proxy statement was printed.

Common Stock Price
June 21, 2010	$0.94

August 4, 2010	$1.14

The merger consideration of $1.15 per share of Proginet common stock represents an approximately 22% premium over the closing price of Proginet common stock as quoted on the OTC Bulletin Board on June 21, 2010, the last trading day before the date the proposed transaction with TIBCO was publicly announced, an approximately 34% premium over the closing price of Proginet common stock on June 17, 2010, one trading day prior to June 18, 2010, the last trading day prior to delivery of the fairness opinion and the approval of the signing of the definitive agreement; an approximately 49% premium over the average closing price of Proginet common stock during the 30-trading day period prior to June 18, 2010; an approximately 50% premium over the average closing price of Proginet common stock during the 60- trading day period prior to June 18, 2010; an approximately 54% premium over the average closing price of Proginet common stock during the 90- trading day period prior to June 18, 2010; and an approximately 76% premium over the average closing price of Proginet common stock during the one year trading period prior to June 18, 2010.

You are encouraged to obtain current market quotations for Proginet common stock in connection with voting your shares. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of July 30, 2010 (unless otherwise noted) by:

•	Each person or group known by Proginet, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of our common stock;

•	Each member of our board of directors;

•	Each of our (i) principal executive officer, (ii) principal financial officer, and (iii) three other highest paid executive officers who were executive officers at the end of fiscal year 2009; and

•	All directors and executive officers as a group.

Unless otherwise indicated, the address of each person listed below is c/o Proginet’s principal executive offices.

Name and address of beneficial owner	Amount and nature of beneficial ownership(4)		Percent of Class
John Mazzone 24 Ferris Drive Clifton, NJ 07013	1,358,565	(1)	7.9%

Chester M. Arnold 40 Fairwinds Drive Osterville, MA 02655	1,447,744	(2)	8.4%

Scot Cohen 20 East 20th Street, Apt. 6W New York, NY 10003	1,617,084	(3)	9.4%

George T. Hawes	1,899,513	(5)	10.9%

E. Kelly Hyslop	614,494	(6)	3.5%

Amit K. Basak	176,450	(7)	1.0%

Stephen Kezirian	177,000	(8)	1.0%

Allen Wolpert	1,004,495	(9)	5.8%

Sandison Weil	320,000	(10)	1.8%

Stephen M. Flynn	280,646	(11)	1.6%

Thomas C. Bauer	733,465	(12)	4.2%

Joe Christel	50,000	(13)	*

All Executive Officers and Directors as a Group (10 persons)	5,611,654	(14)	29.5%
* Less than 1%

(1)	Based on the information set forth on the Schedule 13G/A (Amendment No. 7) of Mr. Mazzone that was filed with the Securities and Exchange Commission on January 6, 2010.

(2)	Based on the information set forth on the Schedule 13G/A of Mr. Arnold that was filed with the Securities and Exchange Commission on January 19, 2010.

(3)
Based on the information set forth on the Schedule 13D/A (Amendment No. 4) of the reporting persons that was filed with the Securities and Exchange Commission on February 15, 2007 plus 161,291 shares of Proginet common stock acquired from Proginet in a private placement on August 5, 2009.  On the Schedule 13D (Amendment No. 4), the reporting persons are Scot Cohen (“Cohen”), Richard K. Abbe (“Abbe”), Iroquois Capital L.P. (“Iroquois”) and Vertical Ventures, LLC (“Vertical Ventures”) (Cohen, Abbe, Iroquois and Vertical Ventures collectively referred to herein as “Vertical”).  The Schedule 13D (Amendment No. 4) reports that Cohen has total beneficial ownership of 1,455,793 shares of Common Stock, which is comprised of sole voting and dispositive power on 1,082,642 shares of Common Stock and shared voting and dispositive power on an additional 373,151 shares of Common Stock; the 373,151 shares are comprised of 206,483 shares of Common Stock owned by Iroquois (the “Iroquois Shares”) and 166,668 shares of Common Stock owned by Vertical Ventures (the “Vertical Ventures Shares”).  The Schedule 13D/A (Amendment No. 4) also reports that Abbe has total beneficial ownership of 707,210 shares of Common Stock, which is comprised of sole voting and dispositive power on 334,059 shares of Common Stock and shared voting and dispositive power on an additional 373,151 shares of Common Stock or; the 373,151 shares are comprised of the Iroquois Shares and the Vertical Ventures Shares.

(4)
A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days after July 30, 2010 upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable or convertible within 60 days after July 30, 2010 have been exercised or converted.

(5)
Based on the information set forth on the Schedule 13D of Mr. Hawes that was filed with the Securities and Exchange Commission on February 12, 2010. Includes  options to purchase 215,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(6)	Includes options to purchase 255,000 shares of Proginet common stock exercisable within 60 days of July 21, 2010.

(7)	Includes options to purchase 175,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(8)	Includes options to purchase 175,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(9)	Includes options to purchase 225,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(10)	Includes options to purchase 300,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(11)	Includes options to purchase 200,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(12)	Includes options to purchase 95,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(13)	Includes options to purchase 50,000 shares of Proginet common stock exercisable within 60 days of July 30, 2010.

(14)
The percentage of ownership of all executive officers and directors as a group assumes a base of  19,049,624  consisting 17,226,624 shares of common stock outstanding as of July 30, 2010 and options to purchase 1,823,000  shares of common stock calculated as described above in footnote 4.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of the document to you if you write or call us at the following address or phone number: Proginet Corporation, 200 Garden City Plaza, Garden City, New York, 11530, Attn: Corporate Secretary, telephone (516) 535-3600.

If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us  at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov and from SEDAR at www.sedar.com.  You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.proginet.com. Our website address is provided as an inactive textual reference only.  The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Proginet Corporation, 200 Garden City Plaza, Garden City, New York, 11530, Attn: Corporate Secretary, telephone (516) 535-3600, or from our proxy solicitor:

Kingsdale Investor Services Inc.
130 King Street West, Suite 2950
P.O. Box 361
Toronto, Ontario, M5X 1E2

North American toll-free number: (877) 659-1824
(416) 867-2272 (collect)
 Email: contactus@kingsdaleshareholder.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 6, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

TIBCO SOFTWARE INC.,

PERSEUS ACQUISITION CORPORATION

and

PROGINET CORPORATION

Dated as of June 21, 2010

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 21, 2010 by and among TIBCO Software Inc., a Delaware corporation ("Parent"), Perseus Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Proginet Corporation, a Delaware corporation (the "Company").  Capitalized terms that are used in this Agreement and not otherwise defined shall have the respective meanings ascribed thereto in Article IX.

RECITALS:

WHEREAS, the Company Board has (i) approved, and declared advisable, this Agreement providing for the merger of Merger Sub with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") upon the terms and subject to the conditions set forth herein, (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and the consummation of the Merger upon the terms and subject to the conditions set forth herein, and (iii) resolved to recommend that the Company Stockholders approve and adopt this Agreement in accordance with the DGCL;

WHEREAS, each of the board of directors of Parent and the board of directors of Merger Sub have (i) approved, and declared advisable, this Agreement providing for the Merger and (ii) approved the execution and delivery of this Agreement, performance of their respective covenants and other obligations hereunder and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition of and an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, (i) each stockholder of the Company listed on Exhibit A hereto is entering into a voting agreement in substantially the form attached hereto as Exhibit B (each a "Voting Agreement"), (ii) each employee of the Company listed on Exhibit C hereto (each a "Key Employee") is entering into with Parent a noncompetition and nonsolicitation agreement in substantially the form attached hereto as Exhibit D (each a "Noncompetition and Nonsolicitation Agreement"); and (iii) each Key Employee listed on Exhibit E hereto is entering into an offer letter, noncompetition and nonsolication agreement and employment agreement in substantially the forms attached hereto as Exhibit F (the "Employee Documents").

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1

THE MERGER

1.1           The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent.  The Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

1.2          The Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in customary form and substance (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with the applicable provisions of the DGCL (the time of such filing with the Delaware Secretary of State, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the "Effective Time").

1.3          The Closing.  The consummation of the Merger shall take place at a closing (the "Closing") to occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1301 Avenue of the Americas, New York, NY 10019, no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder), of such conditions), or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing.  The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the "Closing Date".

1.4          Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.5          Certificate of Incorporation and Bylaws

(a)           Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Company (the "Certificate of Incorporation") shall be amended and restated in its entirety to read identically to the form of the certificate of incorporation attached hereto as Exhibit G, and, as so amended and restated, shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b)           Bylaws.  At the Effective Time, the bylaws of the Company shall be amended to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time and amended so as to comply with Section 5.8(b), and, as so amended, shall become the bylaws of the Surviving Corporation (except that, for the avoidance of doubt, the name of the Surviving Corporation shall be "Proginet Corporation") until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

1.6          Directors and Officers.

(a)           Directors.  Unless otherwise determined by Parent prior to the Effective Time, the directors of the Merger Sub immediately prior to the Effective Time shall be the directors of Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b)           Officers.  Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

1.7          Effect on Capital Stock

(a)          Capital Stock.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i)           each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $1.15, without interest thereon (the "Per Share Price"); provided, however, that in no event shall the aggregate amount paid by Parent pursuant to this Agreement (including pursuant to this Section 1.7(a)(i) and Section 1.7(d)(i) or with respect to any withholding tax required to be paid by Parent or the Surviving Corporation but excluding any amount paid with respect to Dissenting Shares pursuant to Section 262 of the DGCL) be in excess of $23,500,000 such that in the event of the product of (x) $1.15 and (y) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (assuming for these purposes that all outstanding Company Options and other securities have been exercised without giving effect to Section 1.7(d)(i)), is greater than $23,500,000, then the Per Share Price shall equal the quotient obtained by dividing (A) $23,500,000 by (B) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (assuming for these purposes that all outstanding Company Options and other securities have been exercised without giving effect to Section 1.7(d)(i));

(ii)           each share of Company Common Stock that is held by the Company or any Subsidiary of the Company immediately prior to the Effective Time ("Owned Company Shares"), shall be cancelled and extinguished without any conversion thereof or consideration paid therefore; and

(iii)           each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation (which shares of common stock of the Surviving Corporation shall be deemed not to be outstanding immediately prior to the Effective Time for purposes of this Agreement), and thereupon each certificate representing ownership of such shares of common stock of Merger Sub shall thereafter represent ownership of shares of common stock of the Surviving Corporation.

(b)          Adjustment to Per Share Price.  The Per Share Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock, but excluding, for the avoidance of doubt, the granting or other issuance of Company Options in accordance with this Agreement), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time, in each case which is effected in accordance with or otherwise permitted by the terms of this Agreement.

(c)          Dissenting Shares.

(i)           Notwithstanding any provision of this Agreement to the contrary, other than Section 1.7(c)(ii), any shares of Company Common Stock held by a holder who has properly exercised appraisal rights for such shares pursuant to Section 262 of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost or failed to perfect such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Per Share Price pursuant to Section 1.7(a)(i), but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under the DGCL.  From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Company or of a stockholder of Parent.

(ii)          Notwithstanding the provisions of Section 1.7(c)(i) if any holder of shares of Company Common Stock who demands appraisal for such shares in accordance with the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive the Per Share Price as set forth in Section 1.7(a)(i), without any interest thereon.

(iii)         The Company shall give Parent (A) prompt notice of any written demands for appraisal rights of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for appraisal rights and (B) the opportunity to participate in and control (with the participation of the Company) all negotiations and proceedings that take place prior to the Effective Time with respect to demands for appraisal rights under the DGCL; provided that, for the avoidance of doubt, prior to the Effective Time Parent shall not have the authority to cause the Company to commit to or incur any obligations with respect to any demands for appraisal rights.  The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal rights of Company Common Stock or offer to settle or settle any such demands.

(d)          Company Options.

(i)           Parent shall not assume any Company Options in connection with the Merger.  Immediately prior to the Effective Time, each then outstanding Company Option shall by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and cease to be outstanding, and (A) in the case of any Company Option having a per share exercise price less than the Per Share Price, be converted into the right to receive following the Effective Time from the Parent (or the Surviving Corporation) for each share of Company Common Stock issuable upon exercise of such Company Option immediately prior to such cancellation, an amount (subject to any applicable tax withholding) in cash equal to the product of (x) the number of shares of Company Common Stock issuable upon exercise of such Company Option immediately prior to such cancellation and (y) the amount by which the Per Share Price exceeds the per share exercise price of such Company Option (the "Option Consideration"), or (B) in the case of any Company Option having a per share exercise price equal to or greater than the Per Share Price, without the payment of cash or issuance of other securities or any other consideration in respect thereof.  Payment of the Option Consideration to holders of Company Options, without interest thereon, less applicable Taxes required to be withheld with respect to such payments pursuant to this Section 1.7(d)(i), shall be made from the Exchange Fund in accordance with Section 1.8, except as otherwise provided in Section 1.8.

(ii)          Prior to the Effective Time, the Company shall use its commercially reasonable efforts to take such actions as may be necessary to give effect to the transactions contemplated by this Section 1.7(d), including by delivering to the holders of Company Options notices, in form and substance reasonably acceptable to Parent, setting forth such holders' rights pursuant to this Agreement.

1.8          Exchange of Certificates and Company Options.

(a)          Payment Agent.  Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the "Payment Agent").

(b)          Exchange Fund.  At the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of shares of Company Common Stock and holders of Company Options pursuant to the provisions of this Article I, an amount of cash equal to the aggregate consideration to which holders of Company Common Stock and Company Options become entitled under Section 1.7(a)(i) and Section 1.7(d)(i) hereto, respectively, assuming no Dissenting Shares.  Any such cash deposited with the Payment Agent (such cash being referred to herein as the "Exchange Fund") shall be invested by the Payment Agent in treasuries or other interest-bearing investments in accordance with Parent's investment policy.  Any income from investment of the Exchange Fund, which shall be in accordance with the terms of this Agreement, will be payable to the Surviving Corporation.  Promptly following the Paying Agent’s receipt of the Exchange Fund, Parent shall instruct the Paying Agent to distribute to the Surviving Corporation for payment by the Surviving Corporation of the aggregate Option Consideration to such holders of Company Options that become entitled to Option Consideration under Section 1.7(d)(i).

(c)          Payment Procedures.

(i)           Company Common Stock Payment Procedures.  Promptly following the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the "Share Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and (ii) uncertificated shares of Company Common Stock (the "Uncertificated Shares") (A) a letter of transmittal (which shall specify that delivery of Share Certificates or Uncertificated Shares shall be effected, and risk of loss and title to the Share Certificates or Uncertificated Shares shall pass, only upon delivery of the Share Certificates or Uncertificated Shares, as the case may be, to the Payment Agent, and shall be in such form and have such other provisions as Parent or the Exchange Agent may reasonably specify), and/or (B) instructions for use in effecting the surrender of the Share Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to the provisions of this Article I.  Upon surrender of Share Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be specified by the Payment Agent, the holders of record of such Share Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Share Certificate, by (y) the Per Share Price (less any applicable tax withholding payable in respect thereof), and the Share Certificates so surrendered shall forthwith be canceled.  Upon receipt of an "agent's message" by the Payment Agent (or such other evidence, if any, including a letter of transmittal, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of record of such Uncertificated Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such holder's transferred Uncertificated Shares, by (y) the Per Share Price (less any applicable tax withholding payable in respect thereof), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled.  The Payment Agent shall accept such Share Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  No interest shall be paid or accrued for the benefit of holders of the Share Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Share Certificates and Uncertificated Shares pursuant to this Section 1.8.  Until so surrendered, outstanding Share Certificates and Uncertificated Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to the provisions of this Article I.

(ii)           Company Option Payment Procedures.  Promptly following the Effective Time, the Surviving Corporation shall mail or otherwise deliver to each holder of record of Company Options with a certificate or other written evidence of ownership of Company Options (the "Option Certificates" and together with the Share Certificates, the "Certificates") entitled to payments pursuant to Section 1.7(d)(i) a letter of transmittal in form reasonably acceptable to Parent (the "Company Option Letter") which shall include (A) a release of claims against the Company, the Surviving Company, Parent and Merger Sub relating to the Company Options (including the cancellation thereof), (B) an agreement that such holder shall receive Option Consideration to which such holder is entitled pursuant Section 1.7(d)(i), and (C) be in such form and have such other reasonable provisions not inconsistent with this Agreement as Parent may specify.  After the Effective Time, upon the surrender of Option Certificates for cancellation to the Surviving Corporation or to such other agent or agents as may be appointed by Parent, together with the timely return of such Company Option Letter and such documents as may reasonably be specified by Parent (or the Surviving Corporation) to the Surviving Corporation, properly completed and duly executed by such holder in accordance with the instructions thereto, the holders of Option Certificates shall be entitled to receive in exchange therefor from the Surviving Corporation an amount of cash equal to the Option Consideration that such holder has the right to receive pursuant to Section 1.7(d)(i) in respect of such Company Options, after giving effect to any withholding provided for herein.

(d)          Required Withholding.  Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock and Company Options such amounts as may be required to be deducted or withheld therefrom, including under U.S. federal or state, local or non-U.S. Tax laws.  To the extent that such amounts are so deducted or withheld and paid over to the appropriate taxing authority or other Person, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e)          No Liability.  Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Company Common Stock or Company Options for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)           Distribution of Exchange Fund to the Surviving Corporation.  Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares or the Company Options on the date that is one hundred eighty (180) days after the Effective Time shall be delivered to the Surviving Corporation (or otherwise according to the written instructions of the Surviving Corporation) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to the provisions of this Section 1.8 shall, after such delivery by the Surviving Corporation, look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares or the Option Consideration payable in respect of Company Options represented by such Option Certificates solely to the Surviving Corporation (subject to abandoned property, escheat or other similar laws), solely as general creditors thereof, for any claim to the applicable Per Share Price or Option Consideration, as the case may be, to which such holders may be entitled pursuant to the provisions of this Article I.

1.9           No Further Ownership Rights in Company Common Stock.  From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of Uncertificated Shares or a Certificate theretofore representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with the provisions of Section 1.7 (subject to Section 1.8) or dissenters rights under the DGCL.  The Per Share Price paid in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Company Common Stock.  The Option Consideration paid in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Options.  From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time.  If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.10           Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 1.7(a)(i); provided, however, that Parent may, in its sole discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, and in connection therewith, the holder of such lost, stolen or destroyed Certificate shall be responsible for all fees and premiums, if any, required by the Payment Agent.

1.11           Necessary Further Actions.  If, at and at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, each of the Company, Parent and Merger Sub shall cause its directors and officers to take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement and will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows:

2.1           Organization; Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and as currently proposed to be conducted and to own, lease or operate its properties and assets.  The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.  The Company has delivered or made available to Parent complete and correct copies of the Certificate of Incorporation and bylaws of the Company, each as amended to date.  The Company is not in violation of the Certificate of Incorporation or its bylaws.

2.2           Corporate Power; Enforceability.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder, and to consummate the transactions contemplated hereby, subject in the case of the Merger to receiving the Requisite Stockholder Approval.  The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, the consummation of the transactions contemplated hereby, subject in the case of the Merger, to the receipt of the Requisite Stockholder Approval.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors' rights generally, and (b) is subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.3           Company Board Approval.  The Company Board has unanimously (i) approved and declared advisable this Agreement and the consummation of the Merger upon the terms and subject to the conditions set forth herein, (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the Merger upon the terms and conditions contained set forth herein and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the applicable provisions of the DGCL (the "Company Board Recommendation").

2.4           Requisite Stockholder Approval.  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Stockholder Approval") is the only vote of the holders of any class or series of Company Capital Stock that is necessary under applicable law, the Certificate of Incorporation and the Company's bylaws to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other actions contemplated hereby.

2.5         Non-Contravention.

(a)           The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the transactions contemplated hereby (including but not limited to the execution and delivery of the Voting Agreements by the Company), subject in the case of the Merger to obtaining the Requisite Stockholder Approval, do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or bylaws of the Company or the certificate of incorporation or bylaws of any of the Company's Subsidiaries, (ii) except as set forth in Section 2.5 of the Company Disclosure Schedule, violate, conflict with, or result in any breach, impermissible assignment or non-transferability of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or materially impair the Company's or any Subsidiary's rights or alter the rights or obligations of any third party under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Material Contract, (iii) assuming compliance with the matters referred to in Section 2.6, violate or conflict with, in any material respect, any law or order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of clause (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens that would not be or would not reasonably be expected to be material to the Company.

(b)           The Company (i) has complied with the specific provisions (the "Specified Provisions") of the Contracts listed in Section 2.5(b)(i) of the Company Disclosure Schedule (the "Specified Contracts") and (ii) is not in breach of, or default under, any of such Specified Provisions, and no event has occurred that with notice or lapse of time or both would be expected to give any Person the right to declare a default or exercise any remedy thereunder nor any allegation thereof. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation of the transactions contemplated hereby do not and will not violate or conflict with, or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any of the Specified Provisions. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the Specific Contracts nor is there any reasonable basis for the foregoing.  The Company has no liability or obligations of any kind whatsoever (absolute, accrued, contingent or otherwise) pursuant to the specific exhibits, schedules and/or attachments listed on Section 2.5(b)(ii) of the Company Disclosure Schedule to the Contracts listed thereon and no provisions of such exhibits, schedules and/or attachments contain any material provisions.

2.6         Requisite Governmental Approvals.  No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing being referred to herein as a "Consent"), any Governmental Authority is required on the part of the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder or the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, and (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws.

2.7         Company Capitalization.

(a)           The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Common Stock, and (ii) 10,000,000 shares of Company Preferred Stock.  As of the close of business on June 17, 2010 (the "Capitalization Date"): (A) 17,085,448 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, and (C) 1,325,226 shares of Company Capital Stock were held by the Company as treasury shares.  All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.  Since the close of business on the Capitalization Date, the Company has not issued any shares of Company Capital Stock other than pursuant to the exercise of Company Options granted under the Company Stock Plan.

(b)           The Company has reserved 6,000,000 shares of Company Common Stock for issuance under the Company Stock Plan, of which 3,373,676 shares of Company Common Stock have been reserved for issuance pursuant to outstanding grants under the Company Stock Plan.  As of the close of business on the Capitalization Date, there were outstanding Company Options to purchase 3,373,676 shares of Company Common Stock, and, since such date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options other than as permitted by this Agreement.  All outstanding Company Options have been offered, issued and delivered by the Company in compliance with all applicable laws, including federal and state securities laws, and in compliance with the terms and conditions of the Company Stock Plan.  All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.  The copies of the Company Stock Plan that are filed as exhibits to the Company SEC Reports are complete and correct copies thereof as in effect on the date hereof.  Section 2.7(b) of the Company Disclosure Schedule sets forth a list of the holders of outstanding Company Options, including the date on which each such Company Option was granted, the domicile address of such holder, the number of shares of Company Common Stock subject to such Company Option, the expiration date of such Company Option, the price at which such Company Option may be exercised, the vesting schedule for such option, including the extent to which such option is vested as of date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable as a result of the transactions contemplated by this Agreement, whether such option is a Nonstatutory Option or an incentive stock option as defined in Section 422 of the Code, and whether such option is subject to Section 409A of the Code.

(c)           With respect to the Company Options, (i) each Company Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies, (ii) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto no later than the Grant Date, (iii) each such grant was made in accordance with the terms of the Company Stock Plan under which it was granted, the 1934 Act and all other applicable laws, (iv) the per-share exercise price of each Company Option was not less than the fair market value of a share of Company Common Stock on the applicable date of grant, and (v) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the 1934 Act and all other applicable laws.  The Company has not granted, and there is no and has been no Company policy or practice to grant, Company Options prior to, or otherwise coordinate the grant of Company Options with, the release or other public announcement of material information regarding the Company or any of its Subsidiaries or their financial results or prospects.

(d)           Except as set forth in this Section 2.7 or in Section 2.7(d) of the Company Disclosure Schedule, as of the date hereof there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company (other than as a result of the vesting and exercise of the Company Options to purchase 3,373,676 shares of Company Common Stock, each as set forth in Section 2.7(b)), (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants or other rights or arrangements to acquire from the Company, or that obligates or commits the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company, (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), together with the capital stock of the Company, being referred to collectively as "Company Securities"), (vi) no voting trusts, proxies or other similar agreements or understandings to which Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company, (vii) no obligations or commitments of any character restricting the transfer of any shares of capital stock of the Company to which the Company is bound, and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities.  Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, other than the Company's right to withhold shares of Company Common Stock in connection with the vesting or exercise of Company Options.  There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company.

(e)           Except as set forth in Section 2.7(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any Contract currently in force relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights, co-sale rights, or rights of first refusal or other similar rights with respect to any securities of the Company.

2.8         Subsidiaries.

(a)           Section 2.8(a) of the Company Disclosure Schedule contains a complete and accurate list of the name, jurisdiction of organization and capitalization of each Subsidiary of the Company.  Each of the Subsidiaries of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective organization.  Each of the Subsidiaries of the Company has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and as currently proposed to be conducted and to own, lease or operate its respective properties and assets.  Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.  The Company has delivered or made available to Parent complete and correct copies of the certificates of incorporation and bylaws or other constituent documents, as amended to date, of each of the Subsidiaries of the Company.  None of the Subsidiaries of the Company is in violation of its certificate of incorporation, bylaws or other constituent documents.

(b)           All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) is owned, directly or indirectly, by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest).  Neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.  There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any of its Subsidiaries relating to the issued or unissued capital stock of any of the Subsidiaries of the Company or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of the Company (collectively, "Subsidiary Securities").

2.9         Company SEC Reports.

(a)           Since January 1, 2007, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable laws (all such forms, reports and documents, together with all exhibits and schedules thereto, the "Company SEC Reports").  Each Company SEC Report complied as of its filing date, or as of its last date of amendment, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed.  True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Parent or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.  The Company has made available (including via the EDGAR system, as applicable) to Parent all material correspondence between the SEC on the one hand, and the Company and any of its Subsidiaries, on the other hand. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Reports.  To the Knowledge of the Company, as of the date hereof, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.  As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)           The Company's Chief Executive Officer and Chief Financial Officer have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes Oxley Act with respect to the applicable Company SEC Reports filed prior to the date hereof (collectively, the "Certifications") and the statements contained in such Certifications are accurate in all material respects as of the filing thereof.

2.10       Company Financial Statements.

(a)           The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) complied, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements to normal and recurring year-end adjustments).  There are no unconsolidated Subsidiaries of the Company.  The Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date.  Since January 1, 2007, the books and records of the Company and each of its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

(b)           The Company has established and maintains, adheres to and enforces a system of internal accounting controls that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Since January 1, 2007, neither the Company nor, to the Knowledge of the Company, the Company's independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, in each case which has not been subsequently remediated, or (B) any fraud (whether or not material) that involves the Company's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries.  The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the reports the Company files or submits under the Exchange Act is made known to the Company's Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities.  Such disclosure controls and procedures are effective in timely alerting the Company's Chief Executive Officer and its Chief Financial Officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

(c)           The Company is, and since enactment of the Sarbanes-Oxley Act has been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(d)           Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including without limitation any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate on the other hand), including without limitation any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Reports.

2.11       No Undisclosed Liabilities.  Except as set forth in Section 2.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any kind whatsoever (absolute, accrued, contingent or otherwise), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in any such liability or obligation, other than (i) liabilities reflected or otherwise reserved against in the consolidated balance sheets (and the related notes thereto) of the Company in the Company SEC Reports, (ii) liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (iii) liabilities arising under executory Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound and that are listed on the Company Disclosure Schedule and provided to Parent, (iv) liabilities incurred in the ordinary course of business consistent with past practice, and which do not exceed $10,000 individually or $100,000 in the aggregate, and (v) liabilities that are not required under GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries or in the related notes and which do not exceed $10,000 individually or $100,000 in the aggregate.

2.12       Absence of Certain Changes.  Since September 28, 2009, through the date of this Agreement, except for actions expressly contemplated by this Agreement or disclosed in Section 2.12 of the Company Disclosure Schedule, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice, and there has not been or occurred (i) any Company Material Adverse Effect or (ii) any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.2.

2.13       Material Contracts.

(a)           Except for those agreements and other documents (x) filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2009, and (y) as set forth on Section 2.13(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding: (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or would be required to be filed under Item 601(b)(4) of the SEC's Regulation S-K; (ii) that restricts in any material respect the conduct of business by the Company or any of its Subsidiaries or its or their ability to compete in any line of business or market or distribute any product, other than those entered into in the ordinary course of business; (iii) the loss of which would have a Company Material Adverse Effect; (iv) that has aggregate future sums due from or to the Company or any of its Subsidiaries, taken as a whole, during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement in excess of $100,000 and which is not terminable without material penalty upon not more than 90 days' notice to the counterparty; (v) having the effect of providing that the consummation of the Merger or the execution, delivery or effectiveness of this Agreement will give rise under such contract to any increased or accelerated rights of an employee of the Company or any of its Subsidiaries (including any Change of Control Obligation); (vi) involving any joint venture, legal partnership or similar arrangement; (vii) relating to Indebtedness or extension of credit; (viii) containing severance or similar termination pay liabilities related to termination of employment; (ix) related to product distribution or development (except for any Company contracts in which either the aggregate noncontingent payments to or by the Company are not in excess of $100,000 or the potential payments to or by the Company are not expected to exceed $100,000, in each case during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement); (x) (A) that is an IP In-License, other than (1) any IP In-Licenses that are not material to the business(es) of the Company or its Subsidiaries and not for Third Party Components of any Current Company Software and (2) any IP In-License for any item of commercially available, unmodified Software that is not a Third Party Component of any Current Company Software and was acquired by the Company for less than $100,000 or (B) that is an IP Out-License with any of the top ten customers, top ten resellers and top ten distributors (in each case, including any OEMs and partners), in each case measured by reference to the revenues of the Company and its subsidiaries on a consolidated basis for the year-ended December 31, 2009; (xi) which provide for indemnification by the Company of any officer, director or employee of the Company; (xii) containing "standstill" or similar provisions to which the Company is subject and restricted; (xiii) involving the lease of real property; (xiv) pursuant to which the Company or any of its Subsidiaries is authorized to use any Intellectual Property of any third party that is material to the Company (expressly excluding any Company contracts pursuant to which (1) any Intellectual Property is licensed to the Company or any of its Subsidiaries under any third party software license generally available to the public or (2) licenses in which the aggregate noncontingent payments by the Company are not in excess of $250,000 per annum); (xv) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by the Company or any of its Subsidiaries; (xvi) relates to any acquisition by the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment or guarantee obligations; (xvii) involves any directors, executive officers (as such term is defined in the Exchange Act) or any of their Affiliates (other than the Company or any Company of its Subsidiaries) or immediate family members or holder of more than 5% of the Company Securities (in each case, other than those entered into in the ordinary course of business at arms-length terms); (xviii) contains any covenant granting a material "most favored nation" status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation and/or their respective Subsidiaries or Affiliates; (xix) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets; (xx) relates to any material settlement entered into within five (5) years prior to the date of this Agreement; or (xxi) with any labor union, works council, or other labor organization or entity or any collective bargaining agreement or similar agreement with the employees of the Company or any of its Subsidiaries.  Each contract, arrangement, commitment or understanding of the type described in this Section 2.13(a) (including, for the avoidance of doubt, the agreements and other documents referred to in clauses (x) and (y) above) is a "Material Contract" for all purposes of and under this Agreement.

(b)           Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries party thereto, nor, to the Knowledge of the Company, any other party thereto, is in material breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would reasonably be expected to (i) constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company any other party thereto; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel terminate or modify any Material Contract, in each case except as would not be material to the Company and its Subsidiaries taken as a whole.  As of the date hereof, each Material Contract is enforceable against the Company (or its Subsidiaries, as applicable) in accordance with its terms and, to the Knowledge of the Company, against each other party thereto, except (A) where the failure to be so enforceable would not be material to the Company and its Subsidiaries taken as a whole and (B) that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors' rights generally, and (b) is subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.14           Personal Property and Assets.  The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the "Assets") are, in the aggregate, sufficient and adequate to carry on their respective businesses as presently conducted, except as would not be reasonably expected to be, individually or in the aggregate, material to the Company or any of its Subsidiaries.  The Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

2.15       Real Property.

(a)           Neither the Company nor any of its Subsidiaries owns any real property.

(b)           Section 2.15(b) of the Company Disclosure Schedule contains a complete and accurate list of all of the existing material leases, subleases or other agreements (collectively, the "Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property in excess of 10,000 square feet (such property, the "Leased Real Property").  The Company and/or its Subsidiaries enjoy peaceful and undisturbed possession under all such leases and there are no existing defaults by the Company beyond any applicable grace period under such leases.  The Leased Real Property identified in Section 2.15(b) of the Company Disclosure Schedule and subject to the Leases comprises all of the material real property used in the Company's business.  Each of the Company and its Subsidiaries has complied with the terms of all Leases, and all Leases are in full force and effect, except for such non compliances or failures to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to be material to the Company or any of its Subsidiaries.  The Company has made available to Parent and Merger Sub a true and complete copy of each Lease document.  No security deposit or portion thereof deposited with respect any Lease has been applied in respect of a breach or default under any Lease which has not been redeposited in full. The other party to each of the Leases is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries.  The Leased Real Property is in good operating condition and repair, and to the Company's Knowledge, the Leased Real property is free from structural, physical and mechanical defects and is maintained in a manner consistent with standards generally followed with respect to similar properties.  To the Knowledge of the Company, (i) there are no laws, statutes, rules, regulations or orders now in existence or under active consideration by any Governmental Authority which could require the Company, as a tenant of any Leased Real Property, to make any expenditure in excess of $25,000 to modify or improve such Leased Real Property to bring it into compliance therewith, and (ii) the Company shall not be required to expend more than $25,000 in the aggregate under all Leases to restore the Leased Real Property at the end of the term of the applicable Lease to the condition required under the Lease (assuming the conditions existing in such Leased Real property as of the date hereof and as of the Closing).

2.16       Intellectual Property.

(a)           Except as set forth in Section 2.16(a)(i) of the Company Disclosure Schedule, the Company or its Subsidiaries own, free and clear of any Liens (other than Permitted Liens), all Intellectual Property set forth, or required to be set forth, on Section 2.16(b)(i)-(iii) and Section 2.16(c)(i) of the Company Disclosure Schedule (except for any Third Party Components, which, for the Current Company Software, are set forth on Section 2.16(c)(ii) of the Company Disclosure Schedule), as well as all other Intellectual Property owned or purported to be owned by the Company or its Subsidiaries, including all Intellectual Property rights in the Company Software set forth, or required to be set forth, on such Section 2.16(c)(i) (excluding, for the avoidance of doubt, any Intellectual Property rights in any Third Party Components, which, for the Current Company Software, are set forth on Section 2.16(c)(ii) of the Company Disclosure Schedule) (such Intellectual Property, the "Owned Intellectual Property").  Except as set forth in Section 2.16(a)(ii) of the Company Disclosure Schedule, the Company or its Subsidiaries own, free and clear of any Liens (other than Permitted Liens), or otherwise possess the right to use, all Intellectual Property that is necessary for or used in the conduct of the Company's business as currently conducted or contemplated to be conducted, including all such Intellectual Property set forth, or required to be set forth, on Section 2.16(b)(i)-(iii) and all Intellectual Property rights in the Company Software set forth, or required to be set forth, on Section 2.16(c)(i)-(ii) of the Company Disclosure Schedule (all such Intellectual Property, together with the Owned Intellectual Property, the "Company Intellectual Property"), including, without limitation, all such Intellectual Property necessary for or used in the Company Software.  Except as set forth in Section 2.16(a)(iii) of the Company Disclosure Schedule, all of the Company Intellectual Property shall continue to be owned by the Surviving Corporation or available for use on identical terms and conditions by the Surviving Corporation upon the completion of Closing.

(b)           Section 2.16(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the following Intellectual Property owned by, issued to, or filed by or on behalf of the Company or its Subsidiaries: (i) Trademark registrations and pending applications for registration and registered Internet domain names; (ii) Patents issued or pending Patent applications; and (iii) Copyright registrations and pending applications for registration, in each instance included in the Company Intellectual Property.  All such Company Intellectual Property has the status indicated on such schedule, and, except as set forth on Section 2.16(b) of the Company Disclosure Schedule, is subsisting, valid and in good standing, and has not been abandoned.

(c)           Section 2.16(c) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all Company Software by name and, with respect to Current Company Software, version; and (ii) all Third Party Components of the Company Software, in each case identifying: (A) the Company Software associated with such Third Party Component; and (B) the agreement granting the Company rights to use such Third Party Components.  Except as set forth on Section 2.16(c)(iii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has offered or made available or intends to offer or make available any product or service offerings other than the Company Software.

(d)           Except as set forth on Section 2.16(d) of the Company Disclosure Schedule:

(i)           no claim by any Person contesting the validity, enforceability, use or ownership of the Company Intellectual Property has been made and is currently outstanding, or was made in the past three (3) years, against the Company or its Subsidiaries, nor, to the Knowledge of the Company, is any threatened;

(ii)           neither the Company nor its Subsidiaries have given notice to any Person asserting infringement or misappropriation by such Person of any of the Company Intellectual Property, and, to the Knowledge of the Company, the Company Intellectual Property is not, and has not been in the past three (3) years, infringed, misappropriated, or otherwise violated by any Person.

(iii)          (X) The Company's and its Subsidiaries' conduct of the Company's and its Subsidiaries' businesses have not within the past three (3) years and do not as currently conducted or currently contemplated to be conducted infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person and (Y) neither the Company's (nor its Subsidiaries') use of the Company Intellectual Property in connection with such businesses, nor the Company's (nor its Subsidiaries') development, copying, use, marketing, distribution, licensing or sale of the Company Software, infringes, misappropriates, or otherwise violates the Intellectual Property (rights of any Person.  With respect to each of (X), and (Y), neither the Company nor its Subsidiaries have, within the past three (3) years, received any notice of any such infringement, misappropriation, or violation (including any unsolicited offer to license any Intellectual Property from any other Person);

(iv)          neither the Company nor any Subsidiary has granted any license, option, or commitment to any other Person in or to any Company Intellectual Property (including any covenant not to sue) (collectively, "IP Out-Licenses"), other than (1) non-exclusive IP Out Licenses granted to Company's resellers solely for (x) such reseller's internal use for training purposes, (y) such reseller's use for demonstration purposes, and (z) distribution by such resellers of the Company Software, in each case entered into in the ordinary course of business substantially in the form of the Company's standard reseller agreement, and (2) IP Out-Licenses for non-exclusive end-user, (including end-user evaluation) licenses entered into in the ordinary course of business substantially in the form of the Company's standard form of such end user or evaluation licenses; and

(v)           the Company Intellectual Property does not include any Intellectual Property that the Company or any Subsidiary licenses from a third party (collectively, "IP In-Licenses"), other than any IP In-License for any item of commercially available, unmodified Software that: (1) is not a Third Party Component of any Current Company Software, and (2) was acquired by the Company for less than $10,000.

(e)           The Company and its Subsidiaries have used commercially reasonable efforts to protect and maintain all registered or issued Company Intellectual Property set forth, or required to be set forth, on Section 2.16(b)(i)-(iii) of the Company Disclosure Schedule. All Company Software distributed or otherwise made available to any third party: (A) is free from any trojan horse, virus or similar malicious code or program that can cause damage to computer systems using such Company Software, to other Software or data on such computer systems, or to such Company Software itself, (B) functions and operates properly, and (C) conforms in all material respects to the functional specifications for such Company Software and the warranties granted by Company with respect to such Software and is sufficient to perform the functions for which such Company Software has been designed to perform.

(f)           Each IP License Agreement is, to the Knowledge of the Company, a legal, valid and binding obligation of the Company or one of its Subsidiaries, as the case may be, and in full force and effect.  Except as set forth in Section 2.16(f) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not result in the material breach, termination or modification (including any adverse effect upon the Company's or its Subsidiaries' Intellectual Property rights or other rights thereunder, or the imposition of additional obligations upon the Company or its Subsidiaries thereunder) of, or, to the Knowledge of the Company, create on behalf of any Person the right to terminate or modify, any IP License Agreement, other than IP License Agreements that are not for Third Party Components of Company Software and that are not, individually or in the aggregate, material to any Company Software or to any business of the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to any such IP License Agreement, is in material default or material breach of such IP License Agreement.  The IP License Agreements, other than IP License Agreements that are not for Third Party Components of Company Software and that are not, individually or in the aggregate, material to any Company Software or to any business of the Company or its Subsidiaries, are assignable to Parent without consent.  There are no pending or, to the Knowledge of the Company, threatened disputes regarding: (i) the scope of any IP License Agreement; or (ii) the performance of the parties under any IP License Agreement.

(g)           With respect to the Company Software, for each item of Open Source Software that is a Third Party Component, Section 2.16(g) of the Company Disclosure Schedule lists and describes (A) such Open Source Software, (B) how such Open Source Software is incorporated, linked or otherwise interconnects or interoperates with such Company Software, and (C) the name of the applicable license agreement for each such item of Open Source Software.

(h)           The Company's use of any Open Source Software has not and does not, with respect to the applicable Company Software, (X) obligate the Company (as a condition to the license or otherwise) to (i) disclose or distribute in Source Code form any portion of the Company Software owned by the Company or licensed from a third party (other than such Open Source Software), (ii) license or otherwise make available on a royalty-free basis any portion of the Current Company Software owned by the Company or licensed from a third party (other than such Open Source Software), (iii) grant any patent rights or any Owned Intellectual Property Rights to any Person, including non-assertion rights, or (iv) permit any licensee of the Company Software to modify, make derivative works of, or reverse engineer any portion of the Company Software owned by the Company or licensed from a third party (other than such Open Source Software), or (Y) otherwise impose any material limitation, restriction, or condition on the right or ability of the Company to use or distribute the Company Software.

(i)           The Company and its Subsidiaries have taken commercially reasonable steps to protect the confidentiality of confidential information and confidential Trade Secrets owned or used by the Company or its Subsidiaries.  Each Person that has had or currently has access to any part of the Source Code of any Company Software is subject to confidentiality obligations regarding the disclosure and protection of such Source Code, and, to the Knowledge of the Company, such confidentiality obligations have not been breached by any such Person.  Except as set forth in Section 2.16(i)(i) of the Company Disclosure Schedule, the Company has not disclosed any such Source Code to any Person other than employees of, or consultants or contractors to, the Company who had a need to work with such Source Code solely for the benefit of the Company and who were obligated by a written agreement to protect the confidentiality of such Source Code.  Except as described in detail in Section 2.16(i)(ii) of the Company Disclosure Schedule (including describing the release condition, the Source Code to be released, and the rights granted to any third party with respect to such Source Code), neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any Contract to which the Company or any of its Subsidiaries is a party, will result in the release of any such Source Code to any third party, or the right of any third party to obtain access or rights to any such Source Code, whether from the Company or its Subsidiaries or an escrow agent or other Person.

(j)           No Person who has contributed to the creation, invention, modification or improvement of any Intellectual Property that is purportedly owned by the Company or its Subsidiaries, in whole or in part, was or is under any conflicting obligation with any academic institution, governmental entity, research center or other Person that would adversely affect the Company's or its Subsidiaries' title to any such Intellectual Property, or that would grant any license or other rights to such Intellectual Property to such Person or to such academic institution, governmental entity, research center or other Person.

(k)           Except as set forth on Section 2.16(k)(i) of the Company Disclosure Schedule, all Persons (including current and former employees, contractors and consultants of the Company or its Subsidiaries) who have participated in the creation or development of any Company Intellectual Property that is purportedly owned by the Company or its Subsidiaries (including any such Intellectual Property set forth or required to be set forth on Section 2.16(b)(i)-(iii) and Section 2.16(c)(i) of the Company Disclosure Schedule) have executed and delivered to the Company or its Subsidiaries an agreement: (A) providing for the non-disclosure by such Person of any confidential information of the Company or its Subsidiaries, and (B) providing for the assignment by such Person to the Company or its Subsidiaries of any Company Intellectual Property related to such Person's employment by, engagement by or contract with the Company or its Subsidiaries.  The Company and its Subsidiaries have and have had a policy requiring all current and former employees who create, develop or modify (or who created, developed or modified) any Company Intellectual Property for the Company or its Subsidiaries, to execute a confidentiality and assignment agreement prior to, or concurrently with, commencement of their respective employment or engagement with the Company.  With respect to employees, such confidentiality and assignment agreements have been substantially in the standard forms previously provided to Parent by counsel to the Company in correspondence which designated such agreements as standard forms.  Section 2.16(k)(ii) of the Company Disclosure Schedule identifies any contractors or subcontractors who created, developed or modified any portion of the Current Company Software, or any material portion of any other Company Software (excluding the Third Party Components set forth on Section 2.16(c) of the Company Disclosure Schedule), other than minor modifications made in connection with product maintenance.

(l)           Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any Contract to which the Company or any of its Subsidiaries is a party, will cause (other than pursuant to any agreement to which neither the Company nor any of its Subsidiaries is a party): (i) Parent, any of its Subsidiaries or the Surviving Corporation to grant to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of Parent, any of its Subsidiaries or the Surviving Corporation (other than rights granted by the Company on or prior to the Closing Date under Intellectual Property owned by the Company as of the Closing Date), (ii) Parent, any of its Subsidiaries or the Surviving Corporation, to be bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, any of its Subsidiaries or the Surviving Corporation to be obligated to pay any royalties or other license fees with respect to Intellectual Property of any third party in excess of those payable by the Company and its Subsidiaries in the absence of this Agreement or the transactions contemplated hereby.  Except as set forth in Section 2.16(l) of the Company Disclosure Schedule, there is no Contract to which the Company or any of its Subsidiaries is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of business by the Company or any of its Subsidiaries or otherwise limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person.  Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or any of its Subsidiaries is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, or from hiring or soliciting potential employees, consultants or independent contractors.

(m)           The Company and its Subsidiaries have complied with all applicable laws (including the Health Insurance Portability and Accountability Act ("HIPAA")), contractual and fiduciary obligations, and its internal privacy policies relating to (i) the privacy of users of Internet websites owned, maintained or operated by the Company or its Subsidiaries ("Company Sites"), and (ii) the collection, storage, transfer and any other processing of any Personally Identifiable Information, or Protected Health Information, as such term is defined in HIPAA, collected or used by or on behalf of the Company or its Subsidiaries, or by any Company Site or any Company Software in any manner, or maintained by third parties authorized by Company or its Subsidiaries to have access to such information ("Company PII").  The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the disclosure and/or transfer to Parent (by operation of law or otherwise) of the Company PII, complies with all applicable laws relating to privacy (including HIPAA) and with the Company's and its Subsidiaries' privacy policies.  Copies of all current and prior privacy policies of the Company and its Subsidiaries that apply to the Company Sites are attached to Section 2.16(m) of the Company Disclosure Schedule.  The Company and its Subsidiaries have at all times taken all steps reasonably necessary (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to protect the Company PII against loss and against unauthorized access, use, modification, disclosure or other misuse, and there has been no unauthorized access to or other misuse of the Company PII.

2.17       Tax Matters.

(a)           The Company and each of its Subsidiaries have filed all income and other material U.S. federal (including Treasury Department Form TD F90-22.1), state, local and non-U.S. returns, estimates, information statements and reports (including amendments thereto) relating to Taxes ("Tax Returns") required to be filed by any of them, and such Tax Returns have been prepared in compliance with applicable law and are accurate in all material respects.  The Company and each of its Subsidiaries have paid all Taxes shown as due on such Tax Returns and have paid, or have adequately reserved (in accordance with GAAP) for the payment of, all income and other material Taxes required to be paid.  The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.  The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements.  Since the date of such financial statements, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past practice.  The Company has identified all uncertain Tax positions contained in all Tax Returns and has established adequate reserves and made any appropriate disclosures in its financial statements in accordance with the requirements of Financial Interpretation No. 48 of FASB Statement No. 109.  No deficiencies for any income or other material Taxes have been asserted, assessed or, to the Knowledge of the Company, proposed by any Taxing authority against the Company or any of its Subsidiaries that are not subject to adequate reserves (in accordance with GAAP), nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any income or other material Tax.

(b)           No audit or other examination or proceeding of any income or other material Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination.

(c)           Neither the Company nor any of its Subsidiaries is, nor has been at any time during the period described in Section 897(c)(1)(A)(ii)(II) of the Code, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

(d)           Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the five years prior to the date of this Agreement or (B) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger.

(e)           Neither the Company nor any of its Subsidiaries has engaged in a "reportable transaction," as set forth in Treas. Reg. § 1.6011-4(b), including any transaction that is the same or substantially similar to a type of transaction that the IRS has identified as a listed transaction, or any corresponding provision of state, local or foreign income tax law.

(f)            None of the Company or its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement or other similar agreement with any Person other than the Company and its Subsidiaries, and none has any current or potential contractual obligation that explicitly obligates it to indemnify any other Person for Taxes imposed on such other Person.

(g)           None of the Company or its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or non-US law), as a transferee or successor, by contract, or otherwise.

(h)           Since December 31, 2007, no written claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction.  Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business or by virtue of having a source of income in that country.  The Company and its Subsidiaries are in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company and its Company Subsidiaries.  The prices for any property or services (or for the use of any property) provided by or to the Company or any Company Subsidiary are arm's length prices for purposes of all applicable transfer pricing laws, including Treasury Regulations promulgated under Section 482 of the Code.  The Company and each Company Subsidiary is in compliance with all terms and conditions of any Tax exemption, Tax holiday, or other Tax reduction or agreement or order (each, a "Tax Incentive") and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.  Neither the Company nor any of its Subsidiaries is party to a gain recognition agreement under Section 367 of the Code.

(i)            None of the Company or its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would or could reasonably be expected to result, separately or in the aggregate, in the payment of any "parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign income Tax law), or in the payment of any amount that would not be deductible under Code Section 162(m) or Code Section 404.

(j)            None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a direct result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law); (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale made prior to the Closing Date; or (v) prepaid amount received before the Effective Time.

(k)           There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company (if any) under (i) Section 384 of the Code, (ii) Section 269 of the Code, (iii) the Treasury Regulations under Section 1502 of the Code, or (iv) any comparable provision of state, local or foreign Tax law.

(l)            The Company has not participated in, or cooperated with, an international boycott within the meaning of Code Section 999.

(m)          The Company does not own, directly or indirectly, any interests in an entity that has been or would be treated as a "passive foreign investment company" within the meaning of Section 1297 of the Code.

(n)           There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement, covering any current or former employee, director or consultant of the Company or its Subsidiaries, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

(o)           There is no agreement, plan, arrangement or other contract by which the Company or its Subsidiaries is bound to compensate any current or former employee, director or consultant of the Company or its Subsidiaries for excise taxes paid pursuant to Section 4999 of the Code or to pay a tax gross up payment to any such individual for tax-related payments under Section 409A of the Code.

2.18       Employee Plans.

(a)           Section 2.18(a)(i) and Section 2.18(a)(ii) of the Company Disclosure Schedule, respectively, set forth a complete and accurate list of (i) all "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) all other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar fringe, welfare or other material benefit or compensation plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained, sponsored or contributed to for the benefit of any current or former employee, consultant or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code (an "ERISA Affiliate"), or with respect to which the Company or any of its Subsidiaries or its ERISA Affiliates has or could reasonably be expected to have any material liability (together the "Employee Plans").

(b)           With respect to each Employee Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (A) the three (3) most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination opinion, notification and advisory letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (C) the plan documents and summary plan descriptions, or a written description of the terms of any Employee Plan that is not in writing; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the DOL or any similar Governmental Authority relating to any compliance issues in respect of any such Employee Plan; (F) with respect to each material Employee Plan that is maintained in any non-U.S. jurisdiction, to the extent applicable, (x) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan and (y) any document comparable to the determination letter reference under clause (B) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment, (G) all COBRA forms and related notices (or such forms and notices as required under comparable law); (H) the three (3) most recent plan years discrimination tests for each Employee Plan; and (I) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

(c)           Neither the Company nor any of its Subsidiaries or its ERISA Affiliates has ever maintained, established, sponsored, participated in, or contributed to, any (i) "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, which is subject to Title IV of ERISA or Section 412 of the Code, (ii) "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) "multiple employer plan" as defined in ERISA or the Code, or (iv) a "funded welfare plan" within the meaning of Section 419 of the Code.  No Employee Plan provides health benefits that are not fully insured through an insurance contract.

(d)           Each Employee Plan has been maintained, operated, funded and administered in all material respects in compliance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.  The Company, its Subsidiaries and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each Employee Plan.

(e)          All Employee Plans subject to Section 409A of the Code have been operated and administered in good faith compliance with Section 409A of the Code from the period beginning December 31, 2004 through the effective date of the Treasury Regulations issued pursuant to Section 409A and, subsequent to such effective date, in compliance the Section 409A and the regulations issued pursuant thereto.

(f)           There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(g)          None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or for which the Company or any of its Subsidiaries has any indemnification obligation; and there has been no breach of fiduciary duty (as determined under ERISA) with respect to any Employee Plan.

(h)          Except as set forth in Section 2.18(h) of the Company Disclosure Schedule, no Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as required by COBRA or any similar law. The Company, its Subsidiaries and the ERISA Affiliates have materially complied and are in material compliance with COBRA.

(i)           Except as set forth in Section 2.18(i) of the Company Disclosure Schedule:

(i)            each Employee Plan that is intended to be "qualified" under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and, to the Knowledge of the Company, no fact, circumstance or event has occurred or exists that would reasonably be expected to adversely affect the qualified status of such Employee Plan;

(ii)           all contributions, premiums and other payments with respect to any Employee Plan for any time period ending on or before the Effective Time have been timely made, accrued or reserved for; and

(iii)          except as required by applicable law or this Agreement, no condition or term under any relevant Employee Plan exists which would prevent Parent or the Surviving Corporation or any of its Subsidiaries from terminating or amending any Employee Plan without material liability to Parent or the Surviving Corporation or any of its Subsidiaries (other than ordinary administration expenses or routine claims for benefits).

(j)           Except as set forth in Section 2.18(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any plan or commitment to amend or establish any new Employee Plan or to continue or increase any benefits under any Employee Plan, or to maintain any such benefits or the level of any such benefits generally for any period.

(k)           Except as set forth in Section 2.18(k) of the Company Disclosure Schedule, neither the execution or delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current or former director, employee or independent contractor of the Company or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, or (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation.

2.19       Labor Matters.

(a)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a "Collective Bargaining Agreement").  None of the U.S.-based employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or such Subsidiary.  To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries.  No Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries.  There is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened.

(b)           The Company and its Subsidiaries have complied in all material respects with applicable laws and orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

(c)           The Company and each of its Subsidiaries have withheld all material amounts required by applicable law to be withheld from the wages, salaries, and other payments to employees, and are not, to the Knowledge of the Company, liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.  Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

2.20       Permits.  The Company and its Subsidiaries hold all permits from Governmental Authorities required to conduct their businesses as currently conducted, are in compliance with the terms of all such permits, and no suspension or cancellation of any such permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not be reasonably expected to be, individually or in the aggregate, material to the Company or any of its Subsidiaries.

2.21       Compliance with Laws.

(a)           The Company and each of its Subsidiaries is in compliance in all material respects with all laws, regulations and orders that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and/or its Subsidiaries.

(b)           Neither the Company, any Subsidiary of the Company, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary of the Company has, in the course of its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations promulgated thereunder, the "FCPA"); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  During the last three (3) years, neither the Company nor any Subsidiary of the Company has received any communication that alleges that the Company or any Subsidiary of the Company, or any Representative thereof is, or may be, in violation of, or has, or may have, any material liability under, the FCPA.

(c)           Except as set forth in Section 2.21(c) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has at all times conducted its export transactions in accordance with (a) all applicable U.S. export and reexport controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and (b) all other applicable import/export controls in other countries in which the Company conducts business.  Section 2.21(c) of the Company Disclosure Schedule sets forth the true, complete and accurate export control classifications applicable to the Company's and its Subsidiaries' products, services, software and technologies.  There are (i) no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to such export licenses or other approvals, (ii) no actions, conditions or circumstances pertaining to the Company's or any of its Subsidiaries' export transactions that would reasonably be expected to give rise to any future claims, and (iii) no consents or approvals for the transfer of export licenses to Parent required, except for such consents and approvals that can be obtained expeditiously without material cost.

2.22       Legal Proceedings; Orders.

(a)           Except as set forth in Section 2.22(a) of the Company Disclosure Schedule, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any current or former employee, officer, director or agent of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with their employment, services or relationship with the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, or any properties or assets of the Company or any of its Subsidiaries, nor is there any reasonable basis for the foregoing.

(b)           Neither the Company nor any of its Subsidiaries is subject to any judgment, order, injunction, decree, stipulation or award (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure).

(c)           As of the date hereof, there is no internal investigation or inquiry being conducted by the Company, the Company Board or any third party or Governmental Authority at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

(d)           To the Company's Knowledge, there is no reasonable basis for any person to assert a claim against the Company based upon a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of Company Capital Stock or any rights as a holder of securities of the Company, including any option, warrant, preemptive right or right to notice or to vote, other than the rights of the stockholders of the Company with respect to the Company Capital Stock shown as being outstanding in Section 2.7, the rights of holders of Company Options with respect to the Company Stock Options shown as being owned by such persons on Section 2.7 of the Company Disclosure Schedule, and the rights of the holders of any warrant of Company with respect to such warrants shown as being owned by such persons on Section 2.7 of the Company Disclosure Schedule.

2.23       Insurance.  Section 2.23 of the Company Disclosure Schedule sets forth a list of all material insurance policies maintained by the Company or any of its Subsidiaries and the Company has delivered to Parent correct and complete copies of all such policies.  All insurance policies and bonds with respect to the business and assets of the Company and its Subsidiaries are in full force and effect, and the Company and its Subsidiaries have not reached or exceeded their policy limits for any insurance policies in effect at any time during the past three years.  Neither the Company nor any of its Subsidiaries is in material breach or material default of any of the insurance policies, and there is no existing default or event that, with notice or the lapse of time, would constitute such a material breach or material default or permit termination or modification of any of the insurance policies.  All premiums due and payable under all insurance policies and bonds have been timely paid.  Since July 31, 2009, the Company has not received any notice or to the Knowledge of the Company any other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any material coverage, reservation or rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.24       Related Party Transactions.  Except as set forth in Section 2.24 of the Company Disclosure Schedule and other than compensation or other employment arrangements in the ordinary course of business, (x) there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC in the Company's Form 10-K or proxy statement pertaining to an annual meeting of stockholders and (y) no director, officer or other Affiliate of the Company or any entity in which, to the Knowledge of the Company, any such director, officer or other Affiliate owns any beneficial interest (other than a beneficial interest in a publicly held corporation whose stock is traded on a national securities exchange or in the over the counter market and less than 5% of the stock of which is beneficially owned by any such Persons), is currently a party to, or has any interest in (i) any partnership, joint venture, contract, arrangement or understanding with, or relating to, the business or operations of the Company or its Subsidiaries in which the amount involved exceeds $120,000 per annum (other than contracts or arrangements entered into in the ordinary course of business at arms-length terms), (ii) any agreement or contract for or relating to Indebtedness of the Company or its Subsidiaries, or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company or its Subsidiaries in which the amount involved exceeds $120,000 per annum (other than interests in any of the foregoing entered into in the ordinary course of business at arms-length terms).

2.25       Brokers; Fairness Opinions.  Except for America's Growth Capital, LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor's, investment banking, brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.  The Company has received the written opinion of America's Growth Capital, LLC dated as of June 21, 2010, that, as of the date of such opinions and subject to the assumptions and limitations set forth therein, the Per Share Price to be received by Company Stockholders (other than Parent and its Affiliates) in the Merger is fair, from a financial point of view to such Company Stockholders (the "Fairness Opinion").

2.26       State Anti-Takeover Statutes.  Assuming that the representations of Parent and Merger Sub set forth in Section 3.7 are true and correct, the Company Board has taken all necessary actions such that the restrictions on business combinations set forth in Section 203 of the DGCL, in any rights agreement or "poison pill" arrangement and any other takeover, anti takeover, moratorium, "fair price," "control share," or similar Law applicable to the Company (collectively, "Takeover Statutes") will not be applicable to the Merger.  No other state takeover statute or similar statute or regulation purports to apply to the Merger, the Agreement or the transactions contemplated hereby and thereby.

2.27       Proxy Statement and Other Required Company Filings.  The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, the "Proxy Statement"), as well as any other document that is required to be filed by the Company with the SEC in connection with the Merger (each, a "Other Required Company Filing" and collectively, the "Other Required Company Filings") will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act.  The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their Affiliates, partners, members, stockholders, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement.  None of the Other Required Company Filings will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their respective Affiliates, partners, members, stockholders, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings.

2.28       Environmental Matters.  (i) Each of the Company and its Subsidiaries is and has been in material compliance with all applicable Environmental Laws and possesses and is and has been in compliance with all required Environmental Permits; (ii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iii) to the Knowledge of the Company there are no investigations by any Governmental Authority currently pending or threatened regarding the Company's or any of its Subsidiary's compliance with any Environmental Law, (iv) to the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of their predecessors has caused any releases or threatened release of Hazardous Materials at any property currently or formerly owned or operated by the Company or any of its Subsidiaries or any of their predecessors, or at any offsite disposal location in connection with the current or past operations of the Company or any of its Subsidiaries or their predecessors, which in either case would reasonably be expected to result in an Environmental Claim, and (v) neither the Company nor any of its Subsidiaries has received any claim or notice of violation from any Governmental Authority alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, or regarding any Hazardous Materials.  All material environmental reports, assessments, audits, and other similar documents in the possession or control of the Company or any of its Subsidiaries have been made available to Parent.

2.29       Product Warranties.  There are no pending or, to the Company's Knowledge, threatened Legal Proceeding against either the Company or any of its Subsidiaries in respect of any warranty, or for injury to person or property of its employees or any third parties, arising from or relating to the sale of any product or performance of any service by the Company or any of its Subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, and the Company's and its Subsidiaries' aggregate liability for any warranty claims do not exceed the reserves therefor set forth on the Company's financial statements

2.30       Customers.  As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any outstanding material disputes concerning its products and/or services with any customer or distributor who, in the year ended May 31, 2010, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, taken as a whole, during such period (each, a "Significant Customer") that would reasonably be expected to result in a material deterioration in, or termination of, the relationship between the Company or any of its Subsidiaries and such Significant Customer.  Each Significant Customer is listed in Section 2.30(a) of the Company Disclosure Schedule.  As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice from any Significant Customer that such customer shall not continue as a customer of the Company (or the Surviving Corporation or Parent) after the Closing or that such customer intends to terminate or materially adversely modify its existing agreements with the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

3.1         Organization; Good Standing.  Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to conduct its business as it is presently being conducted and as currently proposed to be conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent to fully perform its covenants and obligations under this Agreement.  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Merger Sub to fully perform its covenants and obligations under this Agreement.  Parent has delivered or made available to the Company complete and correct copies of the certificate of incorporation and bylaws or other constituent documents, as amended to date, of Parent and Merger Sub.  Neither Parent nor Merger Sub is in violation of its certificate of incorporation or its bylaws.

3.2         Power; Enforceability.  Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Merger.  The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub and no additional proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder or the consummation of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors' rights generally, and (ii) is subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3         Non-Contravention.  The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this hereunder and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws or other constituent documents of Parent or Merger Sub, (ii) violate, conflict with, or result in any breach, impermissible assignment or non-transferability of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or materially impair Parent's or the Merger Sub's rights or alter the rights or obligations of any third party under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 3.4, violate or conflict, in any material respect, with any law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

3.4         Requisite Governmental Approvals.  No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this Agreement or the consummation of the transactions contemplated hereby, except (i) the filing of the Certificate of Merger with the Delaware Secretary of State and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, and (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws.

3.5         Legal Proceedings; Orders.

(a)           There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

(b)           Neither Parent nor Merger Sub is subject to any legal order that would prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

3.6         Proxy Statement; Other Required Company Filings.  The information supplied by Parent, Merger Sub or any of their respective Affiliates, partners, members, stockholders, directors, officers, employees, agents or other representatives to the Company in writing specifically for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The information supplied by Parent, Merger Sub or any of their respective Affiliates, partners, members, stockholders, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings will not, at the time the applicable Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any of its Affiliates, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement or any of the Other Required Company Filings.

3.7         Section 203.  As of the date hereof, neither Parent nor Merger Sub nor any of their affiliates or associates is, and at no time during the last three years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL.

3.8         Brokers.  No agent, broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

3.9         Operations of Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

3.10       Financing.  At the Closing, Parent will have sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to pay the aggregate merger consideration payable by Parent pursuant to this Agreement and to perform its obligations under this Agreement.

ARTICLE 4

INTERIM OPERATIONS OF THE COMPANY

4.1         Affirmative Obligations.  Except (x) as expressly contemplated or permitted by this Agreement, (y) as set forth in Section 4.1 (referencing the applicable specific subsection) of the Company Disclosure Schedule, or (z) as approved by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall, and the Company shall cause each of its Subsidiaries to, (i) conduct its business and operations in the ordinary and usual course of business and in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations and (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organizations and material assets, (B) keep available the services of its current executive officers and key employees who are integral to the operations of their business as currently conducted and (C) preserve the current relationships with Persons with which the Company or any of its Subsidiaries has business relations.

4.2         Forbearance Covenants.  Without limiting Section 4.1, except (w) as contemplated or permitted by this Agreement, (x) as set forth in Section 4.2 of the Company Disclosure Schedule, (y) as approved by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), or (z) as required by law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 4.1 also):

(a)           amend its Certificate of Incorporation or bylaws or comparable organizational documents;

(b)           propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(c)           issue, sell, deliver or agree or authorize, propose or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for the sale of shares of Company Common Stock pursuant to the exercise of Company Options outstanding prior to the date hereof;

(d)           directly or indirectly acquire, repurchase or redeem any Company Securities or Subsidiary Securities;

(e)           (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its Subsidiaries, (iii) pledge or encumber any shares of its capital stock or any of its other securities, or (iv) modify the terms of any shares of its capital stock or any of its other securities;

(f)           (i) incur, create, assume or otherwise become liable for Indebtedness in excess of $25,000 in the aggregate, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company, (iii) make any loans, advances or capital contributions to or investments in any other Person, except for expense and travel advances in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries, or (iv) sell, license, mortgage, lease, transfer, encumber or pledge any of its or its Subsidiaries' assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);

(g)           (i) enter into, adopt, create, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner, except in any such case (A) as may be required by applicable law and previously disclosed to Parent or (B) solely with respect to any employee that is not an executive officer of the Company, in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, (ii) increase the compensation of any director, officer or employee, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in any such case (A) as may be required by applicable law and previously disclosed to Parent or (B) solely with respect to any employee that is not a senior executive officer of the Company, in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or (iii) incur any Change of Control Obligation;

(h)           (i) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that individually or in the aggregate, are in excess of $50,000, except (A) as otherwise included in the Company's capital expenditure budget furnished to Parent prior to the date hereof, (B) incurred in the ordinary course of business consistent with past practice and (C) in respect of the repair or replacement of the current assets or properties of the Company or its Subsidiaries (consistent with past practices of the Company and its Subsidiaries), (ii) pay, discharge, settle or satisfy any liabilities, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business, consistent with past practice, as required by any applicable law, as accrued for in the Audited Company Balance Sheet or as required by the terms of any Contract of the Company or its Subsidiaries or as in effect on the date of this Agreement, (iii) enter into, modify, amend or terminate (A) any Contract which if so entered into, modified, amended or terminated could be reasonably likely to have a Company Material Adverse Effect or (B) any Material Contract, or (iv) engage in any transaction with, or enter into any agreement, arrangement or understanding with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404 other than those in existence on the date of this Agreement;

(i)           initiate any Legal Proceeding (other than to enforce the terms hereof against Parent or Merger Sub), compromise, release, waive or settle any pending or threatened material Legal Proceeding (i) having a value or in an amount not covered by insurance in excess of $50,000 or (ii) relating to or affecting the Company's material Intellectual Property;

(j)           except as may be required by applicable law or GAAP, revalue any of its material assets or make any change in any of the accounting methods, principles or practices used by it;

(k)           (i) adopt or change its material Tax accounting methods, principles or practices, or its annual accounting period, except as required by GAAP or applicable law, (ii) make or change any material Tax election, (iii) settle or compromise any material U.S. federal, state, local or non-U.S. income Tax liability or enter into any closing agreement or similar agreement or arrangement with respect to material Taxes, (iv) fail to file any material income or other material Tax Return when due or fail to cause such Tax Returns when filed to be complete and accurate in all material respects, (v) file any material amended Tax Return or take any affirmative action to surrender any right to claim a refund of credit of Taxes; (vi) enter into any "reportable transaction" as defined in Section 6707A of the Code or (vii) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes;

(l)           hire any new employees other than in the ordinary course of business consistent with past practice; provided that, whether or not in the ordinary course of business, the Company may not hire any executive officers;

(m)          waive, release, grant or transfer any right of material value, other than in the ordinary course of business, consistent with past practice;

(n)          terminate any executive officer or key employee of the Company or any of its Subsidiaries other than for good reason or for reasonable cause and previously communicated to Parent;

(o)          enter into any transaction that could give rise to a disclosure obligation as a "listed transaction" under Section 6011 of the Code and the regulations thereunder;

(p)          effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

(q)          grant any material refunds, credits, rebates or other allowances by the Company to any end user, customer, reseller or distributor, in each case, other than in the ordinary course of business;

(r)           sell, license or otherwise transfer any Intellectual Property other than granting end user licenses of Company Software in the ordinary course of business, disclose any Source Code of the Company Software to any Person, or abandon or permit to lapse any material Intellectual Property;

(s)           communicate with employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger in a manner inconsistent with prior directives or documentation provided to the Company by Parent;

(t)           acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any other Person or any material equity interest therein; or

(u)          agree to take any of the actions described in this Section 4.2.

The parties hereto acknowledge and hereby agree that the restrictions set forth in this Section 4.2 are not intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time, and no consent of Parent or Merger Sub will be required with respect to any matter set forth in this Agreement to the extent the requirement of such consent would violate any applicable Law.  Prior to the Effective Time, the Company and its Subsidiaries shall exercise (consistent with and subject to the terms, conditions and restrictions of this Agreement) control and supervision over their own business and operations.

4.3         No Solicitation.

(a)           The Company shall immediately cease, and shall cause its Subsidiaries and Representatives to immediately cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal and, upon Parent's request, shall request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company, its Subsidiaries or Representatives have engaged in any such activities within the twelve (12) month period preceding the date of this Agreement. The Company shall, and shall cause its Subsidiaries and Representatives to, use commercially reasonable efforts to enforce (and will not waive any provisions of) any confidentiality or standstill agreement (or any similar agreement) which the Company or any of its Subsidiaries is a party relating to any such Acquisition Proposal.  Any breach of the foregoing provisions of this subsection by any of Company's Subsidiaries or Representatives shall be deemed to be a breach by the Company.  During the period commencing on the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company and its Subsidiaries and the officers and directors of the Company and its Subsidiaries shall not, and shall cause their respective Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, including such officers and directors, "Representatives") to not, directly or indirectly, (i) solicit, initiate, propose, induce or facilitate or encourage the making, submission or announcement of, or take actions that could reasonably be expected to encourage, facilitate or assist, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case if it is reasonably likely to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal or which may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, (v) grant any waiver, amendment or release under any standstill or confidentiality agreement (other than in connection with an inquiry or Acquisition Proposal made to the Company or its Representative by a third party that has not publicly disclosed the taking of such action or the making of such proposal), (vi) enter into any letter of intent, memorandum of understanding or other Contract contemplating an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), or (vii) take any other action reasonably likely or intended to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

(b)           Notwithstanding anything to contrary set forth in this Section 4.3, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board and/or any authorized committee thereof may, directly or indirectly through one or more Representatives, (A) participate or engage in discussions or negotiations with any Person (and/or such Persons' Representatives) and / or (B) furnish any non-public information relating to the Company or any of its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person (and/or such Persons' Representatives), in each case that has made or delivered to the Company a written Acquisition Proposal after the date of this Agreement that was not initiated or solicited in breach of Section 4.3(a) if and only if, in the case of clause (B) above, prior to providing such information or access, the Company has received from such Person requesting such information, discussions or access an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within 48 hours) make available to Parent any material information concerning the Company and its Subsidiaries that is provided to any such Person that was not previously made available to Parent, and provided, further, that prior to taking any action described in clauses (A) or (B) of this Section 4.3(b) above:

(i)           the Company Board shall have determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would be reasonably likely to violate its fiduciary obligations under applicable laws; and

(ii)          the Company Board shall have determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal.

(c)         The Company will promptly (and in any event within 24 hours) notify Parent after (i) receipt of an Acquisition Proposal (including the identity of the Person making such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal), (ii) any request for information relating to the Company (including non-public information) or for access to the properties, books or records of the Company by any third party that has made an Acquisition Proposal, or (iii) receipt of an amendment to a previously disclosed Acquisition Proposal (including the terms of such amendment).  The Company shall within 24 hours inform Parent of any change in the price, structure or form of consideration or material terms and conditions of such Acquisition Proposal.

(d)         Neither Parent or Merger Sub, or any of their respective Affiliates, shall enter into any Contracts with any Person, or make or enter into any formal or informal arrangements or understanding (whether or not binding) with any Person, or have any discussions or other communications with any other Person, in any such case with respect to any actual or potential Acquisition Proposal involving the Company.

ARTICLE 5

ADDITIONAL COVENANTS

5.1         Required Action and Forbearance.

(a)         Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and (subject to the express provisions of Section 5.2, Section 5.3 and Section 5.4) the Company, on the other hand, shall take (or cause to be taken) all actions reasonably necessary, and do (or cause to be done), and assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:

(i)           using commercially reasonable efforts to cause the conditions to the Merger set forth in Article VI to be satisfied;

(ii)          obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities, and making all registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger;

(iii)         using commercially reasonable efforts to obtain all consents, waivers and approvals under any Contracts in connection with this Agreement and the consummation of the transactions contemplated by this Agreement so as to maintain and preserve the benefits under such Contracts as of the Effective Time; and

(iv)        executing and delivering any Contracts and other instruments that are necessary to consummate the Merger.

(b)           The Company shall at its own expense conduct a review of its export transactions and related activities for the last five years, including screening all parties to such transactions against export control-related lists maintained by the U.S. Government, which can be found on the following web site: http://www.bis.doc.gov/complianceandenforcement/liststocheck.htm, and upon discovery of one or more violations of the Export Administration Regulations, International Emergency Economic Powers Act, Arms Export Control Act, International Traffic in Arms Regulations, any economic sanctions regulations, or any other relevant laws or regulations, prepare and, after review by Parent, submit a Voluntary Self-Disclosure to the relevant U.S. Government agencies detailing the extent of such violations.

(c)           In addition to the foregoing, neither Parent or Merger Sub, on the one hand, nor (subject to the express provisions of Section 5.2, Section 5.3 and Section 5.4) the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement.

(d)           Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Company shall be responsible for using (and causing its Subsidiaries to use) their respective commercially reasonable efforts to prepare and file the necessary notices, reports or other filings and to obtain the consents, approvals and authorizations identified or required to be identified in Section 2.5 or Section 2.6 or in the related section of the Company Disclosure Schedule (which, in the case of the consents, approvals and notifications identified or required to be identified in Section 2.6 or in the related section of the Company Disclosure Schedule, are required to be obtained by the Company), and Parent and Merger Sub shall be responsible for using their respective commercially reasonable efforts to cooperate with the Company in preparing and filing such notices, reports or other filings and obtaining such consents, approvals and authorizations.

(e)           Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Parent and Merger Sub shall be responsible for using their respective commercially reasonable efforts to prepare and file the necessary notices, reports or other filings and to obtain the consents, approvals and authorizations identified or required to be identified in Section 3.3 or Section 3.4 or in a disclosure schedule relating thereto (which, in the case of the consents, approvals and notifications identified or required to be identified in Section 3.4 or in a disclosure schedule relating thereto, are required to be obtained by Parent and/or Merger Sub), and the Company shall be responsible for using its commercially reasonable efforts to cooperate with Parent and Merger Sub in preparing and filing such notices, reports or other filings and obtaining such consents, approvals and authorizations.

5.2         Proxy Statement and Other Required SEC Filings.

(a)           As soon as practicable following the date hereof (and in any event the Company shall use its commercially reasonable efforts to do so within fifteen (15) calendar days), the Company, in consultation with Parent, shall prepare and file with the SEC, a preliminary Proxy Statement for use in connection with the solicitation of proxies from the Company Stockholders for use at the Company Stockholder Meeting.  The Proxy Statement shall include the notice to stockholders required by 262 of the DGCL that appraisal rights will be available.  As promptly as practicable after any comments are received from the SEC thereon (or upon notice from the SEC that no such comments will be made), the Company shall, in consultation with Parent, prepare and file any required amendments to, and the definitive, Proxy Statement with the SEC.  The Company shall provide Parent (and its counsel) with a reasonable opportunity to review and comment on the preliminary Proxy Statement and any amendment or supplement thereto prior to filing such with the SEC, and will provide Parent with a copy of all such filings made with the SEC.  If the Company determines that it is required to file with the SEC any Other Required Company Filing under applicable law, the Company shall promptly prepare and file with the SEC such Other Required Company Filing within a reasonable amount of time.  The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC.  Parent and Merger Sub shall furnish all information concerning the Parent and Merger Sub (and their respective Affiliates, if applicable) as the Company may reasonably request as required in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing.  If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Parent or Merger Sub, or any of their respective partners, members, stockholders, directors, officers or other Affiliates, should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that the Proxy Statement or Other Required Company Filing, as the case may be, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other, and an appropriate amendment or supplement to the Proxy Statement or the applicable Other Required Company Filing describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(b)           Subject to applicable law, the Company shall use commercially reasonable efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement or any Other Required Company Filing (the date of such confirmation, the "SEC Clearance Date").  If the SEC has failed to affirmatively notify the Company within ten (10) days after the filing of the Proxy Statement with the SEC that it will not be reviewing the Proxy Statement, then the Company shall use its commercially reasonable efforts to obtain such confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement and the date on which the Company receives such confirmation shall be the SEC Clearance Date.

(c)           Unless the Company Board shall have effected a Company Board Recommendation Change pursuant to the terms of Section 5.4(a), (i) the Company and its Affiliates shall not file with the SEC the Proxy Statement or any Other Required Company Filing or any amendment or supplement thereto, and (ii) the Company and its Affiliates shall not correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing in any such case referenced in the preceding clause (i) or (ii) without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon.

(d)           Unless the Company Board shall have effected a Company Board Recommendation Change pursuant to the terms of Section 5.4(a), the Company shall advise Parent and Merger Sub, promptly after the Company receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement or any Other Required Company Filing, any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, or any receipt of a request by the SEC or its staff for additional information in connection therewith.

(e)           Unless the Company Board shall have effected a Company Board Recommendation Change in accordance with the terms of Section 5.4(a), the Company shall include the Company Board Recommendation in the Proxy Statement and, if applicable, any Other Required Company Filings.

5.3         Company Stockholder Meeting.

(a)           The Company shall duly call, give notice of, convene and hold a meeting of the Company Stockholders (or any adjournment or postponement thereof, the "Company Stockholder Meeting") as promptly as reasonably practicable following the date hereof (and in any event, subject to the immediately following proviso, no later than forty-five (45) calendar days immediately following the SEC Clearance Date); provided, however, nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff, (iii) the Company Board shall have determined in good faith, after consultation with outside legal counsel, that a failure to so delay the Company Stockholder Meeting would be reasonably likely to violate the directors' fiduciary duties under applicable law or (iv) a failure to so delay the Company Stockholder Meeting would be reasonably likely to violate applicable duties of disclosure or other applicable disclosure requirements under applicable law.

(b)           The Company shall establish a record date for purposes of determining the Company Stockholders entitled to notice of and vote at the Company Stockholder Meeting (the "Record Date").  Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent, unless required to do so by applicable law or in the event that the Company Board shall have determined in good faith, after consultation with outside legal counsel, that a failure to do so would be reasonably likely to violate the directors' fiduciary duties under applicable law.  In the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Company Stockholder Meeting, as so adjourned, postponed or delayed, except as required by applicable law or in the event the Company Board shall have determined in good faith, after consultation with outside legal counsel, that doing so would be reasonably likely to violate the directors' fiduciary duties under applicable law.

(c)           Unless the Company Board shall have effected a Company Board Recommendation Change pursuant to the terms of Section 5.4(a), the Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Law, submit this Agreement for its adoption by the Company Stockholders at the Company Stockholder Meeting and use its commercially reasonable efforts to secure the Requisite Stockholder Approval at the Company Stockholder Meeting, including, with the prior written consent of Parent and subject to the approval of the Company Stockholders at the Company Stockholder Meeting, adjourning the Company Stockholder Meeting to solicit additional proxies if at the time of the Company Stockholder Meeting, the Company does not have sufficient votes to obtain the Requisite Stockholder Approval.  The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Requisite Stockholder Approval.  Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than procedure matters including adjournments) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders Meeting.  Notwithstanding any Company Board Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with Article VII, this Agreement shall be submitted to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval.

5.4         Company Board Recommendation.

(a)         Neither the Company Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or the Merger Sub, the Company Board Recommendation with respect to the Merger, (ii) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (iii) after the receipt of any Acquisition Proposal, fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (provided that Parent may make such request no more than once with respect to any such Acquisition Proposal) or (iv) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (i) through (iv), a  "Company Board Recommendation Change"); provided, however, that a "stop, look and listen" communication by the Company Board or any authorized committee thereof to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication, shall not be deemed to be a Company Board Recommendation Change; and provided further, that notwithstanding the foregoing or anything to the contrary set forth in this Agreement (including the provisions of Section 4.3 or Section 5.1), at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board may effect a Company Board Recommendation Change in accordance with Section 5.4(b).

(b)         Notwithstanding anything to the contrary set forth in Section 4.3 or Section 5.4(a), at any time prior to obtaining the Requisite Stockholder Approval, the Company Board may effect a Company Board Recommendation Change if:

(i)          the Company has received an unsolicited bona fide written Acquisition Proposal from any Person that is not withdrawn and that the Company Board concludes in good faith constitutes a Superior Proposal; and

(ii)         the Company Board shall have determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that in light of such Superior Proposal, the failure of the Company Board to effect a Company Board Recommendation Change would be reasonably likely to violate its fiduciary obligations under applicable laws;

(iii)        the Company, in the case of a Superior Proposal, shall have complied with its obligations under Section 4.3.

(iv)        the Company shall have provided prior written notice to Parent at least three (3) Business Days in advance (the "Notice Period"), to the effect that the Company Board is prepared absent any revision to the terms and conditions of this Agreement, to effect a Company Board Recommendation Change and/or to terminate this Agreement pursuant to this Section 5.4(b), which notice shall describe the basis for such Company Board Recommendation Change or termination, including, in the case of a Superior Proposal, the identity of the party making the Superior Proposal and the material terms and conditions thereof; and

(v)         prior to effecting such Company Board Recommendation Change or termination, the Company shall, and shall cause their financial and legal advisors to, during the Notice Period, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to attempt to make such adjustments in the terms and conditions of this Agreement proposed by Parent so as to obviate the need for the Company Board to make a Company Board Recommendation Change; provided, that if such Company Board Recommendation Change is effected pursuant to receipt of an Acquisition Proposal that the Company Board has determined to be a Superior Proposal, in the event of any material revisions to such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of Section 4.3 and this Section 5.4(b) with respect to such new written notice.

(c)         Nothing in this Agreement shall prohibit the Company Board or any authorized committee thereof from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act provided that the Company shall have complied with the obligations under Section 4.3; provided, however, that any such statement(s) or disclosures made by the Company Board or any authorized committee thereof shall be subject to the terms and conditions of this Agreement, including the provisions of Article VII.

5.5         Anti-Takeover Laws.  In the event that any Takeover Statute is or becomes applicable to any of the transactions contemplated by this Agreement, the Company, Parent and Merger Sub shall use their respective commercially reasonable efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Takeover Statute on this Agreement and the transactions contemplated hereby.

5.6         Access.  Until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time:

(a)         The Company shall afford Parent and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable prior notice provided to the Company's Chief Executive Officer and Chief Financial Officer, to the properties, books and records and personnel of the Company as Parent may reasonably request; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (A) any applicable law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information, (B) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, or (C) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right to terminate or accelerate the rights under, such Contract; provided that, the Company and Parent shall cooperate in good faith to design and implement alternative procedures to enable Parent to evaluate any such documents or information without causing a violation, loss of privilege, breach or default thereunder or giving any third party a right to terminate or accelerate the rights thereunder).  Any investigation conducted pursuant to the access contemplated by this Section 5.6(a) shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries.  Any access to the Company's properties shall be subject to the Company's reasonable security measures and insurance requirements and shall not include the right to perform invasive testing.  The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 5.6(a).  No investigation pursuant to this Section 5.6(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(b)           The Company shall, and shall cause each of its Subsidiaries to, furnish to Parent, to the extent prepared by the Company in the ordinary course of business, as soon as practicable after the end of each month, a copy of the monthly internally prepared financial statements of the Company, including statements of financial condition, results of operations, and statements of cash flow, and all other information concerning its business, properties and personnel as Parent may reasonably request.

5.7         Section 16(b) Exemption.  The Company shall take all actions reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.8         Directors' and Officers' Exculpation, Indemnification and Insurance.

(a)           If the Merger is consummated, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries to any of the current or former directors and officers of the Company and its Subsidiaries or any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (the "Indemnified Persons") under any indemnification, advancement of expenses and exculpation provisions set forth in the Company's and its Subsidiary's respective certificate of incorporation and bylaws as in effect on the date of this Agreement (except as may be modified by the Certificate of Incorporation in the form attached hereto as Exhibit G).  If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to the Surviving Corporation a written notice asserting a claim for indemnification under such indemnification rights, then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved.  In the event of any such claim, proceeding, investigation or inquiry, the Surviving Corporation shall have the right to control the defense thereof after the Effective Time.  In such case each Indemnified Person shall be entitled to retain his or her own counsel, at his her own expense, in such defense; provided, that if in the written opinion of counsel to the Indemnified Person, the Indemnified Person's use of counsel of the Surviving Corporation would be expected to give rise to a conflict of interest, the Surviving Corporation shall bear the reasonable expenses of the Indemnified Person's separate counsel.   Notwithstanding anything to the contrary set forth in this Section 5.8(a), neither the Surviving Corporation nor any of its Affiliates (including Parent) shall settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation or inquiry for which indemnification may be sought by an Indemnified Person under this Agreement without such Indemnified Person's prior written consent unless such settlement, compromise, consent or termination (i) consists solely of money damages and such claim, proceeding, investigation or inquiry is finally settled, compromised, consented to or terminated or (ii) includes an unconditional release of such Indemnified Person from all liability arising out of such claim, proceeding, investigation or inquiry.  Without limiting the foregoing, no Indemnified Person shall have any liability for or obligations with respect to any settlement or compromise effected without his or her prior written consent.

(b)           In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Certificate of Incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period such provisions shall not be repealed, amended or otherwise modified in any manner except as required by applicable law.

(c)           During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company's current directors' and officers' liability insurance ("D&O Insurance") in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance; provided, however, that in satisfying its obligations under this Section 5.8(c), the Surviving Corporation shall not be obligated to pay annual premiums in excess of two hundred percent (200%) of the amount paid by the Company for coverage for its last full fiscal year (such two hundred percent (200%) amount, the "Maximum Annual Premium") (which premiums the Company represents and warrants to be as set forth in Section 5.8(c) of the Company Disclosure Schedule); provided, however, that that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy for such year with the greatest coverage available for a cost not exceeding the Maximum Annual Premium.  Prior to the Effective Time, the Company may, and at Parent's request shall, purchase a six-year "tail" prepaid policy on the D&O Insurance at a cost per year covered for such tail policy not to exceed the Maximum Annual Premium.  In the event that the Company elects to purchase such a "tail" policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such "tail" policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of the Surviving Corporation (and Parent) under the first sentence of this Section 5.8(c) for so long as such "tail" policy shall be maintained in full force and effect.

(d)          If the Surviving Corporation (or Parent) or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation (or Parent) shall assume all of the obligations of the Surviving Corporation (or Parent) set forth in this Section 5.8.

(e)           The obligations set forth in this Section 5.8 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 5.8(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 5.8(c) (and their heirs and representatives).  Each of the Indemnified Persons or other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 5.8(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 5.8, with full rights of enforcement against the Surviving Corporation (and Parent) as if a party thereto.  The rights of the Indemnified Persons (and other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 5.8(c) (and their heirs and representatives)) under this Section 5.8 shall be in addition to, and not in substitution for, any other rights that such persons may have under the charters, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable law (whether at law or in equity).

(f)           Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.8 is not prior to or in substitution for any such claims under such policies.

5.9         Employee Matters; Termination of 401(k) Plans.

(a)           Employee Matters.  No provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent or the Surviving Corporation or any of their Affiliates to terminate, any Continuing Employee at any time and for any or no reason, or (ii) require Parent or the Surviving Corporation to continue any Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time, or (iii) create any third-party beneficiary rights or obligations in any Person (including any Continuing Employee or any dependent or beneficiary thereof) other than the parties to this Agreement.

(b)           Termination of 401(k) Plans.  Effective as of no later than the day immediately preceding the Closing Date, the Company shall terminate any and all group severance, group separation or group salary continuation plans, programs or arrangements and any and all Employee Plans intended to include a Code Section 401(k) arrangement (each such Employee Plan intended to include a Code Section 401(k) arrangement, a "Company 401(k) Plan") (unless Parent provides written notice to the Company that such plans shall not be terminated).  Unless Parent provides such written notice to the Company, no later than two (2) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that such Employee Plans have been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company or such Subsidiary, as the case may be.  The form and substance of such resolutions shall be subject to review and approval of Parent.  The Company also shall take such other actions in furtherance of terminating such Employee Plans as Parent may reasonably require.  In the event that termination of a Company 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees ("Company 401(k) Plan Termination Fees"), then such Company 401(k) Plan Termination Fees shall be the responsibility of the Company, and the Company shall take such actions as are necessary to reasonably estimate the amount of such Company 401(k) Plan Termination Fees and provide such estimate in writing to Parent prior to the Closing Date.

5.10       Obligations of Merger Sub.  Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

5.11       Notification of Certain Matters.

(a)           At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall give prompt notice to Parent upon becoming aware that any representation made by it in this Agreement has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case such that it would result in a failure of the conditions set forth in Section 6.2(a) or Section 6.2(b); provided, however, that no such notification shall affect or be deemed to modify any representations or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 5.11(a).

(b)           At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case such that it would result in a failure of the conditions set forth in Section 6.3(a) or Section 6.3(b); provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 5.11(b).

5.12       Public Statements and Disclosure.  Neither the Company, on the one hand, nor Parent and Merger Sub, on the other hand, shall issue any public release or make any public announcement or disclosure concerning this Agreement or the Merger without the prior written consent of the other party(ies) (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release, announcement or disclosure may be required by applicable law or the rules or regulations of any applicable securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party(ies) hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 5.12 shall not apply to any release, announcement or disclosure made or proposed to be made by the Company pursuant to Section 5.4.

5.13       Company Stockholder, Director and Management Arrangements.  Except to the extent expressly authorized by the Company Board or any authorized committee thereof in advance, prior to the Effective Time, none of Parent, Merger Sub or any of their respective Affiliates shall enter into any Contract, and none of Parent, Merger Sub or any of their respective Affiliates shall make or enter into any formal or informal arrangements or other understandings (whether or not binding), with any Company Stockholder, or any director or officer of the Company, relating (i) to this Agreement, the Merger or any other transactions contemplated by this Agreement, including as to any investment to be made in, or contributions to be made to, Parent or Merger Sub, or (ii) to the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing.

ARTICLE 6

CONDITIONS TO THE MERGER

6.1         Conditions to Each Party's Obligations to Effect the Merger.  The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable law) prior to the Effective Time, of each of the following conditions:

(a)         Requisite Stockholder Approval.  The Company shall have received the Requisite Stockholder Approval.

(b)         No Prohibitive Laws or Injunctions.  No Governmental Authority of competent jurisdiction shall have (i) enacted a law that is in effect and renders the Merger illegal, or (ii) formally issued an injunction that is in effect and prohibits the Merger in the United States or any State thereof.

6.2         Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)         Representations and Warranties.

(i)           The representations and warranties of the Company set forth in Section 2.3, Section 2.4 and Section 2.5(b) of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date;

(ii)          the representations and warranties of the Company set forth in the Specified Capitalization Provisions of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than those representations and warranties that address matters only as of a particular date, which representations and warranties shall be true and correct as of such particular date), except where the failure to be so true and correct would not result in the payment by Parent of an aggregate value of consideration in the Merger that is in excess  of $23,500,000;

(iii)         the representations and warranties of the Company set forth in this Agreement that are qualified as to "Company Material Adverse Effect" shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for those representations and warranties that are qualified as to "Company Material Adverse Effect" that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date; and

(iv)        all other representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (A) for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, and (B) for those such representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date which has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)         Performance of Obligations of the Company.  The Company shall have performed in all material respects the obligations that are to be performed by it under this Agreement prior to the Effective Time.

(c)         Officer's Certificate.  Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d)           Company Material Adverse Effect.  No Company Material Adverse Effect shall have arisen or occurred, or no event has occurred that is reasonably likely to result in a Company Material Adverse Effect following the execution, delivery and effectiveness of this Agreement that is continuing.

(e)           FIRPTA.  The Company shall deliver to Parent an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)(i), and evidence from the Company demonstrating that the Company has complied with the requirement to notify the IRS pursuant to Treasury Regulation Section 1.897 2(h)(2).

(f)            Company SEC Reports.  The Company shall have filed all Company SEC Reports containing financial statements required to be filed with the SEC prior to the Effective Time.

(g)           Dissenting Shares.  Holders representing no more than more than ten percent (10%) of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall continue to have a right to exercise appraisal or similar rights under the DGCL.

(h)           Noncompetition and Nonsolicitation Agreements.  Parent shall have received the Noncompetition and Nonsolicitation Agreements duly executed by each Key Employee, each of which shall be in full force and effect.

(i)            Third Party Consents.  All third party consents, permits and approvals listed in Section 6.2(i) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect and Parent shall have been provided with evidence thereof reasonably satisfactory to Parent.

(j)            Employee Documents.  Parent shall have received from each Key Employee listed on Exhibit E the Employee Documents duly executed by such Key Employee, each of which shall be in full force and effect.

(k)           Termination of Employee Plans.  The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the Employee Plans referred to in Section 5.9(b).

6.3         Conditions to the Company's Obligations to Effect the Merger.  The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a)           Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties that address matters only as of a particular date, which representations shall have been so true and correct as of such particular date, except for any failure to be so true and correct as of such particular date that would not, individually or in the aggregate, prevent the Merger or prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

(b)           Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed in all material respects the obligations that are to be performed by them under this Agreement prior to the Effective Time.

(c)           Officer's Certificate.  The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1         Termination.  This Agreement may be validly terminated at any time prior to the Effective Time, whether before or, subject to the terms hereof, after obtaining the Requisite Stockholder Approval, only as follows (it being understood and hereby agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a)           by mutual written agreement of Parent and the Company; or

(b)           by either Parent or the Company, in the event that any Governmental Authority of competent jurisdiction shall have (i) enacted a law that is in effect at the time of such termination and renders the Merger illegal in the United States or any State thereof at the time of such termination, or (ii) formally issued a final and non-appealable injunction, ruling, decree or order or taken any other action that prohibits the Merger in the United States or any State thereof; or

(c)           by either Parent or the Company, in the event that the Merger shall not have been consummated prior to October 21, 2010 (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party hereto whose actions or omissions have been the principal cause of, or resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VI prior to the Termination Date, or (B) the failure of the Effective Time to have occurred prior to the Termination Date; or

(d)           by either Parent or the Company, in the event that the Company shall have failed to obtain the Requisite Stockholder Approval at the meeting of Company Stockholders at which a vote is taken on the Merger, provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain the Requisite Stockholder Approval shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a breach by the Company of this Agreement; or

(e)           by Parent, in the event that (i) neither Parent nor Merger Sub is in material breach of their respective covenants under this Agreement, and (ii) the Company shall have materially breached or failed to perform any of its covenants in this Agreement and, if such breach is capable of being cured, shall have failed to cure such material breach within thirty (30) calendar days after the Company has received written notice of such breach or failure to perform from Parent; provided that that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) in respect of the breach set forth in any such written notice (A) prior to the expiration of such thirty (30) calendar day cure period, or (B) at any thereafter if the Company shall have cured such breach during such thirty (30) calendar day period; or

(f)           by Parent, following a breach of any representation, warranty, on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company prior to the Termination Date through the exercise of its commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(f) prior to the earlier of (x) thirty (30) calendar days following receipt of written notice from Parent to the Company of such breach or inaccuracy and (y) or the Termination Date, as applicable, provided, that the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy through such thirty (30) day period (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if it shall have materially breached this Agreement or such breach or inaccuracy by Company is cured within the earlier of (x) such thirty (30) calendar day period and (y) the Termination Date); or

(g)          by Parent, at any time prior to the receipt of the Requisite Stockholder Approval, in the event that (i) the Company Board shall have effected a Company Board Recommendation Change, (ii) a tender or exchange offer for Company Common Stock that would, if consummated in accordance with its terms, constitute a Competing Acquisition Transaction is commenced by a Person unaffiliated with Parent and, within ten (10) Business Days after the public announcement of the commencement of such Acquisition Proposal, the Company shall not have issued a public statement (and filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act) reaffirming the Company Board Recommendation and recommending that the Company Stockholders reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer, (iii) the Company breaches any of its obligations under Section 4.3 or Section 5.4, (iv) the Company enters into a merger agreement, acquisition agreement, purchase agreement or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or (v) the Company shall have failed to call, duly give notice of, convene and hold the Company Stockholders Meeting in accordance with Section 5.3; or

(h)          by the Company, in the event that (i) the Company is not in material breach of its covenants under this Agreement, and (ii) Parent and/or Merger Sub shall have materially breached or failed to perform any of their respective covenants in this Agreement and, if such breach is capable of being cured, shall have failed to cure such material breach or failure to perform within thirty (30) calendar days after Parent and Merger Sub have received written notice of such breach from the Company; provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) in respect of the breach set forth in any such written notice (A) prior to the expiration of such thirty (30) calendar day cure period, or (B) at any thereafter if Parent and/or Merger Sub shall have cured such breach during such thirty (30) calendar day period; provided, further, that such thirty (30) calendar day cure period shall not apply to Parent and Merger Sub's obligation to consummate the Closing in accordance with Section 1.3; or

(i)           by the Company, at any time prior to the receipt of the Requisite Stockholder Approval, after (A) the Company shall have received a Superior Proposal, and such termination is effected in order for the Company to enter into a merger agreement, acquisition agreement, purchase agreement or other similar agreement (an "Alternative Acquisition Agreement") with respect to such Superior Proposal, (B) the Company Board shall have determined in good faith (after consultation with its independent financial advisor and outside legal counsel) that the failure to enter into the Alternative Acquisition Agreement relating to such Superior Proposal would be reasonably likely to violate its fiduciary duties under Delaware Law, (C) the Company has notified Parent in writing that it is prepared to enter into an Alternative Acquisition Agreement relating to such Superior Proposal, attaching the current version of such agreement (a "Superior Proposal Notice") (it being understood that the Superior Proposal Notice shall not constitute a Company Board Recommendation Change for purposes of this Agreement); (D) if requested by Parent, the Company shall have made its representatives available to discuss with Parent's representatives any proposed modifications to the terms and conditions of this Agreement during the five (5) Business Day period following delivery by the Company to Parent of such Superior Proposal Notice; and (E) if Parent shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of this Agreement during such five (5) Business Day period, the Company Board shall have determined in good faith, after considering the terms of such offer by Parent, that the Superior Proposal giving rise to such Superior Proposal Notice continues to be a Superior Proposal and resolves to accept such Superior Proposal; provided, however, that this Agreement may not be so terminated unless (i) the Company Board shall have complied with the procedures set forth in Sections 4.3 and 5.4 and above in Section 7.1  and (ii) made all of the payments required by Section 7.3 to Parent; or

(j)           by the Company, in the event (A) the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied (other than those conditions that (i) by their nature are to be satisfied at the Closing and that would be capable of being satisfied if there were a Closing or (ii) have not been satisfied as a result of Parent or Merger Sub's breach or failure to perform any of their respective covenants in this Agreement) and (B) Parent fails to close the transactions contemplated herein, including the Merger, within two (2) Business Day thereof; or

(k)           by Parent, in the event that a Company Material Adverse Effect shall have occurred since the date hereof.

The party hereto terminating this Agreement pursuant to this Section 7.1 shall deliver prompt written notice thereof to the other party(ies) hereto setting forth the provision of this Section 7.1 pursuant to which this Agreement is being terminated.

7.2           Notice of Termination; Effect of Termination.  Any valid termination of this Agreement pursuant to Section 7.1 shall be effective immediately (or if the termination is pursuant to Sections 7.1(e), (f) or (h) and the proviso therein is applicable, thirty days thereafter) upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable.  In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any partner, member, stockholder, director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable; provided that no such termination shall relieve any party hereto of any liability for damages resulting from any willful or intentional breach of this Agreement.  Notwithstanding the foregoing, (i) the terms of Section 5.12, this Section 7.2, Section 7.3 and Article VIII shall each survive the termination of this Agreement, and (ii) no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

7.3           Fees and Expenses.

(a)           All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

(b)          In the event this Agreement is terminated pursuant to Section 7.1(g), the Company shall promptly pay to Parent in immediately available funds an amount equal $1,000,000 in cash (the "Termination Fee"), but in no event later than two business days after the date of such termination.  In the event this Agreement is terminated pursuant to Section 7.1(i), the Company shall pay to Parent the Termination Fee prior to or contemporaneously with such termination.  The Company shall pay to Parent the Termination Fee if this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(d), if following the date hereof but prior to the Company Stockholder Meeting (or, if the Company Stockholder Meeting shall not have been convened, prior to termination of this Agreement), an Acquisition Proposal shall have been publicly announced by any Person (other than Parent or Merger Sub), shall have been made to the Company Stockholders by any Person, or shall have been made to the Company by any Person and subsequently (and prior to such meeting) publicly announced or otherwise publicly disclosed, and either (A) any Company Acquisition (as defined below) is consummated within twelve (12) months following the termination of this Agreement, or (B) the Company enters into a letter of intent or similar document or any Contract providing for any Company Acquisition within twelve (12) months following the termination of this Agreement and any Company Acquisition is later consummated, in which case such amount shall be paid promptly, but in no event later than two (2) business days, after the consummation of such Company Acquisition.  For purposes of this Agreement, "Company Acquisition" shall mean any transaction contemplated by an Acquisition Proposal or any Acquisition Transaction, with all of the provisions in the definition of Acquisition Transaction adjusted to increase the percentages referenced therein to "thirty percent (30%)".

(c)           The Company hereby acknowledges and agrees that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3 and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3 at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.  Payment of the fees described in this Section 7.3 shall not be in lieu of damages incurred in the event of any breach of this Agreement.

(d)           No payment under this Section 7.3 shall limit in any respect any rights or remedies available to Parent and Merger Sub relating to any willful breach or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement resulting, directly or indirectly, in the right to receive any payment under this Section 7.3

ARTICLE 8

GENERAL PROVISIONS

8.1           Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

8.2           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)           if to Parent or Merger Sub, to:

TIBCO Software Inc.
3303 Hillview Avenue
Palo Alto, CA 94304 USA
Attention:              General Counsel
Telecopy No.:       (650) 846-1202

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention:              Larry W. Sonsini
Telecopy No.:       (650) 493-6811

Wilson Sonsini Goodrich & Rosati
Professional Corporation
1301 Avenue of the Americas, 40th Floor
New York, New York 10019
Attention:              Selim Day
Telecopy No.:       (212) 999-5899

(b)           if to the Company (prior to the Effective Time), to:

Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530
Attention:              Sandy Weil
Telecopy No.:       (516) 535-3601

with a copy (which shall not constitute notice) to:

Moses & Singer LLP
405 Lexington Avenue
New York, NY 10174
Attention:              Allan Grauberd, Esq.
Telecopy No.:       (212) 554-7700

8.3           Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Parent shall have the right to assign all or any portion of its rights and obligations under this Agreement (i) from and after the Effective Time, in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Corporation, (ii) from and after the Effective Time, to any lender providing financing to Parent or the Surviving Corporation or any of their Affiliates, for collateral security purposes or (iii) to any of its Affiliates (provided, in each case, that no such assignment shall relieve Parent of any of its obligations hereunder), and any such lender may exercise all of the rights and remedies of Parent hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.4           Confidentiality.  Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Non-Disclosure Agreement, dated March 23, 2010 (the "Confidentiality Agreement"), which will continue in full force and effect in accordance with its terms.

8.5           Entire Agreement.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

8.6           Third Party Beneficiaries.  Except for Section 5.8, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder except, from and after the Effective Time, the rights of holders of shares of the Company Common Stock and/or Company Options to receive the merger consideration set forth in Article I.

8.7           Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.8           Remedies.

(a)           Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b)          The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages.  Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by a party  hereto of any of its covenants or obligations set forth in this Agreement, the other party or parties hereto shall be entitled to seek an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable) and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

8.9           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.10         Consent to Jurisdiction.  Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 8.10 or in such other manner as may be permitted by applicable law, and nothing in this Section 8.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom located within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Delaware Court of Chancery and any state appellate court therefrom located within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts.  Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

8.11         WAIVER OF JURY TRIAL.  EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

8.12         Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

8.13         Amendment.  Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that in the event that the Company has received the Requisite Stockholder Approval, no amendment shall be made to this Agreement that requires the further approval of such Company Stockholders under the DGCL without such approval.

8.14           Extension; Waiver.  At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein.  Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE 9

DEFINITIONS & INTERPRETATIONS

9.1           Certain Definitions.  For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a)           "Acceptable Confidentiality Agreement" means an agreement with respect to the confidentiality of the Company's material non-public information that has provisions that in all material respects are no less favorable to the Company in the aggregate than the provisions of the Confidentiality Agreement.

(b)           "Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(c)           "Acquisition Transaction" means any transaction or series of related transactions (other than the Merger) involving:

(i)           any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other Person(s), of shares of Company Common Stock representing more than fifteen percent (15%) of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or "group" that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than fifteen percent (15%) of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

(ii)          any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than fifteen percent (15%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof, the related revenues applicable to such assets or the related net income applicable to such assets, in each case as of the date of such sale, transfer, acquisition or disposition); or

(iii)         any merger, consolidation, business combination, sale of capital stock, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company pursuant to which any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold fifteen percent (15%) or more of the shares of the outstanding Company Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger after giving effect to the consummation of such transaction.

(d)           "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(e)           "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

(f)           "Audited Company Balance Sheet" means the consolidated balance sheet of the Company and its consolidated Subsidiaries as of July 31, 2009 set forth in the Company's Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended July 31, 2009.

(g)           "Business Day" means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

(h)           "Change of Control Obligation" means any change of control payment, special bonus, stay bonus, retention bonus, severance payment, or similar compensation that the Company or any of its Subsidiaries has agreed to pay to any of their respective employees, officers or directors and that becomes due and payable as a result of the consummation of the Merger or the other transactions contemplated hereby, whether due and payable prior to, at or after the Closing (including obligations that are contingent upon both the consummation of the Merger and the occurrence of another event or the passage of time).

(i)           "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law.

(j)           "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statutes, rules and regulations thereto.

(k)           "Company Board" means the Board of Directors of the Company.

(l)           "Company Capital Stock" means the Company Common Stock and the Company Preferred Stock.

(m)          "Company Common Stock" means the Common Stock, par value $0.001 per share, of the Company.

(n)          "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent on the date of this Agreement and certified by a duly authorized executive officer of the Company.

(o)          "Company Intellectual Property" has the meaning set forth in Section 2.16(a).  For the avoidance of doubt, Company Intellectual Property includes the Company's Intellectual Property rights in the Company Software (whether owned or licensed).

(p)          "Company Material Adverse Effect" means any change, event, violation, inaccuracy, effect or circumstance (each, an "Effect") that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to be materially adverse to the prospects, capitalization, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Effect (by itself or when aggregated or taken together with any and all other Effects) directly resulting from any of the following shall be deemed to be or constitute a "Company Material Adverse Effect":

(i)           changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry);

(ii)          changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry);

(iii)         changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry);

(iv)         changes in political conditions in the United States or any other country or region in the world, acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events, in each case in the United States or any other country or region in the world (to the extent such matters in each case do not disproportionately affect the Company relative to other companies in its industry);

(v)          any actions taken, or failure to take action, in each case, to which Parent has in writing expressly approved, consented to or requested;

(vi)         changes in law or other legal or regulatory conditions (or the interpretation thereof) (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry);

(vii)        changes in GAAP or other accounting standards (or the interpretation thereof) (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry);

(viii)       changes in the Company's stock price or the trading volume of the Company's stock, in and of itself (provided, however, that the exception in this clause shall not in any way prevent or otherwise affect a determination that any Effect underlying such change has resulted in, or contributed to, a Company Material Adverse Effect); and

(ix)         any matters expressly set forth on Section 9.1(o) of the Company Disclosure Schedule.

(q)          "Company Options" means any options to purchase shares of Company Common Stock outstanding under the Company Stock Plan.

(r)           "Company Preferred Stock" means the Preferred Stock, par value $0.01 per share, of the Company.

(s)           "Company Software" means the Software, either complete or under development, (i) that is currently, or that is intended to be, leased, licensed, sold, marketed, distributed, or made available by the Company or its Subsidiaries to third parties (the "Current Company Software"), and (ii) that was historically (within the last three (3) years) leased, licensed, sold, marketed, distributed, or made available by the Company or its Subsidiaries to third parties.  The Company Software includes all Software listed on Section 2.16(c)(i) of the Company Disclosure Schedule.

(t)           "Company Stock Plan" means The 2000 Stock Option Plan of Proginet Corporation, as amended through October 9, 2008.

(u)           "Company Stockholders" means holders of shares of Company Capital Stock.

(v)           "Competing Acquisition Transaction" has the same meaning as an "Acquisition Transaction" under this Agreement except that all references therein to "fifteen percent (15%)" shall be references to "fifty percent (50%)."

(w)          "Continuing Employees" means all current employees of the Company who are offered and timely accept employment by the Surviving Corporation, the Parent or any Subsidiary of Parent as of the Effective Time, who continue their employment with the Company at the request of Parent as of the Effective Time or, outside the U.S., who remain or become employees of the Company, Parent or any Subsidiary of Parent as of the Effective Time as required by applicable law.

(x)           "Contract" means any written (or legally binding oral) contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(y)           "Delaware Law" means the DGCL and any other applicable law (including common law) of the State of Delaware.

(z)           "DOL" means the United States Department of Labor or any successor thereto.

(aa)         "Environmental Claims" means any and all actions, orders, suits, demands, directives, claims, Encumbrances, proceedings or notices of violation by any Governmental Authority or other Person alleging potential responsibility or liability arising out of, based on or related to (1) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (2) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

(bb)        "Environmental Laws" means applicable laws relating to pollution or protection of the environment or human health.

(cc)        "Environmental Permits" means all licenses, permits or similar approvals required to be obtained by the Company in connection with its business under applicable Environmental Laws.

(dd)        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(ee)        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(ff)          "GAAP" means generally accepted accounting principles, as applied in the United States.

(gg)        "Governmental Authority" means any government, any governmental or regulatory entity or body, department, commission, board, agency, subdivision or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

(hh)        "Hazardous Materials" means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(ii)           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(jj)           "Indebtedness" means, with respect to any Person, (a) any liability or obligation of that Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (i) for borrowed money; (ii) evidenced by a note, debenture, bond, loan agreement or similar instrument (including a purchase money obligation); (iii) for the deferred purchase price of property, goods or services, except trade accounts payable arising in the ordinary course of business not past due for more than sixty (60) days past the due date; (iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP; or (vii) arising out of interest rate and currency swap arrangements, futures contract, derivative transactions and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (b) any guarantee by that Person of any indebtedness of others described in the preceding clause (a); (c) the maximum liabilities of such Person under any "Off Balance Sheet Arrangement" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act); and (d) all liabilities to reimburse any bank or other Person for amounts paid under a letter of credit (including standby and commercial), surety bond, bank guarantees or bankers' acceptance.

(kk)         "Intellectual Property" means all U.S. and foreign: (A) trademarks, service marks, trade names, Internet domain names, designs, trade dress, business names, corporate names, Internet domain names, logos, slogans, and all other indicia of origin together with goodwill, registrations, renewals and applications relating to the foregoing ("Trademarks"); (B) inventions (whether or not patentable or reduced to practice), all improvements thereto, and patents and industrial designs (including utility models, designs and industrial property) and pending patent and industrial design applications, invention and patent disclosures, together with all renewals, reissues, reexaminations, divisionals, revisions, continuations, continuations-in-part and extensions thereof ("Patents"); (C) works of authorship (whether or not copyrightable), registered and unregistered copyrights, mask works, database rights and moral rights, together with all applications therefor and renewals thereof ("Copyrights");  (D) trade secrets, confidential information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), technology, know-how, inventions, processes, techniques, protocols, product specifications, data, compositions, industrial models, architectures, layouts, designs, drawings, plans, specifications, ideas, research and development, formulae, algorithms, models, and methodologies ("Trade Secrets"); (E) all rights of privacy and publicity, including rights to use the names, likenesses, images, voices, signatures and biographical information of real persons; and (F) all other registrations, issuances, certificates and associated intellectual or industrial property with respect to any of the foregoing (A)-(E).

(ll)           "IP License Agreements" means, collectively, the IP In-Licenses and the IP Out-Licenses.

(mm)       "IRS" means the United States Internal Revenue Service or any successor thereto.

(nn)        "Knowledge" of the Company, with respect to any matter in question, means the actual knowledge (after reasonable inquiry of (x) their direct reports and (y) any other employees or consultants of the Company whom the Key Employees reasonably believe would have actual knowledge of the matters represented) of the Key Employees.

(oo)        "Legal Proceeding" means any legal action, charge, lawsuit, litigation, arbitration, investigation (to the extent known by the investigated party) or other similarly formal legal proceeding of any kind whatsoever, whether at law or in equity, which has been brought by or is pending before any Governmental Authority.

(pp)        "Lien" means any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or other adverse claim or interest.

(qq)        "Object Code" means one or more computer instructions in machine readable form (whether or not packaged in directly executable form), including any such instructions that are readable in a virtual machine, whether or not derived from Source Code.  Object Code includes firmware, compiled or interpreted programmable logic, libraries, objects, bytecode, machine code and middleware.

(rr)          "Open Source License" means (i) any license that is, or is substantially similar to, a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the Reciprocal Public License, GNU GPL, the GNU LGPL, the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public Attribution License, the CDDL, the Mozilla Public License, the Academic Free License,  the BSD license and the Apache license and (ii) any license that requires or that conditions any rights granted in such license upon: (A) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form); (B) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse engineer any such other Software; (C) a requirement that such other Software be redistributable to other licensees; or (D) the grant of any patent rights including non-assertion or patent license obligations.

(ss)         "Open Source Software" means any Software that is licensed pursuant to an Open Source License, whether or not Source Code is available or included in such license.

(tt)          "Permitted Liens" means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent, for which appropriate reserves have been established to the extent required by GAAP or which are being contested in good faith and by appropriate proceedings diligently conducted; (ii) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other Liens or security interests that are not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted; (iii) non-exclusive licenses to Intellectual Property rights granted to customers in the ordinary course of business; (iv) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (v) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property leased, used or held for use by the Company or any of its Subsidiaries; and (vi) statutory, common law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries.

(uu)        "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, corporation (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity.

(vv)        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(ww)       "SEC" means the United States Securities and Exchange Commission or any successor thereto.

(xx)         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(yy)        "Software" means all computer programs, in any form or medium, including Source Code and Object Code, including all data and collections of data used to develop any of the foregoing, and all user manuals, programmer documentation, text, diagrams, graphs, charts, presentations and similar documentation related to any of the foregoing.

(zz)         "Source Code" means one or more statements in human readable form, including comments and definitions, which are generally formed and organized according to the syntax of a computer or programmable logic programming language (including such statements in batch or scripting languages).

(aaa)       "Specified Capitalization Provisions" means the representations and warranties of the Company contained in Section 2.7.

(bbb)      "Subsidiary" of any Person means: (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

(ccc)       "Superior Proposal" means any bona fide written Acquisition Proposal for an Acquisition Transaction (except that all references in the definition of Acquisition Transaction to "fifteen percent (15%)" shall be references to "fifty percent (50%)") not solicited in violation of Section 4.3 which the Company Board determines in good faith, after consultation with independent financial advisors and outside legal counsel, and taking into consideration, among other things, all of the terms and conditions and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination), (i) is reasonably likely to be consummated in accordance with its terms, and (ii) would result in a transaction more favorable to the Company Stockholders from a financial point of view than the transactions provided for in this Agreement (after taking into account the expected timing and risk and likelihood of consummation).

(ddd)      "Tax" means (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges of any kind whatsoever, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

(eee)       "Third Party Components" means, with respect to any Company Software, all of the following that are not owned by and are licensed to the Company or its Subsidiaries pursuant to an In-License Agreement: Software or Intellectual Property that is incorporated into, combined with, linked with, or similarly used in connection with such Company Software, including any Software or Intellectual Property that is referenced or required to be present or available (including available via another machine connected directly or through a network) in or in connection with such Company Software for such Company Software to properly function in accordance with its specifications.

9.2           Additional Definitions.  The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference

Agreement	Preamble
Assets	2.14
Capitalization Date	2.7(a)
Certificate of Incorporation	1.5(a)
Certificate of Merger	1.2
Certificates	1.8(c)
Closing	1.3
Closing Date	1.3
Collective Bargaining Agreement	2.19(a)
Company	Preamble
Company Board Recommendation	2.3
Company Board Recommendation Change	5.4(a)
Company SEC Reports	2.9(a)
Company Securities	2.7(d)
Company Stockholder Meeting	5.3(a)
Confidentiality Agreement	8.4
Consent	2.6
D&O Insurance	5.8(c)
Delaware Secretary of State	1.2
DGCL	Recitals
Dissenting shares	1.7(c)(i)
Effective Time	1.2
Employee Documents	Recitals
Employee Plans	2.18(a)
ERISA Affiliate	2.18(a)
Exchange Fund	1.8(b)
Indemnified Persons	5.8(a)
IP In-License	2.16(d)(v)
IP Out-License	2.16(d)(iv)
Leased Real Property	2.15(b)
Leases	2.15(b)
Material Contract	2.13(a)
Maximum Annual Premium	5.8(c)
Merger	Recitals
Merger Sub	Preamble
Option Certificates	1.8(c)
Option Consideration	1.7(d)
Other Required Company Filing(s)	2.27
Owned Company Shares	1.7(a)(ii)
Parent	Preamble
Payment Agent	1.8(a)
Per Share Price	1.7(a)(i)
Proxy Statement	2.27
Representatives	4.3(a)
Requisite Stock holder Approval	2.4
Share Certificates	1.8(c)
Surviving Corporation	1.1
Tax Returns	2.17(a)
Termination Date	7.1(c)
Uncertificated Shares	1.8(c)

9.3           Certain Interpretations.

(a)           Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b)           Unless otherwise indicated, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

(c)           The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d)          References to "$" and "dollars" are to the currency of the United States.

(e)           References to "made available" shall mean that such documents or information referenced shall have been contained in the Company's electronic data room to which Parent and its counsel had access at least two (2) calendar days prior to the date of this Agreement or which have otherwise actually been delivered to the applicable Person.

(f)           When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(g)          Unless otherwise indicted, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(h)          Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(i)           The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[ Remainder of Page Intentionally Left Blank ]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

TIBCO SOFTWARE INC.

By:	/s/ William R. Hughes
Name:	William R. Hughes
Title:	Executive Vice President, General Counsel & Secretary

PERSEUS ACQUISITION CORPORATION

By:	/s/ William R. Hughes
Name:	William R. Hughes
Title:	Secretary
:

PROGINET CORPORATION

By:	/s/ Sandison Weil
Name:	Sandison Weil
Title:	President & CEO

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT G

Form of Certificate of Incorporation

CERTIFICATE OF INCORPORATION

OF

PROGINET CORPORATION

FIRST.  The name of this corporation is Proginet Corporation (the “Corporation”).

SECOND.  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH.  The Corporation is authorized to issue one class of stock, which is designated “Common Stock.”  The total number of shares of Common Stock that the Corporation shall have authority to issue is One Thousand (1,000), par value One Tenth of One Cent ($0.001) per share.

FIFTH.  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).

SIXTH.  Elections of directors of the Corporation need not be by written ballot unless the Bylaws shall so provide.

SEVENTH.

(a)           The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by of in the right of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a director or officer of the Corporation or, (b) as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the Delaware General Corporation Law , as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorney's fees), judgments, fines and other amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section (b) of this Article SEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.  Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise.

(b)           Any indemnification or advancement of expenses required under this Article SEVENTH shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto.  If a determination by the Corporation that the person is entitled to indemnification pursuant to this Article SEVENTH is required, the Corporation will respond within sixty days to such written request for indemnity.  If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article SEVENTH shall be enforceable by the person in any court of competent jurisdiction.  Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or part, in any such action or proceeding shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article SEVENTH where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the Delaware General Corporation Law, but the burden of providing such defense shall be on the Corporation.  Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)           The indemnification and advancement of expenses provided by, or granted pursuant to this Article SEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.  Any repeal or modification of the provisions of this Article SEVENTH shall not affect any obligation of the Corporation or any right regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

(d)          The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article SEVENTH, the Delaware General Corporation Law or otherwise.

(e)           If this Article SEVENTH or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or pending, whether civil, criminal, administrative or investigative, including without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article SEVENTH that shall not have been invalidated, by the Delaware General Corporation Law or by any other applicable law.

(f)           Subject to the Delaware General Corporation Law, the Corporation shall not be obligated to indemnify any person pursuant to this Article SEVENTH in connection with any action, suit or proceeding (a “Proceeding”) (or any part of any Proceeding):

(i)           for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(ii)          for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)         initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (c) initiated to enforce such person's right to indemnification and advancement of expenses as granted by this Article SEVENTH, or (d) otherwise required by applicable law; or

(iv)         if prohibited by applicable law.

EIGHTH.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.  Any repeal or modification of the provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

*     *     *

ANNEX B

OPINION OF AMERICA’S GROWTH CAPITAL, LLC

June 21, 2010

Board of Directors
Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530

Gentlemen,

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, to the shareholders of Proginet Corporation (“Proginet” or the “Company”) of the Per Share Price (as defined below) to be paid pursuant to the terms of the Agreement and Plan of Merger dated as of June 21, 2010 (the “Agreement”), by and among the Company, TIBCO Software Incorporated (“TIBCO”).  The merger of the Merger Sub with Proginet is herein referred to as the “Transaction.”

We have been engaged to render a fairness opinion to the Company in connection with the Transaction, and we will be entitled to receive a fee upon delivery thereof, without regard to whether our opinion is accepted or whether the Transaction is consummated.

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, TIBCO intends to acquire all of the outstanding shares of Common Stock of Proginet (the “Common Shares”) in exchange for an amount equal to $1.15 per Common Share (the “Per Share Price”).  Proginet will pay its own expenses incurred in the Transaction (including, without limitation, legal and financial advisor fees and any and all other professional advisory fees and costs incurred in connection with the Transaction) in an amount estimated at $1.1 million from cash on the Company’s balance sheet and TIBCO will assume all remaining cash on Proginet’s balance sheet as of the closing of the Transaction (the “Closing”).  In addition, all outstanding Proginet Options with an exercise price per share that is less than the Per Share Price will be converted into the right to receive an amount (subject to any applicable withholding tax) in cash equal to the product of the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and the amount by which the Per Share Price exceeds the per share exercise price of such Company Option (the “Option Consideration”). All options with a strike price equal to or greater than the Per Share Price and not exercised prior to the Closing will be terminated at Closing.

America’s Growth Capital, as part of its investment banking business, provides valuation services in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.  In providing such services, America’s Growth Capital may be asked, as in the case of the Transaction, to opine on the fairness, from a financial point of view, of the transaction valuation of businesses and their securities.

In arriving at the Opinion, America’s Growth Capital has reviewed and considered the following financial and other information (the “Information”) and other matters as we have deemed relevant, including among other things:

i.	The Agreement dated June 21, 2010;
ii.
Annual Reports on Form 10-K of Proginet for the two fiscal years ended July 31, 2009 and 2008; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Proginet; certain business, financial and other information regarding Proginet that was prepared by Proginet and was publicly available or furnished to America’s Growth Capital by Proginet’s management; and certain internal financial forecasts regarding Proginet furnished to America’s Growth Capital by Proginet’s management (the “Proginet Forecasts”);

iii.
Held discussions with the management of Proginet concerning the business, past and current operations, financial condition and future prospects of Proginet, including discussions with the management of Proginet concerning the Proginet Forecasts and the risks and uncertainties of Proginet continuing to pursue an independent strategy;

iv.	Compared Proginet’s historical performance to management’s historical forecasts;
v.	Participated in discussions and negotiations among representatives of Proginet, TIBCO and their respective financial and legal advisors;
vi.	Compared the historical and present financial condition of Proginet with those of other companies that America’s Growth Capital deemed relevant;
vii.	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that America’s Growth Capital deemed relevant;
viii.
Considered bids received from third parties to acquire Proginet and the results of America’s Growth Capital’s efforts to solicit indications of interest and definitive proposals with respect to a sale of the Company;

ix.	Prepared an analysis of the discounted cash flows of Proginet;
x.	Reviewed the stock price and trading history of Proginet Common Shares;
xi.
Considered other information and analyses to the extent deemed relevant by America's Growth Capital.  In addition, America’s Growth Capital has conducted discussions with members of senior management and representatives of the Board of Directors of Proginet.

In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without any independent investigation on our part, upon the accuracy and completeness of all financial and other information provided to us by the Company or that was prepared by the Company and is publicly available.  We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or attempted to independently verify, the Information, and we are not aware of any material inaccuracies.  In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company.  We have further relied upon the assurance of management of the Company that it is unaware of any facts that would make the Information incomplete or misleading in any material respect.  We have, with your consent, assumed that the Proginet Forecasts that we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials.  We have not made any review of or sought or obtained advice of legal counsel regarding legal matters relating to the Company, and we understand that the Company has relied and will rely only on the advice of the Company’s legal counsel as to such matters.  Our services to the Company in connection with the Transaction have been comprised of (i) advising members of the Company’s management and Board of Directors regarding financial matters relevant to the Transaction, and (ii) rendering an opinion as to the fairness, from a financial point of view, to the holders of the Common Shares of the Company of the Per Share Price to be received by such holders.  The Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof.  It should be understood that, although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion (except upon the request of the Company in accordance with our engagement letter) and we expressly disclaim any responsibility to do so (except as provided in our engagement letter with the Company).

For purposes of rendering our Opinion, we have assumed in all respects material to our analysis that the representations and warranties of each party contained in the Agreement are true and correct as of the date of the Opinion, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied.  We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction to the holders of Proginet’s Common Shares.

In preparing the Opinion, America’s Growth Capital performed a variety of financial and comparative analyses that it considered reasonable and appropriate to the Transaction.  The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.  America’s Growth Capital arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.  Accordingly, America’s Growth Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, America’s Growth Capital considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Proginet’s control.  No company, transaction or business used in America’s Growth Capital’s analyses as a comparison is identical to Proginet or the Transaction, and an evaluation of the results of those analyses is not entirely mathematical.  Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.  The estimates contained in America’s Growth Capital’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses.  In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold.  Accordingly, the estimates used in, and the results derived from, America’s Growth Capital’s analyses are inherently subject to substantial uncertainty.

It is understood that this letter is intended exclusively for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and shall not be disclosed to any third party or circulated or referred to publicly without our prior written consent.  Reference to or reproduction of our opinion or reference to America’s Growth Capital included in any information statement or similar disclosure made to the stockholders of the Company, or any filing with the Securities and Exchange Commission, shall be permitted only by reference to the opinion and only if it is reproduced in full.  Any other references to us or to our opinion or advice must be approved by us in writing in advance (which approval will not be unreasonably withheld, conditioned or delayed).  This letter does not constitute a recommendation to any stockholder of the Company to take any action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address and should not be construed to address, the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction or alternative business strategies that may be available to the Company.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Price to be paid in the Transaction to the holders of the Common Shares of the Company is fair to such holders from a financial point of view.

Very truly yours,

/s/ America’s Growth Capital, LLC

America’s Growth Capital, LLC

ANNEX C

VOTING AGREEMENT

This Voting Agreement (“Agreement”) is made and entered into as of June 21, 2010, by and between TIBCO Software Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of the Proginet Corporation, a Delaware corporation (the “Company”).

RECITALS

A.           Parent, Perseus Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and the Company have entered into an Agreement and Plan of Merger dated as of June 21, 2010 (the “Merger Agreement”), which provides for the merger of Sub with and into the Company (the “Merger”), with the Company being the surviving corporation.  Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive cash as provided in the Merger Agreement.

B.           Stockholder is the holder of record or the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

C.           In consideration of the execution of the Merger Agreement by Parent, Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which Stockholder has voting power, so as to facilitate consummation of the transactions contemplated by the Merger Agreement.
NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Certain Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

1.1           “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement and (iii) such date and time of the written agreement of the parties hereto to terminate this Agreement.

1.2           “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

1.3           “Securities” shall mean: (i) all securities of the Company (including all shares of the Company Common Stock and all options, warrants, other securities and other rights to acquire shares of the Company Common Stock) Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of the Company Common Stock and all additional options, warrants, other securities and other rights to acquire shares of the Company Common Stock) of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.  Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.4           “Shares” shall mean (i) all shares of the Company Common Stock and all other securities of the Company Owned by Stockholder as of the date of this Agreement, and (ii) all additional shares of the Company Common Stock and all other securities of the Company of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date, including pursuant to the exercise of options, warrants or other right to acquire shares of the Company Common Stock.

1.5           “Transfer”  A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, tenders, pledges, encumbers, hypothecates, grants an option with respect to, transfers, assigns or otherwise disposes of such security or any interest therein (other than the exercise of an option, warrant or other right to acquire shares of the Company Common Stock), or (ii) enters into an agreement, arrangement, understanding or commitment, whether or not in writing, to effect any of the foregoing, or (iii) reduces such Person’s Ownership of such security.

2.           Transfer of Shares.

2.1           Restriction on Transfer of Securities.  Subject to Section 2.2, Stockholder shall not, during the term of this Agreement, directly or indirectly: (i) cause or permit any Transfer of any or all of the Securities; (ii) grant any proxies or powers of attorney with respect to any Securities not Transferred or deposit any Securities not Transferred into a voting trust or enter into a voting agreement with respect to any Securities not Transferred, other than as contemplated by this Agreement, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of impairing Stockholder from performing any of Stockholder’s obligations under this Agreement.  Stockholder further agrees with and covenants to Parent that Stockholder shall not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Securities, unless such Transfer is made in compliance with this Agreement.  Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

2.2           Permitted Transfers.  Section 2.1 shall not prohibit (i) a Transfer of shares of the Company Common Stock Owned by Stockholder(the “Common Stock”)  to any member of Stockholder’s immediate family or to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or upon the death of Stockholder, (ii) a Transfer of Common Stock in connection with or for the purpose of personal tax-planning, or (iii) a Transfer of Common Stock to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; provided that a Transfer referred to in this Section 2.2 shall be permitted only if, as a precondition to such transfer, the transferee of such Common Stock agrees to be bound by the terms and conditions of this Agreement.

3.           Agreement to Vote Shares.  The Stockholder hereby revokes any and all previous proxies granted by such stockholder with respect to the Shares.  Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares Owned by Stockholder:

3.1           in favor of the adoption of the Merger Agreement and any action required in furtherance thereof;

3.2           against any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

3.3           against any amendment to the certificate of incorporation or bylaws of the Company, except as contemplated by the Merger Agreement;

3.4           against any proposal that would result in a breach by the Company of the Merger Agreement;

3.5           against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of the Company as of the date of this Agreement;

3.6           in favor of any adjournment, for any reason, of a meeting of stockholders of the Company at which the Merger Agreement is submitted for approval; and

3.7           against any other action that is intended, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation any Acquisition Proposal (as defined in the Merger Agreement) or any agreement or transaction providing for a transaction contemplated by any Acquisition Proposal.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4.           Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

5.           Representations, Warranties and Covenants of Stockholder.

5.1           Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date, (i) Stockholder is and will be the beneficial owner of (a) the shares of the Company Common Stock, with full power to vote or direct the voting of such Shares Owned as of the date hereof, and (b) the options, warrants and other rights to purchase shares of the Company Common Stock, all as set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares acquired upon exercise thereof; (ii) such Securities are free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof and except for applicable restrictions on transfer under applicable securities laws or under this Agreement and except for applicable community property laws and any other encumbrance or restriction that would not preclude Stockholder from complying with the terms hereof); (iii) Stockholder does not Own any securities of the Company other than the shares of the Company Common Stock, and options, warrants and other rights to purchase shares of the Company Common Stock, set forth on the signature page of this Agreement; (iv) with respect to the Shares and the Securities, as applicable, Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (unless such Shares are otherwise Transferred in accordance with this Agreement) and to perform Stockholder’s obligations hereunder and thereunder; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which such Securities are subject, including, without limitation, any voting agreement or voting trust; and (vi) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2           Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other the Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof; provided, that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director or officer of the Company.

5.3           Stockholder (in Stockholder’s capacity as such) hereby agrees that Stockholder shall not, and shall cause its agents, representatives and advisors (collectively, its “Representatives”) to not, directly or indirectly, (i) solicit, initiate, propose, induce or facilitate or encourage the making, submission or announcement of, or take actions that could reasonably be expected to encourage, facilitate or assist, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case if it is reasonably likely to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal or which may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, (v) grant any waiver, amendment or release under any standstill or confidentiality agreement (other than in connection with an inquiry or Acquisition Proposal made to the Company or its Representative by a third party that has not publicly disclosed the taking of such action or the making of such proposal), (vi) enter into any letter of intent, memorandum of understanding or other Contract contemplating an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), or (vii) take any other action reasonably likely or intended to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

6.           Additional Documents.  Stockholder and Parent hereby covenant and agree, from the date hereof to the Expiration Date, to execute and deliver any additional documents reasonably necessary or desirable, in the reasonable opinion of Parent upon advice of its counsel, to carry out the purpose and intent of this Agreement.

7.           Legending of Shares.  If so requested by Parent, Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy, provided that the Company shall remove such legend upon the Expiration Date.

8.           Termination.  This Agreement shall terminate automatically and be of no further force or effect as of the Expiration Date.

9.           Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall affect, limit, prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, or from taking any action with respect to an Acquisition Proposal or any other action permitted by the Merger Agreement, in either case as an officer or director of the Company.

10.          Disclosure. Unless required by applicable law, Stockholder shall not and shall cause its Representatives not to make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.  The Stockholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.  Stockholder agrees to notify as promptly as practicable Parent of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

11.          Miscellaneous.

11.1           Waiver.  No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto.  The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

11.2           Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.3           Binding Effect; Assignment.  Except as provided or required herein, neither party may assign or delegate, in whole or in part, by operation of law or otherwise, either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other party, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.4           Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.  A copy of such written agreement shall be provided to the Company promptly following execution thereof.

11.5        Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.  The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

11.6        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within Newcastle County in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.8 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

11.7        Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

11.8        Notices.  All notices and other communications pursuant to this Agreement shall be deemed given or made as follows (i) on the date of delivery, delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt, if sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to Parent, to:
TIBCO Software286 Inc.
3303 Hillview Avenue
Palo Alto, CA 94304
Attention: General Counsel
Facsimile: (650) 846-1202

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: Larry W. Sonsini
Facsimile: (650) 493-6811

Wilson Sonsini Goodrich & Rosati
Professional Corporation
1301 Avenue of the Americas, 40th Floor
New York, NY 10017-6022|
Attention: Selim Day, Esq.
Facsimile: (212) 999-5899

(b)	if to Stockholder, to the address for notice set forth on the last page hereof,

with a copy (which shall not constitute notice) to:

[Insert stockholder counsel]
Attention:
Facsimile:

and a copy to the Company (which shall not constitute notice) to:

Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530
Attention: Sandy Weil
Facsimile: (516) 535-3601

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

11.9        Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile or .pdf signature and upon such delivery such signatures will be deemed to have the same effect as if the original signature had been delivered to the other party.

11.10      Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

TIBCO SOFTWARE INC.

By:

Name:

Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

STOCKHOLDER:

(Print Stockholder Name)

By:
(Signature)

Name:
(Print Name)

Title:

Telephone

Facsimile No.

Shares Owned:

shares of the Company Common Stock

shares of the Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights

Address:

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder of the Proginet Corporation, a Delaware corporation (“the Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of TIBCO Software Inc., a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to (i) all shares of the Company Common Stock and all other securities of the Company Owned by Stockholder as of the date of this Agreement, and (ii) all additional shares of the Company Common Stock and all other securities of the Company of which Stockholder acquires beneficial Ownership during the period commencing with the execution and delivery of this Proxy, including pursuant to the exercise of options, warrants or other right to acquire shares of the Company Common Stock, until the Expiration Date (as defined below) (collectively, the “Shares”) in accordance with the terms of this Proxy.  Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy.  Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Perseus Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”) and the Company, which provides for the merger of Sub with and into the Company (the “Merger”), with the Company being the surviving corporation.  This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.  As used herein, the term “Expiration Date” shall have the same meaning ascribed to it in the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:  (i) in favor of the adoption of the Merger Agreement and any action required in furtherance thereof; (ii) against any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; (iii)  against any amendment to the certificate of incorporation or bylaws of the Company, except as contemplated by the Merger Agreement; (iv) against any proposal that would result in a breach by the Company of the Merger Agreement; (v) against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of the Company as of the date of this Agreement; (vi) in favor of any adjournment, for any reason, of a meeting of stockholders of the Company at which the Merger Agreement is submitted for approval; and (vii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, expect to frustrate, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation any Acquisition Proposal (as defined in the Merger Agreement) or any agreement or transaction providing for a transaction contemplated by any Acquisition Proposal.

The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above.  The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[Remainder of Page Intentionally Left Blank]

Dated:  ___________, 2010

Signature of Stockholder:

Print Name of Stockholder:

_______

Shares beneficially owned:

_______ shares of the Company Common Stock
_______ shares of the Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights

ANNEX D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY **PROGINET CORPORATION** PROXY

SPECIAL MEETING OF STOCKHOLDERS - SEPTEMBER 14, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Proginet Corporation, a Delaware corporation, which we refer to as the Company, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Company's Special Meeting of Stockholders to be held on Tuesday, September 14, 2010, starting at 3:30 p.m. Eastern Time, which we refer to as the Special Meeting. The Special Meeting will be held at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th floor, New York, NY 10174. The undersigned stockholder(s) of the Company hereby appoint(s) Sandison E. Weil and Joe Christel, or any of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting, or at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card and with discretionary authority on all other matters that may properly come before the Special Meeting, as more fully described in the proxy statement received by the undersigned stockholder. Any prior proxy is hereby revoked by the undersigned.

(Continued and to be marked, signed and dated on the reverse side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

PROGINET CORPORATION

September 14, 2010

Please mark, sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030030000000001000 0 091410

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

These items of business are more fully described in the proxy statement. The record date for the Special Meeting is July 30, 2010. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.